   Prospectus supplement dated November 17, 1999 (to prospectus dated
                                 June 16, 1999)

                                  $374,816,000
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                   DEPOSITOR
                            HOME LOAN TRUST 1999-HI8
                                     ISSUER
                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER
                    HOME LOAN-BACKED NOTES, SERIES 1999-HI8

OFFERED NOTES       The trust will issue nine classes of notes backed by two
                    pools of
                    closed-end, primarily second lien fixed rate home loans with high
                    combined loan-to-value ratios.

CREDIT ENHANCEMENT  Credit enhancement for the notes consists of:
                    excess interest and overcollateralization; and a guaranty insurance policy issued by Ambac Assurance
                    Corporation.

                                     [AMBAC LOGO]

                                                                                                                 PROCEEDS TO
                                                                                                                  DEPOSITOR
                                                                  NOTE             PRICE TO      UNDERWRITING      BEFORE
                                                                BALANCE             PUBLIC         DISCOUNT       EXPENSES
                                                                -------             ------         --------       --------
Class A-I-1 Notes...........................................  $ 57,070,000        100.00000%       0.1000%        99.90000%
Class A-I-2 Notes...........................................  $ 42,950,000         99.98528%       0.1500%        99.83528%
Class A-I-3 Notes...........................................  $ 35,300,000         99.97499%       0.2000%        99.77499%
Class A-I-4 Notes...........................................  $ 30,940,000         99.97532%       0.2400%        99.73532%
Class A-I-5 Notes...........................................  $ 23,700,000         99.98524%       0.3000%        99.68524%
Class A-I-6 Notes...........................................  $ 58,080,000         99.95740%       0.4000%        99.55740%
Class A-I-7 Notes...........................................  $ 58,162,000         99.94520%       0.6000%        99.34520%
Class A-II Notes............................................  $ 18,614,000         99.99735%       0.3000%        99.69735%
                                                              ------------      ---------------  ------------  ---------------
Total of above classes......................................  $324,816,000      $324,732,606.99  $974,585.00   $323,758,021.99

Class A-I-8 Notes...........................................  $ 50,000,000         variable        variable       variable
                                                              ------------

Total Class A Notes.........................................  $374,816,000
                                                              ------------
                                                              ------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Bear, Stearns & Co. Inc. and PaineWebber Incorporated will offer the notes, other than Class A-I-8 Notes, to the public. These notes will be offered at the prices shown above plus any accrued interest, except in the case of the Class A-I-1 Notes.

     Residential Funding Securities Corporation will offer the Class A-I-8 Notes to the public, on a best efforts basis, at varying prices to be determined at the time of sale. See 'Method of Distribution' in this prospectus supplement.

BEAR, STEARNS & CO. INC.              RESIDENTIAL FUNDING SECURITIES CORPORATION
                            PAINEWEBBER INCORPORATED
                                  UNDERWRITERS

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate documents that provide progressively more detail:

      the prospectus, which provides general information, some of which may not apply to your series of notes; and

      this prospectus supplement, which describes the specific terms of your series of notes.

IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The Depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its phone number is (612) 832-7000.

                               TABLE OF CONTENTS

                               PAGE
                               ----
Summary......................   S-3
Risk Factors.................   S-8
Introduction.................  S-13
Description of the Home Loan
   Pool......................  S-13
      General................  S-13
      Payments on the Simple
         Interest Home
         Loans...............  S-14
      Balloon Home Loans.....  S-14
      Home Loan Pool
         Characteristics.....  S-14
      Credit Scores..........  S-26
      Underwriting
         Standards...........  S-27
      Representations and
         Warranties..........  S-27
      Additional
         Information.........  S-28
The Issuer...................  S-28
The Owner Trustee............  S-28
The Indenture Trustee........  S-28
The Credit Enhancer..........  S-28
Year 2000 Considerations.....  S-30
      Overview of the Year
         2000 Issue..........  S-30
      Overview of Residential
         Funding
         Corporation's Y2K
         Project.............  S-30
      Y2K Project Status.....  S-31
      Risks related to Y2K...  S-32
Description of the
   Securities................  S-33
      General................  S-33

                               PAGE
                               ----
      Book-Entry Notes.......  S-33
      Glossary of Terms......  S-35
      Payments...............  S-37
      Interest Payments on
         the Notes...........  S-38
      Determination of
         LIBOR...............  S-38
      Principal Payments on
         the Notes...........  S-39
      Allocation of Payments
         on the Home Loans...  S-39
      The Paying Agent.......  S-40
      Maturity and Optional
         Redemption..........  S-40
Description of the Policy....  S-40
Certain Yield and Prepayment
   Considerations............  S-41
Description of the Home Loan
   Purchase Agreement........  S-49
Description of the Servicing
   Agreement.................  S-50
Description of the Trust
   Agreement and Indenture...  S-54
Material Federal Income Tax
   Consequences..............  S-56
ERISA Considerations.........  S-56
Legal Investment.............  S-57
Method of Distribution.......  S-57
Experts......................  S-59
Legal Matters................  S-59
Ratings......................  S-59
ANNEX I......................   I-1

                                    SUMMARY

     The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the accompanying prospectus.

Issuer or Trust...........................  Home Loan Trust 1999-HI8.

Title of the offered securities...........  Home Loan-Backed Notes, Series 1999-HI8.

Depositor.................................  Residential Funding Mortgage Securities II,
                                            Inc., an affiliate of Residential Funding
                                            Corporation.

Master servicer...........................  Residential Funding Corporation.

Owner trustee.............................  Wilmington Trust Company.

Indenture trustee.........................  The Chase Manhattan Bank.

Credit enhancer...........................  Ambac Assurance Corporation.

Home loan pool............................  10,609 fixed rate home loans with an aggregate principal balance of approximately
                                            $374,816,396 as of the close of business on
                                            the day prior to the cut-off date, secured
                                            primarily by second liens on one-to
                                            four-family residential properties.

Cut-off date..............................  November 1, 1999.

Closing date..............................  On or about November 24, 1999.

Payment dates.............................  Beginning in December 1999 on the 25th of each month or, if the 25th is not a business day,
                                            on the next business day.

Form of notes.............................  Book-entry.

                                            See 'Description of the
                                            Securities -- Book-Entry Notes' in this
                                            prospectus supplement.

Minimum denominations.....................  $25,000.

Legal investment..........................  The notes will not be 'mortgage related securities' for purposes of the Secondary
                                            Mortgage Market Enhancement Act of 1984.

                                            See 'Legal Investment' in this prospectus
                                            supplement and the prospectus.

                                     NOTES

---------------------------------------------------------------------------------------
                                     INITIAL
                       INITIAL        RATING
           NOTE          NOTE       (MOODY'S/     FINAL SCHEDULED
CLASS      RATE        BALANCE         S&P)        PAYMENT DATE         DESIGNATIONS
---------------------------------------------------------------------------------------
A-I-1   Adjustable   $ 57,070,000    Aaa/AAA       June 25, 2007     Senior/Adjustable
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-2      7.03%     $ 42,950,000    Aaa/AAA       July 25, 2010        Senior/Fixed
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-3      7.19%     $ 35,300,000    Aaa/AAA       June 25, 2012        Senior/Fixed
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-4      7.35%     $ 30,940,000    Aaa/AAA     November 25, 2013      Senior/Fixed
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-5      7.49%     $ 23,700,000    Aaa/AAA    September 25, 2014      Senior/Fixed
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-6      7.67%     $ 58,080,000    Aaa/AAA     January 25, 2020       Senior/Fixed
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-7      7.97%     $ 58,162,000    Aaa/AAA     November 25, 2029      Senior/Fixed
                                                                      Rate/Sequential
---------------------------------------------------------------------------------------
A-I-8      7.65%     $ 50,000,000    Aaa/AAA     November 25, 2029      Senior/Fixed
                                                                         Rate/Pass-
                                                                          Through
---------------------------------------------------------------------------------------
Total Class A-I
   Notes:            $356,202,000
---------------------------------------------------------------------------------------
 A-II      7.67%     $ 18,614,000    Aaa/AAA     November 25, 2029      Senior/Fixed
                                                                         Rate/Pass-
                                                                          Through
---------------------------------------------------------------------------------------
Total Class A-II     $ 18,614,000
   Notes:
---------------------------------------------------------------------------------------
Total Class A Notes: $374,816,000
---------------------------------------------------------------------------------------
Total Notes:         $374,816,000
---------------------------------------------------------------------------------------

OTHER INFORMATION:

CLASS A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

LIBOR plus 0.20%; and

11.00% per annum.

CLASS A-I-7, CLASS A-I-8 AND CLASS A-II NOTES:

The note rate on the Class A-I-7, Class A-I-8 and Class A-II Notes will increase by 0.50% per annum on the first payment date after the first possible optional termination date.

THE TRUST

The depositor will establish Home Loan Trust 1999-HI8, a Delaware business trust, to issue the Home Loan Backed Notes, Series 1999-HI8. The assets of the trust will consist of the home loans and related assets.

THE HOME LOAN POOL

The home loans to be deposited in the trust consist of two groups, group I and group II, of which 99.92% and 100.00%, respectively, are secured by second mortgages or deeds of trust. The remainder of the home loans are secured by first mortgages or deeds of trust.

The group I loans have the following aggregate characteristics as of the cut-off date:

                                              WEIGHTED
                              RANGE           AVERAGE
                              -----           --------
Principal balance         $1,673 to $86,000    $34,707
Loan rate                   8.68% to 18.13%   13.8034%
Original term to
  maturity (months)               60 to 300        231
Remaining term to
  stated maturity
  (months)                        56 to 300        230
Combined loan-to-
  value ratio                   27% to 125%    114.97%

Principal balance is an average.

The group II loans have the following aggregate characteristics as of the cut-off date:

                                              WEIGHTED
                              RANGE           AVERAGE
                              -----           --------
Principal balance       $20,000 to $100,000    $53,799
Loan rate                   8.95% to 17.99%   13.2949%
Original term to
  maturity (months)              120 to 300        245
Remaining term to
  stated maturity
  (months)                       118 to 300        244
Combined loan-to-
  value ratio                   66% to 125%    113.40%

Principal balance is an average.

See 'Description of the Home Loan Pool' in this prospectus supplement.

THE CERTIFICATES

The trust will also issue Home Loan-Backed Certificates, Series 1999-HI8, which are not offered by this prospectus supplement.

PAYMENTS ON THE NOTES

Amount available for monthly distribution. On each monthly payment date, the indenture trustee will make distributions to investors. The amounts available for distribution will include:

collections of monthly payments of principal and interest on the home loans, including prepayments and other unscheduled collections plus

amounts from any draws on the policy, or any payments under the limited reimbursement agreement,

                                      minus

fees and expenses of the trust.

See 'Description of the Servicing Agreement -- Principal and Interest Collections' in this prospectus supplement.

Payments. Payments to noteholders will be made from amounts available for distribution as follows:

Distribution of interest to the notes

Distribution of principal to the notes

Distribution of principal to the notes to cover specified losses

Payment to the credit enhancer of its premium for the policy

Reimbursement to the credit enhancer for specified prior draws made on the policy

Distribution of additional principal to the notes if the level of overcollateralization is below what is required

Payment to the credit enhancer for any other amounts owed

Distribution of any remaining funds to the certificates

Each of the Class A-I Notes and Class A-II Notes represents rights to receive principal primarily from its respective loan group. Principal payments on the notes will be as described under 'Description of the Securities -- Principal Payments on the Notes' in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the notes at the applicable note rate, any unpaid losses allocated to the notes and amounts due on the notes on the payment date in November, 2029.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the notes consists of:

EXCESS INTEREST. Because the mortgagors are required to pay more interest on the home loans than is necessary to pay the interest on the notes and fees and expenses of the trust each month, there may be excess interest. Some of this excess interest may be used to protect the notes against most types of losses by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. Excess interest that is not needed to cover losses in the current period will be used to make additional principal payments on the notes as described in this prospectus supplement, until the aggregate principal balance of the home loans exceeds the aggregate principal amount of notes by a specified amount. This excess will represent overcollateralization, which may absorb some losses on the home loans, if they are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as additional principal in order to maintain the required level of overcollateralization.

POLICY. On the closing date, the credit enhancer will issue the guaranty insurance policy in favor of the indenture trustee. The policy will unconditionally and irrevocably guarantee interest on the notes at the applicable note rate, will cover all losses allocated to the notes not covered by excess interest or overcollateralization and will guarantee amounts due on the notes on the payment date in November, 2029. Some payments that are covered by the policy may be paid directly to the indenture trustee from a limited reimbursement agreement in favor of the credit enhancer, instead of by a draw under the policy.

OPTIONAL TERMINATION

On any payment date on which the principal balance of the home loans, after applying payments received in the related collection period, is less than 10% of the principal balance as of the cut-off date, the master servicer will have the option to purchase some or all of the remaining home loans.

Under an optional purchase of the home loans, a dollar amount of the notes equal to the amount of home loans purchased will be paid in full with accrued interest.

RATINGS

When issued, the notes will receive ratings not lower than those listed on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and the assigning rating agency may change or withdraw the rating at any time. The ratings also do not address the rate of principal prepayments on the home loans.

The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

LEGAL INVESTMENT

The notes will not be 'mortgage related securities' for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA CONSIDERATIONS

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. ERISA plans should consult with their legal advisors before investing in the notes.

See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the notes will be treated as debt. The trust will not be subject to tax.

See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

     The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

RISKS ASSOCIATED WITH THE HOME LOANS

The return on your notes     Approximately 99.92% of the group I loans and all of the group II loans may be reduced by losses on  respectively are secured by second liens, rather than first liens. In the
the home loans, which are    case of second liens, proceeds from liquidation of the mortgaged property
more likely because they     will be available to satisfy the home loans only if the claims of any
are junior liens.            senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the master servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is 114.89%, and approximately 90.9%
                             of the home loans will have combined loan-to-value ratios in excess of
                             100.00%.
Delays in payment on your    The Master Servicer is not obligated to advance scheduled monthly
notes may result because     payments of principal and interest on home loans that are delinquent or
the master servicer is not   in default. The rate of delinquency and default of second mortgage loans
required to advance.         may be greater than that of mortgage loans secured by first liens on comparable properties.
The return on your notes     Mortgage loans similar to those included in the home loan pool have been
may be reduced in an         originated for a limited period of time. During this time, economic
economic downturn.           conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

Origination disclosure       62.9% and 44.8% of the group I loans and group II loans, respectively,
practices for the home       are subject to special rules, disclosure requirements and other
loans could create           regulatory provisions because they are high cost loans. Purchasers or liabilities that may affect  assignees of these high cost loans, including the trust, could be exposed
your notes.                  to all claims and defenses that the mortgagors could assert against the originators of the home loans. Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See 'Certain Legal Aspects of the
                             Trust Assets and Related Matters' in the prospectus.
Your notes may be adversely  In October 1997, a bankruptcy review commission recommended that Congress
affected by changes in       amend the Bankruptcy Code by treating a claim secured by a junior
bankruptcy laws.             security interest in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made. Additionally, the commission recommended that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. Congress adjourned in 1998 without passing any legislation addressing these issues. However,
                             Congress continues to consider bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the home loans. Any changes to the Bankruptcy Code could have a negative effect on the enforcement of the home loans.
The underwriting standards   The underwriting standards under which the home loans were underwritten for the home loans are more  are analogous to credit lending, rather than mortgage lending, since sensitive to risks relating  underwriting decisions were based primarily on the borrower's credit
to borrower credit-          history and capacity to repay rather than on the value of the collateral.
worthiness and less          The underwriting standards allow loans to be approved with combined sensitive to risks relating  loan-to-value ratios of up to 125%. See 'Description of the Home Loan
to collateral value          Pool -- Underwriting Standards' in this prospectus supplement. Because of
compared to first lien       the relatively high combined loan-to-value ratios of the home loans and
loans.                       the fact that the home loans are secured by junior liens, losses on the home loans will likely be higher than on first lien mortgage loans.
The return on your notes     The concentration of the related mortgaged properties in one or more
may be particularly          geographic regions may increase the risk of loss to the notes.
sensitive to changes in      Approximately 11.4% and 36.0% of the cut-off date principal balance of
real estate markets in       the group I loans and group II loans, respectively, are located in
specific regions.            California. If the regional economy or housing market weakens in
                             California, or in any other region having a significant concentration of the properties underlying the home loans,

                             the home loans related to properties in that region may experience increased rates of delinquency, which may result in losses on the home loans. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.
Debt incurred by the         With respect to home loans which were used for debt consolidation, there
borrowers in addition to     can be no assurance that the borrower will not incur further debt in
the home loans could         addition to the home loan. This additional debt could impair the ability
increase your risk.          of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home loans.
Servicing Practices
Loss mitigation practices    The master servicer may use a wide variety of practices to limit losses
or the release of a lien     on defaulted home loans, including writing off part of the debt, reducing
may increase your risk.      future payments, and deferring the collection of past due payments. The servicing agreement also permits the master servicer to release the lien on a limited number of mortgaged properties. See 'Description of the
                             Servicing Agreement -- Release of Lien; Refinancing of Senior Lien' and
                             ' -- Collection and Liquidation Practices; Loss Mitigation' in this prospectus supplement.
Limited Obligations
Payments on the home loans,  Credit enhancement for the notes includes excess interest,
together with the guaranty   overcollateralization and the guaranty insurance policy. None of the
insurance policy, are the    depositor, the master servicer or any of their affiliates will have any
sole source of payments on   obligation to replace this credit enhancement, or to take any other
your notes.                  action to maintain any rating of the notes. If any losses are incurred on the home loans that are not covered by this credit enhancement, the holders of the notes will bear the risk of these losses.
Liquidity Risks
You may have to hold your    A secondary market for your notes may not develop. Even if a secondary
notes to maturity if their   market does develop, it may not continue, or it may be illiquid.
marketability is limited.    Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your notes.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity on     The yield to maturity of your notes will depend on a variety of factors,
your notes will vary         including:
depending on the rate of     the rate and timing of principal payments on the related home loans,
prepayments.                  including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;
                             the note rate on your note; and
                             the purchase price you paid for your note.

                             The rates of prepayments and defaults are two of the most important and least predictable of these features.

                             In general, if you purchase a note at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated.
                             Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

                             The Class A-I Notes will receive principal payments primarily from the group I loans. The Class A-II Notes will receive principal payments primarily from the group II loans. Therefore, the yields on the Class A-I
                             Notes and Class A-II Notes will be sensitive to the rate and timing of principal payments on the home loans primarily in their respective loan groups.

The rate of prepayments on   Since mortgagors can generally prepay their home loans at any time, the
the home loans will vary     rate and timing of principal payments on the notes are highly uncertain.
depending on future market   Generally, when market interest rates increase, mortgagors are less
conditions, and other        likely to prepay their home loans. This could result in a slower return
factors.                     of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.

                             Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans.

                             55.2% and 61.6% of the group I loans and group II loans, respectively, provide for payment of a prepayment charge during a specific period.
                             Prepayment charges may reduce the rate of prepayment on the home loans until the end of the related prepayment charge period. See 'Description of the Home Loan Pool -- Home Loan Pool Characteristics' in this prospectus supplement and 'Maturity and Prepayment Considerations' in the
                             prospectus.

                                  INTRODUCTION

     The trust will be formed under an amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $374,816,000 aggregate principal amount of Home Loan-Backed Notes, Series 1999-HI8. These notes will be issued under an indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue one class of Home Loan-Backed Certificates, Series 1999-HI8. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement. On the closing date, the depositor will transfer to the issuer a pool of home loans secured by one- to four-family residential properties.

     You can find definitions for capitalized terms used in this prospectus supplement under the caption 'Glossary' beginning on page 80 in the prospectus or on page S-35 under the caption 'Description of the Securities -- Glossary of Terms' in this prospectus supplement.

                       DESCRIPTION OF THE HOME LOAN POOL

GENERAL

     The home loan pool will consist of home loans with an aggregate unpaid principal balance of approximately $374,816,396 as of the close of business on the business day prior to the cut-off date. 99.92% of the home loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The home loans will consist of conventional, closed-end, fixed-rate, fully-amortizing and balloon payment home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to 0.33%, 3.47%, 43.31%, 14.44% and 38.26% of the home loans, respectively, from the date of origination or modification. The proceeds of the home loans generally were used by the related borrowers for:

      debt consolidation,

      home improvement,

      the partial refinancing of the related mortgaged property,

      to provide a limited amount of cash to the borrower, or

      a combination of any of the above.

The mortgagor for each home loan represented at the time of origination that the related mortgaged property would be owner-occupied as a primary home. As to home loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the home loans described in this prospectus supplement are approximate percentages determined by cut-off date balance, unless otherwise indicated.

     The home loans were acquired by Residential Funding Corporation, as seller, under its home equity 125 loan program from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of 5.7% of the home loans which were purchased by the seller through its affiliate HomeComings Financial Network, Inc. No unaffiliated seller sold more than 18.3% of the home loans to Residential Funding Corporation. 99.7% and 0.3% of the home loans will be subserviced by GMAC Mortgage Corporation, an affiliate of the depositor and the master servicer, and Master Financial, Inc., a California corporation, respectively. See ' -- The Initial Subservicers' in this prospectus supplement.

     The home loans were underwritten as described under ' -- Underwriting Standards.'

     The seller will make representations and warranties regarding the home loans sold by it as of the date of issuance of the notes. Further, the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its representations and warranties relating to that home loan occurs if the breach materially adversely affects the interests of the securityholders or the credit enhancer in the home loan. See 'Description of the Home Loan Purchase Agreement' in this prospectus supplement and 'Trust Asset Program -- Qualifications of Sellers' and ' -- Representations Relating to the Trust Assets' and 'Description of the Notes -- Review of Trust Assets' in the prospectus.

     As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive will be zero.

PAYMENTS ON THE SIMPLE INTEREST HOME LOANS

     3.3% and 0.8% of Group I Loans and Group II Loans, respectively, provide for simple interest payments and are referred to as the simple interest home loans. These loans require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home loan. As payments are received on the home loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

     Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Alternatively, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home loan will amortize in the manner described in the beginning of this paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the home loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home loan.

     96.7% and 99.2% of the Group I Loans and Group II Loans, respectively, are actuarial home loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON HOME LOANS

     0.2% of the Group I Loans are balloon home loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related mortgagor to refinance the mortgage loan or sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer, the indenture trustee or the owner trustee is obligated to refinance any balloon home loan. The policy issued by the credit enhancer will provide coverage on any losses allocable to the notes incurred upon liquidation of a balloon loan arising out of or in connection with the failure of a mortgagor to make its balloon payment.

HOME LOAN POOL CHARACTERISTICS

     The Group I Loans have the following characteristics:

      The Group I Loans will bear interest at the loan rate stated in the related mortgage note which will be at least 8.68% per annum but no more than 18.13% per annum, with a weighted average loan rate of approximately 13.8034% per annum as of the cut-off date.

      None of the Group I Loans were originated prior to August 1997 or will have a maturity date later than November 2024.

      No Group I Loan will have a remaining term to stated maturity as of the cut-off date of less than 56 months.

      The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 231 months.

      The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 230 months.

      0.3% of the Group I Loans will have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of approximately 59 months.

      3.5% of the Group I Loans will have original terms to maturity of approximately ten years, with a weighted average remaining term to stated maturity of approximately 118 months.

      43.9% of the Group I Loans will have original terms of maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of approximately 179 months.

      14.2% of the Group I Loans will have original terms of maturity of approximately twenty years, with a weighted average remaining term to stated maturity of approximately 239 months.

      37.9% of the Group I Loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of approximately 299 months.

      The Group I Loans have principal and interest payable monthly on each due date specified in the mortgage note.

      90.8% of the Group I Loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

      0.2% of the Group I Loans are balloon loans, which have original terms to maturity of approximately 15 years based on a 30 year amortization schedule, with a weighted average remaining term to stated maturity of 179 months.

     Below is a description of some additional characteristics of the Group I Loans which are given as of the cut-off date unless otherwise indicated. All percentages of the Group I Loans are approximate percentages unless otherwise indicated by the cut-off date balance. A percentage of 0.00% represents less than 0.01% of the cut-off date balance. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date and are rounded to the nearest dollar.

                        LOAN RATES OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF LOAN RATES (%)                               HOME LOANS     BALANCE          BALANCE
-----------------------                               ----------     -------          -------
 8.501 to  9.000....................................         5     $    133,692         0.04%
 9.001 to  9.500....................................        32          743,425         0.21
 9.501 to 10.000....................................        86        2,080,435         0.58
10.001 to 10.500....................................       141        3,596,377         1.01
10.501 to 11.000....................................       235        6,139,082         1.72
11.001 to 11.500....................................       145        4,388,154         1.23
11.501 to 12.000....................................       529       20,027,645         5.62
12.001 to 12.500....................................       586       20,957,225         5.88
12.501 to 13.000....................................     1,811       68,087,865        19.11
13.001 to 13.500....................................     1,272       46,814,705        13.14
13.501 to 14.000....................................     1,726       62,171,697        17.45
14.001 to 14.500....................................       797       28,454,133         7.99
14.501 to 15.000....................................     1,177       39,905,251        11.20
15.001 to 15.500....................................       219        7,411,645         2.08
15.501 to 16.000....................................       238        7,624,839         2.14
16.001 to 16.500....................................       191        6,013,011         1.69
16.501 to 17.000....................................       642       19,058,307         5.35
17.001 to 17.500....................................       334        9,786,601         2.75
17.501 to 18.000....................................        96        2,785,991         0.78
18.001 to 18.500....................................         1           22,000         0.01
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The weighted average loan rate of the Group I Loans will be approximately 13.8034% per annum.

                 ORIGINAL GROUP I LOAN STATED PRINCIPAL BALANCE

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF ORIGINAL STATED PRINCIPAL BALANCES           HOME LOANS     BALANCE          BALANCE
-------------------------------------------           ----------     -------          -------
$     0.01 to $ 25,000.00...........................     2,112     $ 43,764,789        12.29%
$25,000.01 to $ 50,000.00...........................     7,265      258,599,899        72.60
$50,000.01 to $ 75,000.00...........................       882       53,507,392        15.02
$75,000.01 to $100,000.00...........................         4          330,000          .09
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The average cut-off date balance of the Group I Loans will be approximately $34,707 per annum.

               ORIGINAL COMBINED LTV RATIOS OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF COMBINED LTV RATIOS (%)                      HOME LOANS     BALANCE          BALANCE
--------------------------------                      ----------     -------          -------
 20.01 -  30.00.....................................         1     $     14,911         0.00%
 30.01 -  40.00.....................................         1           10,000         0.00
 40.01 -  50.00.....................................         4           82,867         0.02
 50.01 -  60.00.....................................        12          301,042         0.08
 60.01 -  70.00.....................................        37          923,656         0.26
 70.01 -  75.00.....................................        49        1,299,215         0.36
 75.01 -  80.00.....................................       330        8,708,269         2.44
 80.01 -  85.00.....................................        52        1,405,040         0.39
 85.01 -  90.00.....................................       162        4,135,277         1.16
 90.01 -  95.00.....................................       212        5,601,019         1.57
 95.01 - 100.00.....................................       355       10,361,466         2.91
100.01 - 105.00.....................................       570       18,194,830         5.11
105.01 - 110.00.....................................     1,114       36,347,699        10.20
110.01 - 115.00.....................................     1,670       57,069,687        16.02
115.01 - 120.00.....................................     1,974       71,630,396        20.11
120.01 - 125.00.....................................     3,720      140,116,705        39.34
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The weighted average combined LTV ratio, or loan-to-value ratio in the case of the Group I Loans secured by first liens on the related mortgaged properties, at origination of the Group I Loans will be approximately 114.97%.

                       JUNIOR RATIOS OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF JUNIOR RATIOS (%)                            HOME LOANS     BALANCE          BALANCE
--------------------------                            ----------     -------          -------
 5.01 -  10.00......................................        51     $    768,442         0.22%
10.01 -  15.00......................................       483       10,105,548         2.84
15.01 -  20.00......................................     1,566       42,781,716        12.02
20.01 -  25.00......................................     2,451       78,923,011        22.18
25.01 -  30.00......................................     2,134       77,403,564        21.75
30.01 -  40.00......................................     2,625      104,508,063        29.36
40.01 -  50.00......................................       748       32,546,620         9.14
50.01 -  60.00......................................       146        6,515,008         1.83
60.01 -  70.00......................................        38        1,750,559         0.49
70.01 -  80.00......................................         9          370,226         0.10
80.01 -  90.00......................................         3          157,207         0.04
90.01 - 100.00......................................         2           78,471         0.02
                                                        ------     ------------       ------
     Total..........................................    10,256     $355,908,435       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The preceding table excludes Group I Loans secured by first liens. A junior ratio is the ratio of the original amount of a Group I Loan secured by a second lien to the sum of (1) the original amount of the Group I Loan and (2) the unpaid principal balance of any senior lien balance at the time of the origination of the Group I Loans.

     The weighted average junior ratio of the Group I Loans by original loan balance will be approximately 29.05%.

             REMAINING TERM TO STATED MATURITY OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF MONTHS REMAINING TO STATED MATURITY          HOME LOANS     BALANCE          BALANCE
--------------------------------------------          ----------     -------          -------
 01 - 096...........................................        65     $  1,426,463         0.40%
109 - 120...........................................       449       12,412,889         3.48
121 - 144...........................................         3          139,445         0.04
145 - 156...........................................         1           48,761         0.01
157 - 168...........................................        12          422,191         0.12
169 - 180...........................................     4,843      156,374,379        43.90
181 - 288...........................................     1,379       50,746,560        14.25
289 - 300...........................................     3,511      134,631,392        37.80
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The weighted average remaining term to stated maturity of the Group I Loans will be approximately 230 months.

                    YEAR OF ORIGINATION OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
YEAR OF ORIGINATION                                   HOME LOANS     BALANCE          BALANCE
-------------------                                   ----------     -------          -------
1997................................................         1     $     22,152         0.01%
1998................................................        17          638,131         0.18
1999................................................    10,245      355,541,796        99.81
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
STATE                                                 HOME LOANS     BALANCE          BALANCE
-----                                                 ----------     -------          -------
California..........................................     1,083     $ 40,515,850        11.37%
Maryland............................................       598       21,619,883         6.07
Virginia............................................       570       20,000,478         5.61
Florida.............................................       604       19,947,679         5.60
Pennsylvania........................................       521       17,557,716         4.93
Georgia.............................................       426       14,396,027         4.04
Ohio................................................       417       14,308,088         4.02
Illinois............................................       406       14,130,644         3.97
Arizona.............................................       338       11,481,398         3.22
North Carolina......................................       329       11,369,065         3.19
Colorado............................................       297       11,022,177         3.09
New York............................................       317       10,790,578         3.03
Indiana.............................................       321       10,523,841         2.95
Missouri............................................       323       10,319,780         2.90
Michigan............................................       285        9,576,368         2.69
Washington..........................................       236        8,786,274         2.47
Other...............................................     3,192      109,856,232        30.84
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The reference to 'Other' in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than 2% of the Group I Loans.

                 MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
PROPERTY TYPE                                         HOME LOANS     BALANCE          BALANCE
-------------                                         ----------     -------          -------
Single Family Residence.............................     9,523     $329,881,424        92.61%
Condominium.........................................       322        9,691,464         2.72
PUD Detached........................................       210        8,929,920         2.51
PUD Attached........................................        99        3,806,997         1.07
Townhouse/Rowhouse Attached.........................        60        2,028,829         0.57
Multifamily (2-4 Units).............................        40        1,543,130         0.43
Townhouse/Rowhouse Detached.........................         7          271,378         0.08
Modular.............................................         1           30,946         0.01
Manufactured Home...................................         1           17,991         0.01
                                                        ------     ------------       ------
     Total..........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

                       LOAN PURPOSE OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
PURPOSE                                               HOME LOANS     BALANCE          BALANCE
-------                                               ----------     -------          -------
Debt Consolidation..................................     8,991     $314,217,043        88.21%
Cash................................................       688       22,626,007         6.35
Home Improvement/Debt Consolidation.................       351       12,007,354         3.37
Other...............................................       102        3,020,362         0.85
Convenience.........................................        44        1,315,821         0.37
Rate/Term Refinance.................................        44        1,521,954         0.43
Home Improvement....................................        39        1,372,330         0.39
Education...........................................         2           62,283         0.02
Asset Acquisition...................................         1           32,686         0.01
Purchase Money......................................         1           26,240         0.01
                                                        ------     ------------       ------
     Totals.........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

                       LIEN PRIORITY OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
                                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
LIEN PRIORITY                                         HOME LOANS     BALANCE          BALANCE
-------------                                         ----------     -------          -------
First Lien..........................................         7     $    293,644         0.08%
Second Lien.........................................    10,256      355,908,435        99.92
                                                        ------     ------------       ------
     Totals.........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

      DEBT-TO-INCOME RATIOS AS OF DATE OF ORIGINATION OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
RANGE OF DEBT-TO-INCOME RATIOS AS OF DATE OF          NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
ORIGINATION OF THE GROUP I LOANS (%)                  HOME LOANS     BALANCE          BALANCE
------------------------------------                  ----------     -------          -------
10.01 to 15.00......................................        13     $    428,423         0.12%
15.01 to 20.00......................................        73        2,333,330         0.66
20.01 to 25.00......................................       338       10,542,594         2.96
25.01 to 30.00......................................       852       27,689,315         7.77
30.01 to 35.00......................................     1,685       55,990,896        15.72
35.01 to 40.00......................................     2,354       79,500,488        22.32
40.01 to 45.00......................................     3,656      125,769,152        35.31
45.01 to 50.00......................................     1,292       53,947,882        15.15
                                                        ------     ------------       ------
     Totals.........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

     The weighted average debt-to-income ratio as of the date of origination of the Group I Loans will be approximately 39.35%.

     The Group II Loans have the following characteristics:

      The Group II Loans will bear interest at the loan rate stated in the related mortgage note which will be at least 8.95% per annum but no more than 17.99 % per annum, with a weighted average loan rate of approximately 13.2949% per annum as of the cut-off date.

      None of the Group II Loans were originated prior to September 1998 or will have a maturity date later than November 2024.

      No Group II Loan will have a remaining term to stated maturity as of the cut-off date of less than 118 months.

      The weighted average original term to maturity of the Group II Loans as of the cut-off date will be approximately 245 months.

      The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date will be approximately 244 months.

      2.2% of the Group II Loans will have original terms to maturity of approximately ten years, with a weighted average remaining term to stated maturity of approximately 119 months.

      32.6% of the Group II Loans will have original terms of maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of approximately 179 months.

      19.7% of the Group II Loans will have original terms of maturity of approximately twenty years, with a weighted average remaining term to stated maturity of approximately 239 months.

      45.5% of the Group II Loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of approximately 299 months.

      The Group II Loans have principal and interest payable monthly on each due date specified in the mortgage note.

      93.6% of the Group II Loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

     Below is a description of some additional characteristics of the Group II Loans which are given as of the cut-off date unless otherwise indicated. All percentages of the Group II Loans are approximate percentages unless otherwise indicated by the cut-off date balance. A percentage of 0.00% represents less than 0.01% of the cut-off date balance. Unless otherwise specified, all principal balances of the Group II Loans are as of the cut-off date and are rounded to the nearest dollar.

                        LOAN RATES OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF LOAN RATES (%)                                HOME LOANS     BALANCE          BALANCE
-----------------------                                ----------     -------          -------
 8.501 to  9.000.....................................       1       $    27,926          0.15%
 9.001 to  9.500.....................................       2            50,000          0.27
 9.501 to 10.000.....................................       1            20,886          0.11
10.001 to 10.500.....................................       3            90,885          0.49
10.501 to 11.000.....................................       5           136,432          0.73
11.001 to 11.500.....................................       4           190,630          1.02
11.501 to 12.000.....................................      40         2,420,294         13.00
12.001 to 12.500.....................................      32         1,896,050         10.19
12.501 to 13.000.....................................      65         4,025,433         21.63
13.001 to 13.500.....................................      46         2,630,008         14.13
13.501 to 14.000.....................................      60         3,017,325         16.21
14.001 to 14.500.....................................      38         1,859,345          9.99
14.501 to 15.000.....................................      29         1,430,583          7.69
15.001 to 15.500.....................................       6           269,317          1.45
15.501 to 16.000.....................................       1            34,979          0.19
16.001 to 16.500.....................................       6           254,793          1.37
16.501 to 17.000.....................................       4           139,560          0.75
17.001 to 17.500.....................................       2            69,871          0.38
17.501 to 18.000.....................................       1            50,000          0.27
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The weighted average loan rate of the Group II Loans will be approximately 13.2949% per annum.

                ORIGINAL GROUP II LOAN STATED PRINCIPAL BALANCE

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF ORIGINAL STATED PRINCIPAL BALANCES            HOME LOANS     BALANCE          BALANCE
-------------------------------------------            ----------     -------          -------
$    0.001 to $ 25,000.00...........................        8       $   178,669          0.96%
 25,000.01 to   50,000.00............................     166         7,058,848         37.92
 50,000.01 to   75,000.00............................     163        10,565,224         56.76
 75,000.01 to  100,000.00............................       9           811,575          4.36
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The average cut-off date balance of the Group II Loans will be approximately $53,799 per annum.

               ORIGINAL COMBINED LTV RATIOS OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF COMBINED LTV RATIOS (%)                       HOME LOANS     BALANCE          BALANCE
--------------------------------                       ----------     -------          -------
 60.01 -  70.00......................................       1       $    30,000          0.16%
 70.01 -  75.00......................................       1            40,203          0.22
 75.01 -  80.00......................................       4           107,932          0.58
 80.01 -  85.00......................................       2            51,636          0.28
 85.01 -  90.00......................................       4           107,546          0.58
 90.01 -  95.00......................................       7           279,587          1.50
 95.01 - 100.00......................................      13           575,702          3.09
100.01 - 105.00......................................      34         1,811,468          9.73
105.01 - 110.00......................................      69         3,463,675         18.61
110.01 - 115.00......................................      73         3,936,551         21.15
115.01 - 120.00......................................      62         3,650,044         19.61
120.01 - 125.00......................................      76         4,559,973         24.50
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The weighted average combined LTV ratio, or loan-to-value ratio in the case of the Group II Loans secured by first liens on the related mortgaged properties, at origination of the Group II Loans will be approximately 113.40%.

                      JUNIOR RATIOS OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF JUNIOR RATIOS (%)                             HOME LOANS     BALANCE          BALANCE
--------------------------                             ----------     -------          -------
 5.01 - 10.00........................................      14       $   399,397          2.15%
10.01 - 15.00........................................      57         2,112,629         11.35
15.01 - 20.00........................................     101         5,089,460         27.34
20.01 - 25.00........................................     102         6,017,040         32.32
25.01 - 30.00........................................      44         3,023,651         16.24
30.01 - 40.00........................................      27         1,872,141         10.06
40.01 - 50.00........................................       1           100,000          0.54
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The preceding table excludes Group II Loans secured by first liens. A junior ratio is the ratio of the original amount of a Group II Loan secured by a second lien to the sum of (1) the original amount of the Group II Loan and
(2) the unpaid principal balance of any senior lien balance at the time of the origination of the Group II Loans.

     The weighted average junior ratio of the Group II Loans by original loan balance will be approximately 21.70%.

            REMAINING TERM TO STATED MATURITY OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
RANGE OF MONTHS REMAINING TO STATED MATURITY           HOME LOANS     BALANCE          BALANCE
--------------------------------------------           ----------     -------          -------
109 - 120............................................       8       $   404,918          2.18%
157 - 168............................................       1            70,000          0.38
169 - 180............................................     121         5,999,614         32.23
181 - 288............................................      68         3,721,820         19.99
289 - 300............................................     148         8,417,964         45.22
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The weighted average remaining term to stated maturity of the Group II Loans will be approximately 244 months.

                   YEAR OF ORIGINATION OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
YEAR OF ORIGINATION                                    HOME LOANS     BALANCE          BALANCE
-------------------                                    ----------     -------          -------
1998.................................................       2       $   106,937          0.57%
1999.................................................     344        18,507,379         99.43
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
STATE                                                  HOME LOANS     BALANCE          BALANCE
-----                                                  ----------     -------          -------
California...........................................     121       $ 6,704,436         36.02%
Maryland.............................................      40         2,200,822         11.82
Virginia.............................................      31         1,731,832          9.30
Illinois.............................................      14           702,393          3.77
New York.............................................      13           675,026          3.63
Washington...........................................      13           635,156          3.41
Georgia..............................................      11           553,400          2.97
New Jersey...........................................      10           548,320          2.95
Pennsylvania.........................................       9           468,138          2.51
Massachusetts........................................       9           380,877          2.05
Other................................................      75         4,013,916         21.56
                                                          ---       -----------        ------
     Totals..........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The reference to 'Other' in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than 2% of the Group II Loans.

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
PROPERTY TYPE                                          HOME LOANS     BALANCE          BALANCE
-------------                                          ----------     -------          -------
Single Family Residence..............................     289       $15,398,230         82.72%
PUD Detached.........................................      42         2,402,458         12.91
PUD Attached.........................................       6           347,499          1.87
Site Condominium.....................................       2           128,411          0.69
Multifamily (2-4 Units)..............................       2           127,948          0.69
Condominium..........................................       3           119,838          0.64
Townhouse/Rowhouse Attached..........................       2            89,934          0.48
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

                       LOAN PURPOSE OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
PURPOSE                                                HOME LOANS     BALANCE          BALANCE
-------                                                ----------     -------          -------
Debt Consolidation...................................     283       $15,263,453         82.00%
Cash.................................................      39         1,977,666         10.62
Home Improvement/Debt Consolidation..................      13           730,206          3.92
Home Improvement.....................................       6           350,404          1.88
Other................................................       3           204,662          1.10
Rate/Term Refinance..................................       1            60,000          0.32
Purchase Money.......................................       1            27,926          0.15
                                                          ---       -----------        ------
     Total...........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

                      LIEN PRIORITY OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
                                                       NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
LIEN PRIORITY                                          HOME LOANS     BALANCE          BALANCE
-------------                                          ----------     -------          -------
Second Lien..........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
     Totals..........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     DEBT-TO-INCOME RATIOS AS OF DATE OF ORIGINATION OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
RANGE OF DEBT-TO-INCOME RATIOS AS OF DATE OF           NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
ORIGINATION OF THE GROUP II LOANS (%)                  HOME LOANS     BALANCE          BALANCE
-------------------------------------                  ----------     -------          -------
10.01 to 15.00.......................................       1       $    59,472          0.32%
15.01 to 20.00.......................................       2            98,839          0.53
20.01 to 25.00.......................................       8           451,636          2.43
25.01 to 30.00.......................................      30         1,505,929          8.09
30.01 to 35.00.......................................      45         2,522,227         13.55
35.01 to 40.00.......................................      60         3,402,237         18.28
40.01 to 45.00.......................................     108         5,729,568         30.78
45.01 to 50.00.......................................      92         4,844,408         26.03
                                                          ---       -----------        ------
     Totals..........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

     The weighted average debt-to-income ratio as of the date of origination of the Group II Loans will be approximately 40.43%.

     As to each home loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the home loan, and (B) any outstanding principal balance, at origination of the home loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the appraised value, or, if permitted by the origination guidelines of Residential Funding Corporation, a statistical valuation or the stated value. The appraised value for any home loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home loan, which may have been obtained at an earlier time. If the home loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. However, for not more than 52.4% and 9.0% of the Group I Loans and Group II Loans, respectively, the stated value will be the value of the property as stated by the related mortgagor in his or her application. See 'Description of the Home Loan Pool Underwriting Standards' in this prospectus supplement.

     In connection with each home loan that is secured by a leasehold interest, the seller will have represented that, among other things:

      the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

      residential property in the area consisting of leasehold estates is readily marketable;

      the lease is recorded and no party is in any way in breach of any provision of the lease;

      the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and

      the remaining term of the lease does not terminate less than five years after the maturity date of the home loan.

     Approximately 55.2% and 61.6% of the Group I Loans and Group II Loans, respectively, provide for payment of a prepayment charge, if these loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. 50.3% of the Group I Loans and 58.6% of the Group II Loans provide for payment of a prepayment charge for full prepayments made within approximately three years of the origination of such mortgage loans in an amount calculated in accordance with the terms of the related mortgage note. However, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on home loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.

     As of the cut-off date, no home loan will be 30 days or more delinquent in payment of principal and interest. As used in this prospectus supplement, a home loan is considered to be '30 to 59 days' or '30 or more days' delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a home loan falls into this category is made as of the close of business on the last business day of each month, a home loan with a payment due on October 1 that remained unpaid as of the close of business on October 31 would still be considered current as of October 31. If that payment remained unpaid as of the close of business on November 30, the home loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

     As of the cut-off date, 62.9% and 44.8% of the Group I Loans and Group II Loans, respectively, were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See 'Risk Factors -- Risks Associated with the Home Loans' in this prospectus supplement and 'Certain Legal Aspects of the Trust Assets and Related
Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders' in the prospectus.

     As to 0.9% of the Group I Loans and 0.8% of Group II Loans during a temporary period the monthly payments received on the home loans were applied in a manner that reduced the rate of principal amortization. As a result, the home loan may have an unpaid principal amount on its scheduled maturity date, assuming no prepayments, of greater than 1 time and not more than 5 times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal amount.

     All of the home loans were originated under full documentation programs.

     No home loan provides for deferred interest, negative amortization or future advances.

     All of the mortgaged properties underlying the home loans were owner-occupied.

CREDIT SCORES

     Credit Scores are obtained by many lenders in connection with home loan applications to help assess a borrower's creditworthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with home loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home loans and consumer loans generally or the specific characteristics of the related home loan for example, the combined LTV ratio, the collateral for the home loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related home loans.

     The following tables provide information as to the Credit Scores of the related mortgagors as used in the origination of the Group I Loans and Group II Loans.

        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE GROUP I LOANS

                                                                                   PERCENTAGE OF
RANGE OF CREDIT SCORES                                                             GROUP I LOANS
AS OF THE DATE OF                                     NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
ORIGINATION OF THE HOME LOANS                         HOME LOANS     BALANCE          BALANCE
-----------------------------                         ----------     -------          -------
640 - 659...........................................     1,265     $ 37,680,532        10.58%
660 - 679...........................................     2,742       95,334,237        26.76
680 - 699...........................................     2,524       89,045,615        25.00
700 - 719...........................................     1,983       73,164,024        20.54
720 - 739...........................................     1,087       38,709,763        10.87
740 - 759...........................................       458       15,758,741         4.42
760 - 779...........................................       170        5,450,670         1.53
780 - 799...........................................        33        1,023,589         0.29
Greater than or equal to 800........................         1           34,908         0.01
                                                        ------     ------------       ------
     Totals:........................................    10,263     $356,202,079       100.00%
                                                        ------     ------------       ------
                                                        ------     ------------       ------

       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
RANGE OF CREDIT SCORES                                                             GROUP II LOANS
AS OF THE DATE OF                                      NUMBER OF    CUT-OFF DATE   BY CUT-OFF DATE
ORIGINATION OF THE HOME LOANS                          HOME LOANS     BALANCE          BALANCE
-----------------------------                          ----------     -------          -------
640 to 659...........................................      11       $   383,916          2.06%
660 to 679...........................................      73         3,521,140         18.92
680 to 699...........................................     107         5,360,246         28.80
700 to 719...........................................      93         5,682,812         30.53
720 to 739...........................................      44         2,506,200         13.46
740 to 759...........................................      12           777,398          4.18
760 to 779...........................................       6           382,604          2.06
                                                          ---       -----------        ------
     Totals..........................................     346       $18,614,316        100.00%
                                                          ---       -----------        ------
                                                          ---       -----------        ------

UNDERWRITING STANDARDS

     The following is a brief description of the various underwriting standards and procedures applicable to the home loans.

     In most cases, the underwriting standards of Residential Funding Corporation as to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

     Residential Funding Corporation relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     The underwriting standards require the home loans originated or purchased by Residential Funding Corporation to have been fully documented. A prospective borrower is required to complete a detailed application providing pertinent credit information.

     In determining the adequacy of the mortgaged property as collateral for home loans included in the home loan pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be the stated value. The home loans purchased by Residential Funding Corporation and included in the home loan pool generally were originated subject to a maximum combined LTV ratio of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of the home loans. In addition, the home loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 50%. There can be no assurance that the combined LTV ratio or the debt-to-income ratio for any home loan will not increase from the levels established at origination.

     The underwriting standards of Residential Funding Corporation may be varied in appropriate cases. There can be no assurance that every home loan in the home loan pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.

REPRESENTATIONS AND WARRANTIES

     Each person that sold home loans to Residential Funding Corporation made limited representations and warranties regarding the related home loans, as of the date they are purchased by Residential Funding Corporation. However, those representations and warranties will not be assigned to the owner trustee or the indenture trustee for the benefit of the holders of the securities, so a breach of those representations and warranties will not be enforceable on behalf of the trust.

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the home loan pool and the mortgaged properties is based upon the home loan pool as constituted at the close of business on the business day prior to the cut-off date, except as otherwise noted. Prior to the issuance of the notes, home loans may be removed from the home loan pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other home loans may be added to the home loan pool prior to the issuance of the notes. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home loan pool as it will be constituted at the time the notes are issued although the range of loan rates and maturities and some other characteristics of the home loans in the home loan pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the notes and will be filed, together with the servicing agreement, the indenture, the trust agreement and the home loan purchase agreement, with the Commission within fifteen days after the initial issuance of the notes. In the event home loans are removed from or added to the home loan pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.

                                   THE ISSUER

     The Home Loan Trust 1999-HI8 is a business trust formed under the laws of the State of Delaware under the trust agreement for the purposes described in this prospectus supplement. The trust agreement constitutes the 'governing instrument' under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

      acquiring and holding the home loans and the other assets of the issuer and related proceeds,

      issuing the notes and the certificates,

      making payments on the notes and the certificates, and

      engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

     The issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                               THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment. However, none of the owner trustee, any director, officer or employee of the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

                             THE INDENTURE TRUSTEE

     The Chase Manhattan Bank, is the indenture trustee under the indenture. The principal offices of the indenture trustee are located in New York, New York.

                              THE CREDIT ENHANCER

     The following information has been supplied by Ambac Assurance Corporation, the credit enhancer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriters or any of their affiliates as to the accuracy or completeness of the information.

     The credit enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The credit enhancer primarily insures newly-issued municipal and structured finance obligations. The credit enhancer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch have each assigned a triple-A financial strength rating to the credit enhancer.

     The consolidated financial statements of the credit enhancer and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 1999; Commission File Number 1-10777) and the unaudited consolidated financial statements of the credit enhancer and subsidiaries as of September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1999 (which was filed with the Commission on November 12, 1999) are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the credit enhancer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

     The following table sets forth the capitalization of the credit enhancer as of December 31, 1996, December 31, 1997, December 31, 1998 and September 30, 1999, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                              CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                         1996           1997           1998           1999
                                         ----           ----           ----           ----
                                                                                   (UNAUDITED)
Unearned premiums..................     $  995         $1,184         $1,303         $1,376
Other liabilities..................        259            562            548            465
                                        ------         ------         ------         ------
     Total liabilities.............     $1,254         $1,746         $1,851         $1,841
                                        ------         ------         ------         ------
Stockholder's equity(1):
     Common Stock..................     $   82         $   82         $   82         $   82
     Additional paid-in capital....        515            521            541            643
     Accumulated other
       comprehensive income........         66            118            138            (23)
     Retained earnings.............        992          1,180          1,405          1,600
                                        ------         ------         ------         ------
     Total stockholder's equity....     $1,655         $1,901         $2,166         $2,302
                                        ------         ------         ------         ------
     Total liabilities and
       stockholder's equity........     $2,909         $3,647         $4,017         $4,143
                                        ------         ------         ------         ------
                                        ------         ------         ------         ------

------------

(1) Components of stockholder's equity in the above table have been restated for all periods presented to reflect 'Accumulated other comprehensive income' in accordance with the Statement of Financial Accounting Standards No. 130 'Reporting Comprehensive Income' adopted by the credit enhancer effective January 1,
                                              (footnotes continued on next page)

(footnotes continued from previous page)
    1998. As this new standard only requires additional information in the financial statements, it does not affect the credit enhancer's financial position or results of operations.

     For additional financial information concerning the credit enhancer, see the audited and unaudited financial statements of the credit enhancer incorporated by reference in this prospectus supplement. Copies of the financial statements of the credit enhancer incorporated by reference and copies of the credit enhancer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the credit enhancer. The address of the credit enhancer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The credit enhancer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the credit enhancer and presented under the headings 'The Credit Enhancer' and 'Description of the Policy' in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                            YEAR 2000 CONSIDERATIONS

OVERVIEW OF THE YEAR 2000 ISSUE

     The Y2K issue is the term used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

     The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding Corporation at the turn of the century. The responsibilities of Residential Funding Corporation as the master servicer include collecting payments from the subservicers relating to the home loans, calculating the Principal Collections and Interest Collections for each payment date, remitting that amount to the indenture trustee prior to each payment date, calculating the amount of principal and interest payments to be made to the noteholders on each payment date, and preparing the monthly statement to be sent to noteholders on each payment date.

OVERVIEW OF RESIDENTIAL FUNDING CORPORATION'S Y2K PROJECT

     In January 1997, Residential Funding Corporation commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding Corporation established a formal Y2K project team to address Y2K issues. The Y2K project team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K project team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

     Members of the Y2K project team, together with relevant personnel from Residential Funding Corporation's business units have developed and implemented a six-phase management strategy (as discussed below), which has been and will be applied to information technology and non-information technology components throughout the organization. Residential Funding Corporation's components primarily consist of the following:

      hardware, including mainframe computers, desktop computers and network devices;

      facilities equipment, including elevators, telephone systems, heating systems and security systems;

      software applications, including vendor purchased applications, in-house developed applications and end-user developed applications;

      business partner communication links, which primarily provide data transmissions to and from business partners; and

      business partners data systems, which primarily process data for Residential Funding Corporation.

     The six phases by which the Y2K project team has sought, and will seek to achieve Y2K readiness throughout Residential Funding Corporation are as follows:

                     PHASE                                    OBJECTIVE
                     -----                                    ---------
Phase I -- Awareness                              To promote Y2K awareness
                                                  throughout Residential Funding
                                                  Corporation. Emphasis has been
                                                  placed on ensuring that components
                                                  recently purchased or to be
                                                  purchased by business units are
                                                  Y2K-ready prior to the
                                                  implementation of those
                                                  components.
Phase II -- Inventory                             To create an inventory of all
                                                  components and assess the Y2K
                                                  risks associated with those
                                                  components.
Phase III -- Assessment                           To determine which components are
                                                  not Y2K-ready and decide whether
                                                  those components should be
                                                  replaced, retired or repaired.
Phase IV -- Renovation                            To execute component replacement,
                                                  retirement or repair to ensure Y2K
                                                  readiness.
Phase V -- Validation                             To test components that have been
                                                  repaired to ensure Y2K readiness
                                                  and validate 'mission critical'
                                                  components that were assessed as
                                                  Y2K-ready in Phase III.
Phase VI -- Implementation                        To deploy repaired and validated
                                                  components.

     In order to execute the six-phase plan, a combination of internal resources and external contractors have been, and will be, employed by the Y2K project team.

Y2K PROJECT STATUS

     The Y2K project team has completed the six phases for its internal 'mission critical' components. Additionally, the Y2K project team has completed the renovation and validation of any non-mission critical components that the Y2K project team and related business units determined to be necessary. If Residential Funding Corporation introduces or replaces, prior to January 1, 2000, any 'mission critical' components, the Y2K project team will ensure that the components conform to the requirements of the above six-phase plan.

     The potential impact on Residential Funding Corporation of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K project team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding Corporation, or whose financial condition or operational capability is important to Residential Funding Corporation and its ability to act as master servicer, will have a significant impact upon Residential Funding Corporation. These entities include, among others, subservicers, the trustee, the custodian and some depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding Corporation has communicated, and will continue to communicate, with some of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding Corporation.

     Due to the various dates by which Residential Funding Corporation's business partners anticipate being Y2K ready, it is expected that the Y2K project team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any subservicer, the trustee and the custodian, that:

      has not provided Residential Funding Corporation appropriate documentation supporting its Y2K efforts has not responded in a timely manner to Residential Funding Corporation's inquiries regarding their Y2K efforts or did not expect to be Y2K-ready until after June 30, 1999 has been, and will be, placed in an 'at risk' category. Currently, only a very limited number of subservicers have been placed in the 'at-risk' category. Residential Funding Corporation will carefully monitor the efforts and progress of its 'at risk' business partners, and if additional steps are necessary, Residential Funding Corporation will reassess the risk and act accordingly.

During 1998, Residential Funding Corporation also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding Corporation's business continuity plan has the following four phases:

                     PHASE                                    OBJECTIVE
                     -----                                    ---------
Phase I -- Business Impact Assessment             To assess the impact upon
                                                  Residential Funding Corporation
                                                  business units if 'mission
                                                  critical' components were suddenly
                                                  not available or significantly
                                                  impaired as a result of a natural
                                                  disaster or other type of
                                                  disruption, including as a result
                                                  of Y2K.
Phase II -- Strategic Development                 To develop broad, strategic plans
                                                  regarding the manner in which
                                                  Residential Funding Corporation
                                                  will operate in the aftermath of a
                                                  natural disaster or other type of
                                                  disruption, including as a result
                                                  of Y2K.
Phase III -- Business Continuity Planning         To develop detailed procedures on
                                                  how Residential Funding
                                                  Corporation and individual
                                                  business units will continue to
                                                  operate in the aftermath of a
                                                  natural disaster or other type of
                                                  disruption, including as a result
                                                  of Y2K.
Phase IV -- Validation                            To test the plans developed in
                                                  Phases II and III above.

     As of March 31, 1999, Residential Funding Corporation had substantially completed Phases I, II and III of its business continuity plan. As of June 30, 1999, Residential Funding Corporation had substantially completed Phase IV of the plan.

RISKS RELATED TO Y2K

     Although Residential Funding Corporation's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding Corporation fails to identify or correct any material Y2K problem, there could be significant disruptions in its normal business operations. Such disruptions could have a material adverse effect on Residential Funding Corporation's ability to collect, and monitor any subservicer's collection of, payments on the home loans distribute those collections to the indenture trustee and

      provide reports to noteholders as described in this prospectus supplement.

Furthermore, if any subservicer, the indenture trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the home loans in the case of any subservicer or any of their respective vendors or third party service providers and (b) make distributions to noteholders in the case of the indenture trustee or any of its vendors or third party service providers, may be materially and adversely affected.

     This section entitled 'Year 2000 Considerations' contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to some risks and uncertainties. Important factors that could cause results to differ materially from the forward-looking statements include, among other things, the ability of Residential Funding Corporation to successfully identify components that may pose Y2K problems, the nature and amount of programming required to fix the affected components, the costs of labor and consultants related to these efforts, the continued availability of resources, both personnel and technology, and the ability of business partners that interface with Residential Funding Corporation to successfully address their Y2K issues.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The notes will be issued under the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

     The notes will be secured by the assets of the trust pledged by the issuer to the indenture trustee under the indenture which will consist of:

      the home loans;

      all amounts on deposit in the Payment Account;

      the policy; and

      proceeds of the above.

     The Class A-I Notes correspond primarily to the Group I Loans and the Class A-II Notes correspond primarily to the Group II Loans. The Loan Groups are described in the tables shown under 'Description of the Home Loan Pool -- Home Loan Pool Characteristics.'

BOOK-ENTRY NOTES

     The notes will initially be issued as book-entry notes. Noteowners may elect to hold their notes through the Depository Trust Company, or DTC in the United States, or Cedelbank or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry notes will be issued in one or more securities which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry notes in minimum denominations of $25,000 and in integral multiples of $1 in excess of $25,000. Except as described below, no beneficial owner of the notes will be entitled to receive a physical certificate, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be holders as that term is used in the indenture.

     DTC has advised the depositor that management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Y2K problems. DTC has informed its participants and other members of the financial community, that it has developed and is implementing a program so that its systems, as they relate to DTC services like the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades with DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised its participants, is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

      impress upon them the importance of those services being Y2K compliant;
      and

      determine the extent of their efforts for Y2K remediation and, as appropriate, testing of their services.

     In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

     Note owners will receive all payments of principal and interest on the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the notes and is required to receive and transmit payments of principal and interest on the notes.

     Participants and indirect participants with whom note owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective note owners. Accordingly, although note owners will not possess physical certificates, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

     Note owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, note owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

     Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co. Payments on notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry notes, may be limited due to the lack of physical certificates for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by noteholders under the indenture on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, if (a) the indenture trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor, (b) the indenture trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests representing at least a majority of the aggregate note balance of the notes advise DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and subsequently, the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

     None of the depositor, the master servicer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     For additional information regarding DTC, Cedelbank, Euroclear and the notes, see Annex I to this prospectus supplement and 'Description of the Notes -- Form of Notes' in the prospectus.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the notes:

     COLLECTION PERIOD -- As to any payment date, the calendar month preceding the month of that payment date.

     EXCESS LOSS AMOUNT -- As of any payment date, the sum of the following for the related Collection Period:

      any Liquidation Loss Amounts, other than those described in the next three bullet points, which, when added to the aggregate of the Liquidation Loss Amounts for all preceding Collection Periods, exceed $119,941,120, any Special Hazard Losses in excess of the Special Hazard Amount,

      any Fraud Losses in excess of the Fraud Loss Amount, and

      any Extraordinary Losses.

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the policy, and in the event payments are not made as required under the policy, the losses will be allocated on a pro rata basis to the notes based on their outstanding note balances.

     FRAUD LOSS AMOUNT -- Initially, $18,740,820. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

      prior to the first anniversary of the cut-off date, an amount equal to 5% of the aggregate of the principal balances of the home loans as of the cut-off date minus the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses up to the date of determination;

      from the first to the second anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 3% of the aggregate of the principal balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination; and

      from the second to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 2% of the aggregate of the principal balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

     GROUP I LOANS -- The home loans which correspond primarily to the Class A-I Notes as further described in 'Description of The Home Loan Pool -- Home Loan Pool Characteristics' in this prospectus supplement.

     GROUP II LOANS -- The home loans which correspond primarily to the Class A-II Notes as further described in 'Description of The Home Loan Pool -- Home Loan Pool Characteristics' in this prospectus supplement.

     INTEREST COLLECTIONS -- As to any payment date, an amount equal to the sum of:

      the portion allocable to interest of all scheduled monthly payments on the home loans received during the related Collection Period, minus the servicing fees and expenses of the trust.

      the portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that Collection Period, and the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the home loans by the master servicer.

     LIQUIDATED HOME LOAN -- As to any payment date, any home loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. The master servicer will treat any home loan that is 180 days or more delinquent as having been finally liquidated.

     LIQUIDATION LOSS AMOUNT -- As to any Liquidated Home Loan, the unrecovered principal balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related Collection Period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds allocable to the principal balance. Any Liquidation Loss Amount shall not be required to be paid to the extent that a Liquidation Loss Amount was paid on the notes by means of a draw on the policy or was reflected in the reduction of the Outstanding Reserve Amount.

     LIQUIDATION LOSS DISTRIBUTION AMOUNT -- As to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts, other than any Excess Loss Amounts, on the payment date, plus (B) any Liquidation Loss Amounts, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with interest from the date initially distributable to the date paid.

     NET LIQUIDATION PROCEEDS -- As to a home loan, the proceeds, excluding amounts drawn on the policy, received in connection with the liquidation of any home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of the home loan at the end of the Collection Period immediately preceding the Collection Period in which the home loan became a Liquidated Home Loan.

     OUTSTANDING RESERVE AMOUNT -- The Outstanding Reserve Amount available on any payment date is the amount, if any, by which the pool balance, after applying payments received in the related Collection Period, exceeds the aggregate note balance of the notes on the payment date, after application of Principal Collections for that date. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the notes. On each payment date, the Outstanding Reserve Amount, as in effect immediately prior to the payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts, other than any Excess Loss Amounts, for the payment date, except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution Amount, which amount would be distributed, if available, from any excess Interest Collections for that payment date. Any Liquidation Loss Amounts not so covered will be covered by draws on the policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount under any circumstances.

     To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, and if payments are not made under the policy as required, a noteholder may incur a loss.

     PRINCIPAL COLLECTION DISTRIBUTION AMOUNT -- As to any payment date, the total Principal Collections for that payment date; provided however, on any payment date as to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection

Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the Reserve Amount Target decreases on any payment date, the amount of the Principal Collection Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

     PRINCIPAL COLLECTIONS -- As to any payment date, an amount equal to the sum of:

      the principal portion of all scheduled monthly payments on the home loans received in the related Collection Period; and

      all unscheduled collections, including full and partial mortgagor prepayments on the home loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home loans, received or deemed received during the related Collection Period, to the extent the amounts are allocable to principal.

     RESERVE AMOUNT TARGET -- As to any payment date prior to the Stepdown Date, an amount equal to 2.00% of the cut-off date balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the cut-off date and (b) 4.00% of the pool balance after applying payments received in the related Collection Period, but not lower than $1,874,082, which is 0.50% of the cut-off date balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are met.

     In addition, the Reserve Amount Target may be reduced with the prior written consent of the credit enhancer and notice to the rating agencies.

     RESERVE INCREASE AMOUNT -- As to any payment date, other than the payment date in December 1999, the amount necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target, and as to the payment date in December 1999, an amount equal to zero.

     SPECIAL HAZARD AMOUNT -- Initially, $3,748,164. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal the initial Special Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the home loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the indenture.

     STEPDOWN DATE -- The later of:

      the payment date in November, 2002, and

      the payment date on which the pool balance after applying payments received in the related Collection Period is less than 50% of the cut-off date balance.

PAYMENTS

     Payments on the notes will be made by the indenture trustee or the paying agent beginning in December 1999 on the 25th day of each month or the next succeeding business day if the 25th is not a business day. Each of these dates is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date, with respect to the Class A-I-1 Notes, and at the close of business on the last day of the prior calendar month, with respect to the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8 Notes and Class A-II Notes. See 'Description of the
Notes -- Payments' in the prospectus. Payments will be made by check or money order mailed to the address of the person which appears on the security register, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry notes, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

     Interest payments will be made on the notes on each payment date at the related note rate. The note rate for the Class A-I-1 Notes for any accrual period will be the lesser of (a) LIBOR plus 0.20% and (b) 11.00% per annum. The note rate for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-I-5 Notes, Class A-I-6 Notes, Class A-I-7 Notes, Class A-I-8 Notes and Class A-II Notes will be 7.03%, 7.19%, 7.35%,7.49%,7.67%, 7.97%, 7.65% and 7.67% per
annum, respectively; provided, however, that the Note Rate on the Class A-I-7, Class A-I-8 and Class A-II Notes will increase by 0.50% per annum on the payment date following the first payment date on which the master servicer can exercise its option to purchase the home loans from the trust as described in ' -- Maturity and Optional Redemption' herein.

     Interest on the notes relating to any payment date will accrue for the related accrual period on the note balance. The accrual period for the Class A-I-1 Notes shall be (a) as to the payment date in December 1999, the period commencing on the closing date and ending on the day preceding the payment date in December 1999, and (b) as to any payment date after the payment date in December 1999, the period commencing on the payment date in the month immediately preceding the month in which that payment date occurs and ending on the day preceding that payment date. The accrual period for any payment date for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-I-5 Notes, Class A-I-6 Notes, Class A-I-7 Notes, Class A-I-8 Notes and Class A-II Notes will be the calendar month preceding the month in which the related payment date occurs. Interest for the Class A-I-1 Notes will be based on the actual number of days in the related accrual period and a 360-day year. Interest for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-I-5 Notes, Class A-I-6 Notes, Class A-I-7 Notes, Class A-I-8 Notes and Class A-II Notes will be based on a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the policy.

DETERMINATION OF LIBOR

     The note rate on the Class A-I-1 Notes for any accrual period, including the initial accrual period, will be determined on the second LIBOR business day prior to the first day of that accrual period -- the LIBOR rate adjustment date.

     On each LIBOR rate adjustment date, LIBOR shall be established by the indenture trustee and as to any accrual period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the master servicer and the credit enhancer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the master servicer and the credit enhancer. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the note balance of the Class A-I-1 Notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the master servicer and the credit enhancer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the note balance of the Class A-I-1 Notes. If no quotations can be obtained, the rate will be LIBOR for the prior payment date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a payment date would be based on LIBOR for the previous payment date for the third consecutive payment date, the indenture trustee shall select an alternative comparable index over which the indenture trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

LIBOR business day means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the indenture trustee and the indenture trustee's subsequent calculation of the note rate applicable to the Class A-I-1 Notes for the relevant accrual period, in the absence of manifest error, will be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

     On each payment date, other than the payment date in November 2029, principal payments will be due and payable on the notes in a total amount equal to the aggregate of the following:

      the Principal Collection Distribution Amount,

      any Reserve Increase Amounts,

      any Liquidation Loss Distribution Amounts and

      any amount drawn on the policy or paid to the trustee on behalf of the credit enhancer under the limited reimbursement agreement in respect of principal for that payment date.

These amounts will be distributed concurrently to (a) the Class A-I Notes in the aggregate and (b) the Class A-II Notes, in each case allocated in proportion to the percentage of the Principal Collections derived from the related loan group for that payment date, until the note balances of the Class A-I Notes in the aggregate or Class A-II Notes have been reduced to zero. From then on, these amounts will be distributed to the remaining class or classes of Class A Notes until their note balances have been reduced to zero. All distributions to the Class A-I Notes will be allocated among the Class A-I Notes in accordance with the priorities described in the next section. On the payment date in November 2029, principal will be due and payable on each class of notes in amounts equal to the related note balance, if any. In no event will principal payments on any class of notes on any payment date exceed the related note balance on that date.

     Principal payments on the notes made in accordance with the preceding paragraph may result in excess Interest Collections from one loan group being applied to cover principal losses and build overcollateralization in the other loan group.

ALLOCATION OF PAYMENTS ON THE HOME LOANS

     The master servicer on behalf of the trust will establish a Payment Account into which the master servicer will deposit Principal Collections and Interest Collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

     On each payment date, Principal Collections and Interest Collections will be allocated from the Payment Account in the following order of priority:

      first, to pay accrued interest due on the note balance of the notes;

      second, to pay as principal on the notes, an amount equal to the Principal Collection Distribution Amount for that payment date;

      third, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount for that payment date;

      fourth, to pay the credit enhancer the premium for the policy, any previously unpaid premiums for the policy with interest and any payments in connection with the limited reimbursement agreement;

      fifth, to reimburse the credit enhancer for prior draws made on the policy, other than those attributable to Excess Loss Amounts or amounts which are required to be paid to the credit enhancer or to the trust pursuant to the limited reimbursement agreement described in this prospectus supplement, with interest;

      sixth, to pay as principal on the notes, an amount equal to the Reserve Increase Amount for that payment date;

      seventh, to pay the credit enhancer any other amounts owed under the insurance agreement; and

      eighth, any remaining amounts to the holders of the certificates.

Any payments of principal allocable to the Class A-I Notes shall be paid concurrently as follows:

      to the Class A-I-8 Notes, the pro rata share, based on the note balance of the Class A-I-8 Notes relative to the aggregate note balance of all Class A-I Notes, until the outstanding note balance of the Class A-I-8 Notes has been reduced to zero; and

      to the Class A-I-1 Notes, Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-I-5 Notes, Class A-I-6 Notes and Class A-I-7 Notes, in that order, the pro rata share, based on the aggregate note balance of these notes, relative to the aggregate note balance of all Class A-I Notes in each case until the outstanding note balance of each of these notes has been reduced to zero;

Any payments of principal allocable to the Class A-II Notes shall be paid to the Class A-II Notes until the outstanding note balance is reduced to zero.

THE PAYING AGENT

     The paying agent shall initially be the indenture trustee, together with any successor thereto. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

     Each class of notes will be payable in full on the payment date in November, 2029, in each case to the extent of any accrued and unpaid interest and the outstanding note balance on that date, if any. In addition, a principal payment may be made in partial or full redemption of the notes upon the exercise by the master servicer of its option to purchase all or a portion of the home loans and related assets. This option may be exercised on any payment date on which the aggregate principal balance, after applying payments received in the related Collection Period, is reduced to an amount less than $37,481,640, which is 10% of the cut-off date pool balance. In the event that all of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the outstanding pool balance and any accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs together with all amounts due and owing to the credit enhancer.

     In the event that a portion of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate principal balances of the home loans so purchased and any accrued and unpaid interest at the weighted average of the related loan rates on the home loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing to the credit enhancer in connection with the home loans so purchased. Any purchase will be subject to satisfaction of conditions specified in the servicing agreement, including:

      the master servicer shall have delivered to the indenture trustee a home loan schedule containing a list of all home loans remaining in the trust after removal;

      the master servicer shall represent and warrant that no selection procedures reasonably believed by the master servicer to be adverse to the interests of the securityholders or the credit enhancer were used by the master servicer in selecting the home loans so purchased; and

      each rating agency shall have been notified of the proposed retransfer and shall not have notified the master servicer that the retransfer would result in a reduction or withdrawal of the ratings of the notes without regard to the policy.

                           DESCRIPTION OF THE POLICY

     On the closing date, the credit enhancer will issue the policy in favor of the indenture trustee on behalf of the issuer. The policy will unconditionally and irrevocably guarantee specified payments on the notes. On each payment date, a draw will be made on the policy equal to the sum of:

      the amount by which accrued interest on the notes at the related note rates on that payment date exceeds the amount on deposit in the Payment Account available for interest distributions on that payment date, any Liquidation Loss Amount, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and any Excess Loss Amount for that payment date.

Notwithstanding the foregoing, the amount of the draw under the policy will be reduced by any amount paid directly to the trust under the limited reimbursement agreement described in the next paragraph. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any payment date shall be deemed to include all amounts available in the Payment Account for that payment date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount, if any. Under the terms of the indenture, draws under the policy relating to any Liquidation Loss Amount will be paid to the notes by the paying agent, as principal, to the extent the notes would have been paid that amount. In addition, a draw will be made on the policy to cover some shortfalls in amounts allocable to the noteholders following the sale, liquidation or other disposition of the assets of the trust in connection with the liquidation of the trust fund assets as permitted under the indenture following an event of default under the indenture. In addition, the policy will guarantee the payment of the outstanding note balance of each note on the payment date in November, 2029. In the absence of payments under the policy, noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.

     THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The credit enhancer has entered into a limited reimbursement agreement whereby some amounts otherwise payable under the policy will be reimbursed to the credit enhancer, or if directed by the credit enhancer, will be paid directly to the trust by a third party. The trust is not a party to the limited reimbursement agreement and has no rights with respect to it. In the event those amounts are not paid to the trust under the limited reimbursement agreement, the credit enhancer will nevertheless remain obligated to make all payments required to be made under the policy as described in this section.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the home loans primarily in the related loan group and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of principal prepayments on the home loans by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations.

     The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as further described in this prospectus supplement and in the prospectus under 'Yield and Prepayment Considerations', no assurance can be given as to the rate or the timing of principal payments on the notes.

     The home loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the home loans will be subject to a prepayment charge. See 'Description of the Home Loan Pool' in this prospectus supplement. In addition, as described under 'Description of the Home Loan
Pools -- Home Loan Pool Characteristics,' some of the home loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes and may result in a prepayment experience on the home loans that differs from that on other conventional home loans. See 'Yield and Prepayment Considerations' in the prospectus.

     Prepayments, liquidations and repurchases of the home loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

     The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Amount Increase is used to accelerate payments of principal on the notes or the Reserve Amount Target is reduced. See 'Description of the Securities -- Allocation of Payments on the Home Loans' in this prospectus supplement.

     The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined LTV ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Yield and Prepayment Considerations' in the prospectus.

     Because the loan rates on the home loans and the note rates on the notes (other than the Class A-I-1 Notes) are fixed as set forth under 'Description of the Securities Interest Payments on the Notes' in this prospectus supplement these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

     The Class A-I-1 Notes may not always receive interest at a rate equal to LIBOR plus 0.20%. If LIBOR plus 0.20% increases to greater than 11.00% per annum, the note rate on the Class A-I-1 Notes will still be subject to a fixed interest rate cap of 11.00% per annum.

     In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes and the related note rate. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see 'Yield and Prepayment Considerations' in the prospectus.

     The rate and timing of principal payments on and the weighted average lives of the Class A-I Notes and Class A-II Notes will be affected primarily by the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases) on the home loans in the related loan group.

     The Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the home loans early in the life of the home loan pool. The timing of commencement of principal distributions and the weighted average lives of notes with a later priority of payment will be affected by the rates of prepayment of the home loans both before and after the commencement of principal distributions on those classes.

     Final Scheduled Payment Dates: Assuming a 0% prepayment assumption, no losses or delinquencies on the home loans, and that the Reserve Amount Target is 0% of the cut-off date balance, the final payment date on each class of notes will be as follows:

      for the Class A-I-1 Notes, the payment date in June, 2007;

      for the Class A-I-2 Notes, the payment date in July, 2010;

      for the Class A-I-3 Notes, the payment date in June, 2012;

      for the Class A-I-4 Notes, the payment date in November, 2013;

      for the Class A-I-5 Notes, the payment date in September, 2014;

      for the Class A-I-6 Notes, the payment date in January, 2020;

      for the Class A-I-7 and Class A-I-8 Notes, the payment date in November, 2029; and

      for the Class A-II Notes, the payment date in November, 2029.

Due to losses and prepayments on the home loans, the final scheduled payment date on each class of notes may be substantially earlier than the dates indicated in the preceding sentence. In addition, the actual final payment date may be later than the Final Scheduled Payment Date, except with respect to the Class A-I-7, Class A-I-8 and Class A-II Notes.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

     The tables below have been prepared on the basis of specific assumptions as described below in this paragraph regarding the weighted average characteristics of the home loans that are expected to be included in the trust as described under 'Description of the Home Loan Pool' in this prospectus supplement and the performance of the home loans. The tables assume, among other things, that:

      The Group I Loans consist of nine groups of home loans, with the home loans in each group having the following aggregate characteristics as of the cut-off date:

                                         LOAN
                                         RATE
                                        NET OF       ORIGINAL
           AGGREGATE                   SERVICING   AMORTIZATION      REMAINING TERM
GROUP  PRINCIPAL BALANCE   LOAN RATE     FEES          TERM            TO MATURITY
-----  -----------------   ---------     ----          ----            -----------
 I-1    $     42,566.69     15.094%     14.014%        120                 115
 I-2         398,302.29     14.084      13.004         180                 176
 I-3         174,081.70     12.955      11.875         240                 235
 I-4         411,408.84     14.151      13.071         300                 294
 I-5      13,796,784.95     13.470      12.890         114                 113
 I-6     155,791,719.81     13.680      13.100         180                 179
 I-7      50,338,525.88     13.845      13.265         240                 239
 I-8     134,513,235.39     13.979      13.399         300                 299
 I-9         735,453.67     10.903      10.323         360                 359

      the ninth group above consists of balloon loans with a remaining term to stated maturity of 179 months;

      The Group II Loans consist of five groups of home loans, with the home loans in each group having the following aggregate characteristics as of the cut-off date:

                                     LOAN
                                     RATE
         AGGREGATE                  NET OF       ORIGINAL
         PRINCIPAL                 SERVICING   AMORTIZATION      REMAINING TERM
GROUP     BALANCE      LOAN RATE     FEES          TERM            TO MATURITY
-----     -------      ---------     ----          ----            -----------
II-1   $   49,892.37    14.750%     13.670%        300                 295
II-2      404,918.44    13.380      12.800         120                 119
II-3    6,069,614.23    13.255      12.675         180                 179
II-4    3,672,103.29    13.217      12.637         240                 239
II-5    8,417,788.13    13.345      12.765         300                 299

     In addition, the following assumptions apply to the Group I Loans and Group II Loans:

      the scheduled monthly payment for each home loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

      none of the seller, the master servicer or the depositor will repurchase any home loan, as described under 'Trust Asset Program -- Representations Relating to Trust Assets' and 'Description of the Notes -- Assignment of the Trust Assets' in the prospectus, and the master servicer does not exercise its option to purchase the home loans and, as a result, cause a termination of the trust except as indicated in the tables;

      there are no delinquencies or Liquidation Loss Amounts on the home loans, and principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

      there is no prepayment interest shortfall or any other interest shortfall in any month;

      the home loans, including the simple interest home loans, pay on the basis on a 30-day month and a 360-day year;

      payments on the notes will be received on the 25th day of each month, commencing in December 1999;

      the expenses described under 'Description of the Securities -- Allocation of Payments on the Home Loans' will be paid out of the trust, and there are no additional ongoing trust expenses payable out of the trust;

      one month LIBOR remains constant at 5.40%; and

      the notes will be purchased on November 24, 1999.

This list of assumptions is referred to as the structuring assumptions.

     The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, and list the percentage of the initial note balance of the notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE
                             PREPAYMENT ASSUMPTION

                                   CLASS A-I-1                               CLASS A-I-2
DISTRIBUTION          --------------------------------------   ---------------------------------------
DATE                  0%    50%    75%    100%   125%   150%    0%    50%    75%    100%   125%   150%
----                  --    ---    ---    ----   ----   ----    --    ---    ---    ----   ----   ----
Initial Percentage..  100%  100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 2000.......   81    60     49     38     28     17    100    100    100    100    100    100
November 2001.......   72    14      0      0      0      0    100    100     81     45     10      0
November 2002.......   61     0      0      0      0      0    100     61      6      0      0      0
November 2003.......   49     0      0      0      0      0    100      7      0      0      0      0
November 2004.......   35     0      0      0      0      0    100      0      0      0      0      0
November 2005.......   19     0      0      0      0      0    100      0      0      0      0      0
November 2006.......    *     0      0      0      0      0    100      0      0      0      0      0
November 2007.......    0     0      0      0      0      0     72      0      0      0      0      0
November 2008.......    0     0      0      0      0      0     40      0      0      0      0      0
November 2009.......    0     0      0      0      0      0      7      0      0      0      0      0
November 2010.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2011.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2012.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2013.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2014.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2015.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2016.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2017.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2018.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2019.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2020.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2021.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2022.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2023.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2024.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2025.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2026.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2027.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2028.......    0     0      0      0      0      0      0      0      0      0      0      0
November 2029.......    0     0      0      0      0      0      0      0      0      0      0      0
Weighted Average
  Life to Maturity
  in Years..........  3.7   1.2    1.0    0.9    0.8    0.7    8.7    3.2    2.5    2.0    1.7    1.5

                                    CLASS A-I-3
DISTRIBUTION          ---------------------------------------
DATE                   0%    50%    75%    100%   125%   150%
----                   --    ---    ---    ----   ----   ----
Initial Percentage..  100%   100%   100%   100%   100%   100%
November 2000.......  100    100    100    100    100    100
November 2001.......  100    100    100    100    100     70
November 2002.......  100    100    100     45      0      0
November 2003.......  100    100     26      0      0      0
November 2004.......  100     46      0      0      0      0
November 2005.......  100      0      0      0      0      0
November 2006.......  100      0      0      0      0      0
November 2007.......  100      0      0      0      0      0
November 2008.......  100      0      0      0      0      0
November 2009.......  100      0      0      0      0      0
November 2010.......   64      0      0      0      0      0
November 2011.......   14      0      0      0      0      0
November 2012.......    0      0      0      0      0      0
November 2013.......    0      0      0      0      0      0
November 2014.......    0      0      0      0      0      0
November 2015.......    0      0      0      0      0      0
November 2016.......    0      0      0      0      0      0
November 2017.......    0      0      0      0      0      0
November 2018.......    0      0      0      0      0      0
November 2019.......    0      0      0      0      0      0
November 2020.......    0      0      0      0      0      0
November 2021.......    0      0      0      0      0      0
November 2022.......    0      0      0      0      0      0
November 2023.......    0      0      0      0      0      0
November 2024.......    0      0      0      0      0      0
November 2025.......    0      0      0      0      0      0
November 2026.......    0      0      0      0      0      0
November 2027.......    0      0      0      0      0      0
November 2028.......    0      0      0      0      0      0
November 2029.......    0      0      0      0      0      0
Weighted Average
  Life to Maturity
  in Years..........  11.3   5.0    3.7    3.0    2.5    2.2

--------------

The weighted average life to maturity of a note is determined by (i) multiplying the net reduction, if any, of the note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the note balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.

* Indicates a number that is greater than zero but less than 0.5%.

PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE
                             PREPAYMENT ASSUMPTION

                                    CLASS A-I-4                               CLASS A-I-5
DISTRIBUTION          ---------------------------------------   ---------------------------------------
DATE                   0%    50%    75%    100%   125%   150%    0%    50%    75%    100%   125%   150%
----                   --    ---    ---    ----   ----   ----    --    ---    ---    ----   ----   ----
Initial Percentage..   100%  100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 2000.......   100   100    100    100    100    100    100    100    100    100    100    100
November 2001.......   100   100    100    100    100    100    100    100    100    100    100    100
November 2002.......   100   100    100    100     85     23    100    100    100    100    100    100
November 2003.......   100   100    100     45      0      0    100    100    100    100     63      0
November 2004.......   100   100     47      0      0      0    100    100    100     45      0      0
November 2005.......   100    87      0      0      0      0    100    100     67      0      0      0
November 2006.......   100    24      0      0      0      0    100    100      0      0      0      0
November 2007.......   100     0      0      0      0      0    100     58      0      0      0      0
November 2008.......   100     0      0      0      0      0    100      0      0      0      0      0
November 2009.......   100     0      0      0      0      0    100      0      0      0      0      0
November 2010.......   100     0      0      0      0      0    100      0      0      0      0      0
November 2011.......   100     0      0      0      0      0    100      0      0      0      0      0
November 2012.......    49     0      0      0      0      0    100      0      0      0      0      0
November 2013.......     0     0      0      0      0      0     68      0      0      0      0      0
November 2014.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2015.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2016.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2017.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2018.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2019.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2020.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2021.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2022.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2023.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2024.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2025.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2026.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2027.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2028.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2029.......     0     0      0      0      0      0      0      0      0      0      0      0
Weighted Average
  Life to Maturity
  in Years..........  13.0   6.6    5.0    4.0    3.3    2.9    14.2   8.2    6.2    5.0    4.2    3.5

                                    CLASS A-I-6
DISTRIBUTION          ---------------------------------------
DATE                   0%    50%    75%    100%   125%   150%
----                   --    ---    ---    ----   ----   ----
Initial Percentage..  100%   100%   100%   100%   100%   100%
November 2000.......  100    100    100    100    100    100
November 2001.......  100    100    100    100    100    100
November 2002.......  100    100    100    100    100    100
November 2003.......  100    100    100    100    100     91
November 2004.......  100    100    100    100     78     44
November 2005.......  100    100    100     79     40      8
November 2006.......  100    100     94     46      9      0
November 2007.......  100    100     64     18      0      0
November 2008.......  100     95     37      0      0      0
November 2009.......  100     69     14      0      0      0
November 2010.......  100     45      0      0      0      0
November 2011.......  100     22      0      0      0      0
November 2012.......  100      *      0      0      0      0
November 2013.......  100      0      0      0      0      0
November 2014.......   85      0      0      0      0      0
November 2015.......   72      0      0      0      0      0
November 2016.......   57      0      0      0      0      0
November 2017.......   40      0      0      0      0      0
November 2018.......   20      0      0      0      0      0
November 2019.......    0      0      0      0      0      0
November 2020.......    0      0      0      0      0      0
November 2021.......    0      0      0      0      0      0
November 2022.......    0      0      0      0      0      0
November 2023.......    0      0      0      0      0      0
November 2024.......    0      0      0      0      0      0
November 2025.......    0      0      0      0      0      0
November 2026.......    0      0      0      0      0      0
November 2027.......    0      0      0      0      0      0
November 2028.......    0      0      0      0      0      0
November 2029.......    0      0      0      0      0      0
Weighted Average
  Life to Maturity
  in Years..........  17.3   10.9   8.6    7.0    5.8    5.0

---------------

The weighted average life to maturity of a note is determined by (i) multiplying the net reduction, if any, of the note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the note balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.

* Indicates a number that is greater than zero but less than 0.5%.

PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE
                             PREPAYMENT ASSUMPTION

                                    CLASS A-I-7                               CLASS A-I-8
DISTRIBUTION          ---------------------------------------   ---------------------------------------
DATE                   0%    50%    75%    100%   125%   150%    0%    50%    75%    100%   125%   150%
----                   --    ---    ---    ----   ----   ----    --    ---    ---    ----   ----   ----
Initial Percentage..   100%  100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
November 2000.......   100   100    100    100    100    100     96     93     91     89     86     84
November 2001.......   100   100    100    100    100    100     95     84     79     74     69     64
November 2002.......   100   100    100    100    100    100     93     76     68     61     54     48
November 2003.......   100   100    100    100    100    100     90     68     59     50     43     36
November 2004.......   100   100    100    100    100    100     88     61     50     41     34     27
November 2005.......   100   100    100    100    100    100     85     54     43     34     27     20
November 2006.......   100   100    100    100    100     80     81     48     37     28     21     15
November 2007.......   100   100    100    100     84     59     77     42     31     23     16     11
November 2008.......   100   100    100     95     65     43     73     37     26     18     12      8
November 2009.......   100   100    100     76     49     30     68     32     22     14      9      6
November 2010.......   100   100     94     60     36     21     63     28     18     11      7      4
November 2011.......   100   100     76     45     26     14     57     23     14      9      5      3
November 2012.......   100   100     60     34     18      9     51     19     11      6      3      2
November 2013.......   100    79     45     24     12      5     43     15      8      5      2      1
November 2014.......   100    60     32     16      7      2     35     11      6      3      1      *
November 2015.......   100    51     26     12      5      1     33     10      5      2      1      *
November 2016.......   100    43     20      9      3      0     30      8      4      2      1      0
November 2017.......   100    35     15      6      1      0     27      7      3      1      *      0
November 2018.......   100    27     11      4      *      0     23      5      2      1      *      0
November 2019.......    98    20      7      2      0      0     19      4      1      *      0      0
November 2020.......    83    15      5      *      0      0     16      3      1      *      0      0
November 2021.......    66    10      3      0      0      0     12      2      *      0      0      0
November 2022.......    45     6      1      0      0      0      9      1      *      0      0      0
November 2023.......    22     1      0      0      0      0      4      *      0      0      0      0
November 2024.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2025.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2026.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2027.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2028.......     0     0      0      0      0      0      0      0      0      0      0      0
November 2029.......     0     0      0      0      0      0      0      0      0      0      0      0
Weighted Average
  Life to Maturity
  in Years..........  22.7   17.0   14.5   12.4   10.6   9.2    13.2   7.9    6.3    5.2    4.4    3.8
Weighted Average
  Life to Call in
  Years**...........  22.2   15.2   12.9   10.9   9.3    8.0    13.1   7.5    6.0    5.0    4.2    3.6

                                    CLASS A-II
DISTRIBUTION          ---------------------------------------
DATE                   0%    50%    75%    100%   125%   150%
----                   --    ---    ---    ----   ----   ----
Initial Percentage..  100%   100%   100%   100%   100%   100%
November 2000.......   97     93     91     89     87     85
November 2001.......   95     84     79     74     69     64
November 2002.......   94     76     69     61     55     48
November 2003.......   92     69     59     51     43     37
November 2004.......   89     62     51     42     34     28
November 2005.......   87     56     44     35     27     21
November 2006.......   84     50     38     29     21     16
November 2007.......   81     44     32     23     17     12
November 2008.......   77     39     27     19     13      9
November 2009.......   73     34     23     15     10      6
November 2010.......   68     30     19     12      7      4
November 2011.......   63     25     16      9      5      3
November 2012.......   57     21     13      7      4      2
November 2013.......   50     18     10      5      3      1
November 2014.......   43     14      7      4      2      1
November 2015.......   40     12      6      3      1      *
November 2016.......   36     10      5      2      1      0
November 2017.......   32      8      4      1      *      0
November 2018.......   27      6      3      1      *      0
November 2019.......   22      4      2      *      0      0
November 2020.......   19      3      1      *      0      0
November 2021.......   15      2      1      0      0      0
November 2022.......   11      1      *      0      0      0
November 2023.......    5      *      0      0      0      0
November 2024.......    0      0      0      0      0      0
November 2025.......    0      0      0      0      0      0
November 2026.......    0      0      0      0      0      0
November 2027.......    0      0      0      0      0      0
November 2028.......    0      0      0      0      0      0
November 2029.......    0      0      0      0      0      0
Weighted Average
  Life to Maturity
  in Years..........  14.1   8.2    6.5    5.4    4.5    3.9
Weighted Average
  Life to Call in
  Years**...........  14.0   7.8    6.2    5.1    4.2    3.6

-------------

The weighted average life to maturity of a note is determined by (i) multiplying the net reduction, if any, of the note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the note balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.

 * Indicates a number that is greater than zero but less than 0.5%.

** Assumes that an optional termination is exercised on the first payment date when the aggregate pool balance is less than or equal to 10% of the aggregate cut-off date balance.

                DESCRIPTION OF THE HOME LOAN PURCHASE AGREEMENT

     The home loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the home loan purchase agreement dated as of November 24, 1999 between the seller and the depositor. The following summary describes the primary terms of the home loan purchase agreement and is qualified in its entirety by reference to the home loan purchase agreement.

PURCHASE OF HOME LOANS

     Under the home loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home loans and the mortgage notes, mortgages and other related documents. The purchase prices for the home loans are specified percentages of their face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

     The home loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the home loans sold by the seller and the related documents described in the preceding paragraph for the home loans. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

REPRESENTATIONS AND WARRANTIES

     The seller will also represent and warrant with respect to the home loans that, among other things:

      the information with respect to the home loans in the schedule attached to the home loan purchase agreement is true and correct in all material respects, and immediately prior to the sale of the home loans to the depositor, the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

     The seller will also represent and warrant that, among other things, as of the closing date:

      the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and the home loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the home loans and the proceeds of the home loans.

The benefit of the representations and warranties made by the seller will be assigned to the indenture trustee.

     Within 90 days of the closing date, Norwest Bank Minnesota, N.A., the custodian, will review or cause to be reviewed the home loans and the related documents, and if any home loan or related document is found to be defective in any material respect, which may materially and adversely affect the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the credit enhancer in the home loan and the defect is not cured within 90 days following notification of the defect to the seller and the trust by the custodian, the seller will be obligated under the home loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any purchase or substitution will result in the removal of the home loan required to be removed from the trust. Any removed home loan is referred to as a deleted loan. The obligation of the seller to remove deleted loans sold by it from the trust is the sole remedy regarding any defects in the home loans sold by the seller and related documents for the home loans available against the seller.

     As to any home loan, the repurchase price referred to in the preceding paragraph is equal to the principal balance of the home loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the principal balance of the related deleted loan to be removed from the trust over the principal balance of the eligible substitute loan.

     An eligible substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

      have an outstanding principal balance, or in the case of a substitution of more than one home loan for a deleted loan, an aggregate principal balance, not in excess of the principal balance relating to the deleted loan;

      have a loan rate no lower than and not more than 1% in excess of the loan rate of the deleted loan;

      have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

      have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the deleted loan;

      comply with each representation and warranty as to the home loans in the home loan purchase agreement, deemed to be made as of the date of substitution;

      be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan; and

      satisfy other conditions specified in the indenture.

     In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home loan as to which there is a breach of a representation or warranty in the home loan purchase agreement and the breach is not cured by the seller within the time provided in the home loan purchase agreement.

                     DESCRIPTION OF THE SERVICING AGREEMENT

     The following summary describes terms of the servicing agreement, dated as of November 24, 1999 among the trust, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See 'The Agreements' in the prospectus.

THE MASTER SERVICER

     Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will be responsible for master servicing the home loans under the servicing agreement. Residential Funding Corporation will also be responsible for servicing the home loans in accordance with its servicing guide directly or through one or more subservicers. Responsibilities of Residential Funding Corporation will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the indenture trustee and the owner trustee to accommodate payments to securityholders. For a general description of Residential Funding Corporation and its activities, see 'The Home Loan Pool -- Residential Funding Corporation' in this prospectus supplement and 'Residential Funding Corporation' in the prospectus.

     In addition, Residential Funding Corporation will undertake collection activity and default management of any home loans currently subserviced by GMAC Mortgage Corporation, if such home loans become delinquent. Also, with respect to the home loans currently subserviced by Master Financial, Residential Funding Corporation will review the management and liquidation of delinquent mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, as well as other loss mitigation procedures conducted by Master Financial. Neither the master servicer nor any subservicer will be required to make advances relating to delinquent payments of principal and interest on the home loans.

     For information regarding foreclosure procedures, see 'Servicing of Trust Assets -- Realization Upon Defaulted Loans' in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding Corporation's business judgment, changes in Residential Funding Corporation's portfolio of home loans of the types included in the home loan pool that it services for its clients and applicable laws and regulations, and other considerations.

THE INITIAL SUBSERVICERS

     Primary servicing for 99.7% of the home loans will be provided by GMAC Mortgage Corporation under a subservicing agreement with the master servicer. GMAC Mortgage Corporation is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation. GMAC Mortgage Corporation is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

     GMAC Mortgage Corporation's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

     Primary servicing for 0.3% of the home loans will be provided by Master Financial under a subservicing agreement with the master servicer. Master Financial is a California corporation that is a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans generally secured by one-to four-family residential properties, with an emphasis on non-conforming junior lien loans.

     Master Financial has its principal offices at 333 South Anita Drive, Orange, California 92868.

     Although Master Financial is not an affiliate of Residential Funding Corporation, Master Financial has a lending arrangement with Residential Funding Corporation, and in connection with that arrangement, Residential Funding Corporation has the right to acquire an equity interest in Master Financial in accordance with specified terms and conditions.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

     The following tables summarize the delinquency and loss experience of the master servicer for all loans originated or acquired by the master servicer under its home equity 125 loan program. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home loans will be similar to that set forth in the tables below.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the master servicer's home equity 125 loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the home equity 125 loans serviced for each period would be higher than those shown if some of the home loans were artificially isolated at a point in time and the information showed the activity only as to those home equity 125 loans.

     There can be no assurance that the delinquency experience set forth in the tables below will be representative of the results that may be experienced by the home loans serviced by the initial subservicers.

     As used herein, a loan is considered to be '30 to 59 days' or '30 or more days' delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented herein as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                                                           HOME EQUITY 125 LOAN PORTFOLIO DELINQUENCY EXPERIENCE
                                                  -----------------------------------------------------------------------
                                                  AT DECEMBER 31, 1997    AT DECEMBER 31, 1998     AT SEPTEMBER 30, 1999
                                                  ---------------------   ---------------------   -----------------------
                                                  BY NO.    BY DOLLAR     BY NO.    BY DOLLAR     BY NO.     BY DOLLAR
                                                    OF      AMOUNT OF       OF      AMOUNT OF       OF       AMOUNT OF
                                                  LOANS       LOANS       LOANS       LOANS       LOANS        LOANS
                                                  -----       -----       -----       -----       -----        -----
Total Active Home Loan Portfolio................  8,071    $280,367,320   21,801   $766,661,924   57,259   $2,028,655,275
Total Home Equity 125 Loan Portfolio (Fund
  Amount).......................................  8,201    $286,183,607   23,615   $839,480,133   61,760   $2,215,448,349
Period of Delinquency
    30-59 days..................................    136    $  4,459,706      205   $  6,352,595      264   $    8,428,051
    60-89 days..................................     28    $    847,488       45   $  1,496,715      102   $    3,599,700
    90+ days....................................     22    $    800,326      200   $  6,720,291      353   $   12,173,772
Total Delinquent Loans..........................    186    $  6,107,520      450   $ 14,569,601      719   $   24,201,523
Percent of Active Portfolio.....................   2.30%           2.18%    2.06%          1.90%    1.26%            1.19%
Completed Foreclosures..........................      0    $         --        0   $         --        1   $       56,774
Foreclosure %...................................   0.00%           0.00%    0.00%          0.00%    0.00%            0.00%
Completed Chargeoffs............................      0    $         --       56   $  1,651,587      262   $    7,497,475
Chargeoff %.....................................   0.00%           0.00%    0.24%          0.20%    0.42%            0.34%
Approved/Pending Foreclosures...................    n/a             n/a        6   $    268,086        8   $      345,215
Approved/Pending Foreclosure %..................    n/a             n/a     0.03%          0.03%    0.01%            0.02%
Approved/Pending Chargeoffs.....................    n/a             n/a       71   $  2,146,794      177   $    5,769,959
Approved/Pending Chargeoff %....................    n/a             n/a     0.33%          0.28%    0.31%            0.28%

      The aggregate of the outstanding principal balances of the related home loans for which foreclosure proceedings have been completed or a deed in lieu of foreclosure has been accepted and resulted in an REO property or alternative form of disposition.

      The aggregate of the outstanding principal balances of the related home loans actually charged-off.

     Because collection activity and default management of the home loans subserviced by GMAC Mortgage Corporation will be transferred to Residential Funding Corporation immediately upon delinquency, the loss and delinquency experience of GMAC Mortgage Corporation is not relevant to this transaction and is therefore not included in this prospectus supplement. Also, Master Financial, Inc. has not had sufficient experience in servicing the types of home loans comprising the home loan pool (with similar underwriting guidelines, loans terms and conditions) to provide meaningful disclosure of its delinquency and loss experience with respect to such home loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fee for each home loan is payable out of the interest payments on the home loan. The weighted average servicing fee as of the cut-off date for each home loan will be approximately 0.58% per annum of the outstanding principal balance of the home loan. The Servicing Fees consist of (a) servicing compensation payable to the master servicer relating to its master servicing activities, and (b) subservicing and other related compensation payable to the subservicer, including the compensation paid to the master servicer as the direct servicer of a home loan for which there is no subservicer. The primary compensation to be paid to the master servicer relating to its master servicing activities will be 0.08% per annum of the outstanding principal balance of each home loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. See 'Servicing of Trust Assets' in the prospectus for information regarding other possible compensation to the master servicer and the subservicer and for information regarding expenses payable by the master servicer.

PRINCIPAL AND INTEREST COLLECTIONS

     The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home loans received on or after the cut-off date. The Custodial Account shall be an Eligible Account. On each determination date, which is the 20th day of each month, or if that day is not a business day, the following day, the master servicer will notify the paying agent and the indenture trustee of the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day following the determination date.

     Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

     The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

      on the business day prior to each payment date, to the Payment Account, an amount equal to Principal Collections and Interest Collections for the preceding Collection Period; and

      to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement.

     All collections on the home loans will generally be allocated in accordance with the mortgage notes between Principal Collections and Interest Collections. As to unscheduled collections, the master servicer may elect to treat the amounts as included in Principal Collections and Interest Collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under 'Description of the Securities -- Principal Payments on the Notes,' any amount for which the election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to the notes.

RELEASE OF LIEN; REFINANCING OF SENIOR LIEN

     The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under limited circumstances if the home loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to limitations in the servicing agreement. At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

     The master servicer may permit the refinancing of any existing lien senior to a home loan, provided that specified conditions in the servicing agreement are met.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

     The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the mortgage loans and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See 'Servicing of Trust Assets' in the prospectus.

OPTIONAL REPURCHASE OF DEFAULTED HOME LOANS

     Under the servicing agreement, the master servicer will have the option to purchase from the trust any home loan which is 60 days or more delinquent at a purchase price equal to its principal balance plus accrued interest.

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

     The following summary describes the primary terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. See 'The Agreements' in the prospectus.

THE TRUST FUND

     Simultaneously with the issuance of the notes, the issuer will pledge the assets of the trust to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the trust in the exercise of all rights and remedies of the trust against the seller under the home loan purchase agreement and against the master servicer under the servicing agreement.

REPORTS TO HOLDERS

     The indenture trustee will mail to each holder of notes, at its address listed on the security register maintained with the indenture trustee, a report setting forth amounts relating to the notes for each payment date, among other things:

      the amount of principal payable on the payment date to the holders of securities;

      the amount of interest payable on the payment date to the holders of securities;

      the aggregate note balance of the notes after giving effect to the payment of principal on the payment date;

      Principal Collections and Interest Collections for the related Collection Period;

      the aggregate principal balance of the home loans as of the end of the preceding Collection Period;

      the Outstanding Reserve Amount as of the end of the related Collection Period; and

      the amount paid, if any, under the policy for the payment date.

     In the case of information furnished under first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

CERTAIN COVENANTS

     The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

      the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

      the entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture, no event of default shall have occurred and be continuing immediately after the merger or consolidation,

      the issuer has received consent of the credit enhancer and has been advised that the ratings of the securities, without regard to the policy, then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation, any action that is necessary to maintain the lien and security interest created by the indenture is taken, and the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder, and the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

The issuer will not, among other things:

      except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer,

      claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer, permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, or permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part of its assets, or any of its interest or the proceeds of its assets.

The issuer may not engage in any activity other than as specified under 'The Issuer' in this prospectus supplement.

MODIFICATION OF INDENTURE

     With the consent of the holders of a majority of the outstanding notes and the credit enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification and the credit enhancer, however, no supplemental indenture will:

      change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

      impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

      reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

      modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

      decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

      modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

      permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the credit enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in this prospectus supplement.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

     Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Thacher Proffitt & Wood, counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness and the issuer, as created under the terms and conditions of the trust agreement, will not be classified as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, a corporation or a taxable mortgage pool.

     For federal income tax purposes, the notes will not be treated as having been issued with 'original issue discount,' as described in the prospectus. See 'Material Federal Income Tax Consequences' in the prospectus.

     The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and will not be treated as 'real estate assets' under Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as 'interest on obligations secured by mortgages on real property' under Section 856(c)(3)(B) of the Internal Revenue Code. The notes also will not be treated as 'qualified mortgages' under Section 860G(a)(3)(C) of the Internal Revenue Code.

     Prospective investors in the notes should see 'Material Federal Income Tax Consequences' and 'State and Other Tax Consequences' in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                              ERISA CONSIDERATIONS

     Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

     Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition of the note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See 'ERISA Considerations' in the prospectus.

     The notes may not be purchased with the assets of an ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

      has investment or administrative discretion with respect to the ERISA plan's assets;

      has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan's assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan's assets and will be based on the particular investment needs for the ERISA plan; or

      is an employer maintaining or contributing to the ERISA plan.

                                LEGAL INVESTMENT

     The notes will not constitute 'mortgage related securities' for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for the purchasers prior to investing in notes.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement, dated November 17, 1999, Bear, Stearns & Co. Inc. and PaineWebber Incorporated, as underwriters, have agreed to purchase and the depositor has agreed to sell to the underwriters the principal amount of notes opposite its name in the tables below:

                                                         PRINCIPAL AMOUNT OF:
                                                ---------------------------------------
                 UNDERWRITER                    CLASS A-I-1   CLASS A-I-2   CLASS A-I-3
                 -----------                    -----------   -----------   -----------
Bear, Stearns & Co. Inc.......................  $28,535,000   $21,475,000   $17,650,000
PaineWebber Incorporated......................  $28,535,000   $21,475,000   $17,650,000
                                                -----------   -----------   -----------
     Total....................................  $57,070,000   $42,950,000   $35,300,000
                                                -----------   -----------   -----------
                                                -----------   -----------   -----------

                                                         PRINCIPAL AMOUNT OF:
                                                ---------------------------------------
                 UNDERWRITER                    CLASS A-I-4   CLASS A-I-5   CLASS A-I-6
                 -----------                    -----------   -----------   -----------
Bear, Stearns & Co. Inc.......................  $15,470,000   $11,850,000   $29,040,000
PaineWebber Incorporated......................  $15,470,000   $11,850,000   $29,040,000
                                                -----------   -----------   -----------
     Total....................................  $30,940,000   $23,700,000   $58,080,000
                                                -----------   -----------   -----------
                                                -----------   -----------   -----------

                                                               PRINCIPAL AMOUNT OF:
                                                             -------------------------
UNDERWRITER                                                  CLASS A-I-7   CLASS A-II
-----------                                                  -----------   ----------
Bear, Stearns & Co. Inc....................................  $29,081,000   $ 9,307,000
PaineWebber Incorporated...................................  $29,081,000   $ 9,307,000
                                                             -----------   -----------
     Total.................................................  $58,162,000   $18,614,000
                                                             -----------   -----------
                                                             -----------   -----------

     The depositor has been advised by Bear, Stearns & Co. Inc. and PaineWebber Incorporated, as underwriters, that they propose initially to offer the notes (other than the Class A-I-8 Notes) to the public at the prices set forth in this prospectus supplement, and to certain dealers at those prices less the initial concession set forth below for each class. Bear, Stearns & Co. Inc. and PaineWebber Incorporated, as underwriters, may allow, and the dealers may reallow, a concession not in excess of that set forth below for each class. After the initial public offering of the notes, the public offering price and any concessions and reallowances may be changed.

                                                       CLASS A-I-1   CLASS A-I-2   CLASS A-I-3
                                                       -----------   -----------   -----------
Concession...........................................    0.060%        0.090%        0.120%
Reallowances.........................................    0.040%        0.060%        0.100%

                                                       CLASS A-I-4   CLASS A-I-5   CLASS A-I-6
                                                       -----------   -----------   -----------
Concession...........................................    0.155%        0.180%        0.240%
Reallowances.........................................    0.125%        0.125%        0.150%

                                                       CLASS A-I-7   CLASS A-I-8   CLASS A-II
                                                       -----------   -----------   ----------
Concession...........................................    0.360%        0.180%        0.180%
Reallowances.........................................    0.150%        0.125%        0.125%

     Until the distribution of the notes is completed, rules of the Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     If Bear, Stearns & Co. Inc. or PaineWebber Incorporated, as underwriter, creates a short position in the notes underwritten by them in connection with the offering, i.e., if they sell more notes than are set forth on the cover page of this prospectus supplement, Bear, Stearns & Co. Inc. or PaineWebber Incorporated, as underwriter, may reduce that short position by purchasing notes in the open market.

     In most instances, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the depositor nor any of Bear, Stearns & Co. Inc. and PaineWebber Incorporated, as underwriters, makes any representation that Bear, Stearns & Co. Inc. or PaineWebber Incorporated, as underwriter, will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     Subject to the terms and conditions of an underwriting agreement, dated November 17, 1999, Residential Funding Securities Corporation, as underwriter, has agreed to offer the Class A-I-8 Notes on a best efforts basis and the depositor has agreed to sell Residential Funding Securities Corporation the Class A-I-8 Notes when and if sold by Residential Funding Securities Corporation, as underwriter. The termination date of the offering of the Class A-I-8 Notes is the earlier to occur of November 17, 2000, or the date on which all of the Class A-I-8 Notes have been sold. Proceeds of the offering of the Class A-I-8 Notes will not be placed in any escrow, trust or similar arrangement.

     Residential Funding Securities Corporation, as underwriter, is offering the Class A-I-8 Notes on a best efforts basis and will only be obligated to pay for and accept delivery of any of the Class A-I-8 Notes at the time, if any, it sells the Class A-I-8 Notes. Residential Funding Securities Corporation, as underwriter, is an indirect wholly-owned subsidiary of the parent of the depositor.

     The Class A-I-8 Notes will be offered by Residential Funding Securities Corporation, as underwriter, on a best efforts basis, from time to time to the public, directly or through dealers, in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The proceeds to the depositor from any sale of the Class A-I-8 Notes will be equal to the purchase price paid by the purchaser of these notes, net of any expenses payable by the depositor and any compensation payable to Residential Funding Securities Corporation and any dealer. Residential Funding Securities Corporation, as underwriter, may effect transactions by selling its Class A-I-8 Notes to or through dealers, and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Residential Funding Securities Corporation, as underwriter. In connection with the sale of the Class A-I-8 Notes, Residential Funding Securities Corporation, as underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Residential Funding Securities Corporation and any dealers that participate with Residential Funding Securities Corporation in the distribution of the Class A-I-8 Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     It is expected that delivery of the notes will be made only in book-entry form through DTC, Cedelbank and Euroclear as discussed in this prospectus supplement, on or about November 24, 1999 against payment in immediately available funds.

     In addition, each of the underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of the related notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

     Each of the underwriting agreements provides that the depositor will indemnify the related underwriters and that under limited circumstances the related underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the related underwriter may be required to make for these liabilities.

     There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under 'Description of the Trust Agreement and Indenture -- Reports to Holders' and in the prospectus under 'Description of the Notes -- Reports to Noteholders,'which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of this type of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                    EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Legal matters concerning the notes will be passed upon for the depositor and Residential Funding Securities Corporation by Thacher Proffitt & Wood, New York, New York and for Bear, Stearns & Co. Inc. and PaineWebber Incorporated by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to issuance that the notes be rated not less than 'Aaa' by Moody's and 'AAA' by Standard & Poor's. The depositor has not requested a rating on the notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                                                         ANNEX I

            GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENT PROCEDURES

     Except in limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Loan-Backed Notes, Series 1999-HI8 which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Cedelbank or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, that is, seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear, in that capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

     Trading between Cedelbank and/or Euroclear participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, seller and Cedelbank or Euroclear participants. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the relevant depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of

360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their account one day later. As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

      each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8).

Beneficial holders of global securities that are Non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption for Non-U.S. persons with effectively connected income (Form
4224). A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, the Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     Exemption or reduced rate for Non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Holdership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8.
Form 1001 may be filed by note holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, the Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term 'U.S. person' means:

      a citizen or resident of the United States,

      a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any of its states or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Some trusts not described in the last clause above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person. The term 'Non-U.S. Person' means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS
ASSET-BACKED NOTES
RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor

OFFERED NOTES          The notes of any series will represent debt of that trust
                       and will be paid only from the assets of that trust. Each series may include multiple classes of notes with differing payment terms and priorities. Credit enhancement will be provided for all notes.

The depositor may periodically form separate trusts to issue notes in series, secured by the assets of that trust.

TRUST ASSETS           Each trust will consist primarily of:

      one- to four-family first or junior lien home equity revolving lines of credit;

      one- to four-family first or junior lien closed end home equity loans acquired under the home equity program or under the 125 loan program;

      home improvement installment sales contracts and loan agreements, either unsecured or secured;

      manufactured housing installment sales contracts and loan agreements;

      partial balances of their assets; and

      securities and whole or partial participations in their assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 June 16, 1999

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of notes; and

      the accompanying prospectus supplement, which describes the specific terms of your series of notes.

IF THE DESCRIPTION OF YOUR NOTES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See 'Additional Information,' 'Reports to Noteholders' and 'Incorporation of Certain Information by Reference' in this prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities II, Inc. by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption 'Glossary' beginning on page 80.

----------------------------------------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Introduction....................................    4
The Trusts......................................    4
     Revolving Credit Loans.....................    7
     The Contracts..............................    9
Trust Asset Program.............................    9
     Underwriting Standards Applicable to the
       Loans....................................    9
     Qualifications of Sellers..................   13
     Representations Relating to Trust Assets...   13
     Subservicing...............................   16
Description of the Notes........................   17
     Form of Notes..............................   17
     Assignment of the Trust Assets.............   19
     Review of Trust Assets.....................   20
     Excess Spread and Excluded Spread..........   21
     Payments on Trust Assets; Deposits to
       Payment Account..........................   21
     Withdrawals from the Custodial Account.....   23
     Payments...................................   23
     Funding Account............................   25
     Reports to Noteholders.....................   25
     Hazard Insurance and Related Claims........   26
Description of Credit Enhancement...............   27
     Financial Guaranty Insurance Policy........   28
     Letter of Credit...........................   28
     Subordination..............................   28
     Overcollateralization......................   29
     Reserve Funds..............................   29
     Maintenance of Credit Enhancement..........   30
     Reduction or Substitution of Credit
       Enhancement..............................   30
Other Financial Obligations Related to the
  Notes.........................................   32
     Swaps and Yield Supplement Agreements......   32
     Purchase Obligations.......................   32
Description of FHA Insurance Under Title I......   32
The Depositor...................................   34
Residential Funding Corporation.................   34
Servicing of Trust Assets.......................   35
     Subservicing...............................   35
     Collection and Other Servicing
       Procedures...............................   36
     Special Servicing and Special Servicing
       Agreements...............................   37
     Realization Upon Defaulted Loans...........   38
     Servicing Compensation and Payment of
       Expenses.................................   39
     Evidence as to Compliance..................   39
     Certain Matters Regarding the Master
       Servicer and the Depositor...............   40
The Agreements..................................   41
     Events of Default; Rights Upon Event of
       Default..................................   41
     Amendment..................................   43
     Termination; Redemption of Notes...........   43
     The Owner Trustee..........................   44
     The Indenture Trustee......................   44

                                                  PAGE
                                                  ----
Yield and Prepayment Considerations.............   45
Certain Legal Aspects of the Trust Assets and
  Related Matters...............................   50
     Trust Assets Secured by Mortgages on
       Mortgaged Property.......................   50
     Cooperative Loans..........................   50
     Tax Aspects of Cooperative Ownership.......   52
     Manufactured Housing Contracts.............   52
     Foreclosure on Loans and Certain
       Contracts................................   54
     Foreclosure on Mortgaged Properties Located
       in the Commonwealth of Puerto Rico.......   55
     Foreclosure on Shares of Cooperatives......   55
     Repossession with Respect to Manufactured
       Housing Contracts........................   56
     Rights of Redemption.......................   58
     Notice of Sale; Redemption Rights with
       Respect to Manufactured Homes............   58
     Anti-Deficiency Legislation and Other
       Limitations on Lenders...................   58
     Environmental Legislation..................   59
     Consumer Protection Laws with Respect to
       Manufactured Housing Contracts...........   60
     Enforceability of Certain Provisions.......   61
     Transfer of Manufactured Homes.............   62
     The Home Improvement Contracts.............   62
     Applicability of Usury Laws................   64
     Alternative Mortgage Instruments...........   65
     Formaldehyde Litigation with Respect to
       Manufactured Housing Contracts...........   65
     Soldiers' and Sailors' Civil Relief Act of
       1940.....................................   66
     Forfeitures in Drug and RICO Proceedings...   66
     Junior Mortgages; Rights of Senior
       Mortgagees...............................   66
     Negative Amortization Loans................   67
Material Federal Income Tax Consequences........   69
State and Other Tax Consequences................   74
ERISA Considerations............................   74
     ERISA Plan Asset Regulations...............   75
     Prohibited Transaction Exemptions..........   76
     Insurance Company General Accounts.........   76
     Representation from ERISA Plans Investing
       in Notes with 'Substantial Equity
       Features'................................   76
     Tax Exempt Investors.......................   77
     Consultation with Counsel..................   77
Legal Investment Matters........................   77
Use of Proceeds.................................   78
Methods of Distribution.........................   78
Legal Matters...................................   79
Financial Information...........................   79
Additional Information..........................   79
Reports to Noteholders..........................   79
Incorporation of Certain Information by
  Reference.....................................   79
Glossary........................................   80

                                  INTRODUCTION

     The notes offered by this prospectus may be sold from time to time in series, as described in the related prospectus supplement. Each series of notes in the aggregate will represent indebtedness, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of trust assets described in the following paragraph. The trust assets were acquired by the depositor from one or more affiliated or unaffiliated institutions. The trust assets will be held in a trust under a trust agreement and pledged under an indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund will be evidenced by certificates issued under the trust agreement, which are not offered by this prospectus.

                                   THE TRUSTS

     As specified in the accompanying prospectus supplement, the trust for a series of notes and the related certificates will consist primarily of a segregated pool of assets. The trust assets will primarily include:

      one- to four-family first or junior lien home equity revolving lines of credit acquired under the home equity program, or revolving credit loans;

      one- to four-family first or junior lien closed end home equity loans acquired under the home equity program, or home equity loans or closed-end loans;

      one- to four-family first or junior lien closed end home loans acquired under the 125 loan program, or home loans or closed-end loans;

      home improvement installment sales contracts and installment loan agreements, or home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

      manufactured housing installment sales contracts and installment loan agreements, or manufactured housing contracts, secured by security interests in manufactured homes;

      partial balances of any of the assets described above; and/or private securities which represent interests in any of the assets described above, including pass-through certificates or other instruments evidencing interest in or secured by these assets, or all or a portion of balances of any of these assets.

     The revolving credit loans and the closed-end loans are sometimes referred to in this prospectus as the loans. The home equity program and the 125 loan program are described in this prospectus under 'Trust Asset
Program -- Underwriting Standard Applicable to the Loans.'

     To the extent specified in the accompanying prospectus supplement, the contracts may be partially insured by the Federal Housing Administration or the FHA under Title I. The loans and, if applicable, contracts will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. The mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, modular pre-cut/panelized housing, manufactured homes which are permanently affixed to the real property on which they are located and the fee, leasehold or other interests in the underlying real property. The underlying mortgaged property will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes. If specified in the accompanying prospectus supplement relating to a series of notes, a pool may contain Cooperative Loans evidenced by cooperative notes which are secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless otherwise specified:

      revolving credit loans, home loans, home equity loans and, if applicable, contracts may include Cooperative Loans,

      mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, mortgage notes may include Cooperative Notes, and mortgages may include a security agreement relating to a Cooperative Note.

     Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor, either directly or through its affiliates, including Residential Funding Corporation, GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor. These sellers are described in this prospectus under 'Trust Asset Program.' If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired. The characteristics of the trust assets are as described in the accompanying prospectus supplement. No more than five percent (5%) of the trust assets that comprise the trust as of the cut-off date by aggregate principal balance will have characteristics that deviate from those characteristics described in the accompanying prospectus supplement. Other trust assets available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a pool but were not selected for inclusion in a pool at that time.

     The trust assets may be delivered either directly or indirectly to the depositor under a Designated Seller Transaction. These notes may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under 'Methods of Distribution.' The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the designated seller, the trust assets and the underwriting standards applicable to these trust assets. None of the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will make any representation or warranty as to these trust assets, or any representation as to the accuracy or completeness of the information provided by the designated seller.

     If specified in the accompanying prospectus supplement, the trust securing a series of notes may include private securities. The private securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In this case, the accompanying prospectus supplement will include a description of any private securities and any related credit enhancement, and the assets underlying the private securities will be described together with any other trust assets included in the pool relating to the series.

     In addition, as to any series of notes secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of notes. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of notes from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under 'Description of Credit Enhancement' may be provided for the benefit of any ownership interest, if so specified in the accompanying prospectus supplement.

     The prospectus supplement for each series of notes will contain information appropriate to describe the type of trust assets which will be included in the related pool. Each prospectus supplement applicable to a series of notes will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. The information may include, if applicable:

      the aggregate principal balance of the trust assets,

      the type of property securing the trust assets and related lien priority, if any,

      the original or modified and/or remaining terms to maturity of the trust assets,

      the earliest origination or modification date and latest maturity date of the trust assets, the loan-to-value ratios, or LTV ratios, or combined LTV ratios of the trust assets, as applicable,

      the loan rate or range of loan rates borne by the trust assets,

      the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate,

      the geographical distribution of the mortgaged properties,

      the aggregate credit limits of the related credit line agreements,

      the number and percentage of contracts that are partially insured by the FHA under Title I,

      the weighted average junior ratio and credit utilization rate,

      the range of debt-to-income ratios,

      the distribution of loan purposes, and

      the range of Credit Scores.

A Current Report on Form 8-K will be available upon request to holders of the related series of notes and will be filed, together with the related trust agreement, with the Securities and Exchange Commission, or the Commission, within fifteen days after the initial issuance of the notes. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement other than as a result of any draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

     As to each loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any mortgage loan subordinate to it, to (B) the appraised value of the related mortgaged property, or, if permitted by the Guide, a statistical valuation or the stated value. The appraised value for any loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. The statistical valuation will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related mortgagor in his or her application.

     As to each loan, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of (1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior mortgage loan at origination of the loan. As to each contract, the combined LTV ratio and junior ratio will be computed in the manner described in the accompanying prospectus supplement. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

     As to each loan, the LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the original principal balance or the credit limit, as applicable, to (B) the appraised value of the related mortgaged property loan, or, if permitted by the Guide, a statistical valuation or the stated value.

     As specified in the prospectus supplement, a pool may include Balloon Loans. The amount of the monthly payment will remain constant until the maturity date, upon which the Balloon Amount will be due and payable.

     Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three-dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

     Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

     A pool may include trust assets that have been modified. The modifications may include conversions from an adjustable to a fixed loan rate or other changes in the related mortgage note. If a trust asset is a modified trust asset, references to origination shall be deemed to be references to the date of modification.

     The depositor will cause the trust assets constituting each pool to be assigned to the owner trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer named in the accompanying prospectus supplement will service the trust assets, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See 'Trust Asset Program' and 'Description of the Notes.' As to those trust assets serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the trust assets. In addition to or in place of the master servicer for a series of notes, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Administrator to the extent applicable.

     The depositor's assignment of the trust assets to the owner trustee on behalf of the trust will be without recourse. See 'Description of the Notes -- Assignment of Trust Assets.' The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchase obligations of Residential Funding Corporation or any designated seller and other obligations of subservicers, as described in this prospectus under 'Trust Asset Program -- Representations Relating to Trust Assets,' and ' -- Subservicing' and 'Description of the Notes -- Assignment of Trust Assets' or under the terms of any private securities. Residential Funding Corporation, or other entity specified in the accompanying prospectus supplement, will be obligated to advance funds to mortgagors for draws made after the related cut-off date.

     A mortgaged property securing a loan and, if applicable, a contract may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. A mortgage loan secured by any junior lien or senior lien will likely not be included in the related pool, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the mortgage loan. Loans and contracts that are secured by junior liens will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the trust assets.

REVOLVING CREDIT LOANS

     The revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle, in most cases, will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of (a) the index on the day specified in the accompanying prospectus supplement, and (b) a fixed percentage, or gross margin, as specified in the related mortgage note, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Notwithstanding the foregoing, if so specified in the accompanying prospectus supplement, a revolving credit loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate, known as teaser loans, and as a result of the introductory rate, interest payments on the notes may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

     The index for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

      the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year,

      the weekly auction average investment yield of U.S. Treasury bills of six months, the daily bank prime loan rate made available by the Federal Reserve Board,

      the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,

      the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled note rate adjustment date which will be specified in the accompanying prospectus supplement, or the weekly average of secondary market note rates on six-month negotiable certificates of deposit.

     Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The mortgagor for each revolving credit loan may draw money under the related credit line agreement at any time. In most cases, the draw period will not be more than 15 years. If the draw period is less than the full term of the revolving credit loan, the related mortgagor will not be permitted to make any draw during the period from the end of the related draw period to the related maturity date, known as the repayment period. The mortgagor for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. The mortgagor for each revolving credit loan will be obligated to payoff the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw.

     Unless specified in the accompanying prospectus supplement:

      the finance charge for any billing cycle, in most cases, will be equal to interest accrued on the average daily principal balance of the revolving credit loan for the billing cycle at the related loan rate, the account balance on any day, in most cases, will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

Payments made by or on behalf of the mortgagor for each revolving credit loan, in most cases, will be the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

     A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Those variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the notes, as described in the accompanying prospectus supplement.

     The closed-end loans may provide for payment of a prepayment charge if the related mortgagor prepays the closed-end loan within a specified time period.

THE CONTRACTS

     In most cases, the contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

     The manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. As specified in the accompanying prospectus supplement, the home improvement contracts will either be unsecured or secured primarily by:

      mortgages on one- to four-family residential properties that are generally subordinate to other mortgages on the same mortgaged property, or purchase money security interests in the home improvements financed by those contracts. The contracts will be conventional contracts or contracts partially insured by the FHA under Title I.

     The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

     As specified in the accompanying prospectus supplement, the manufactured homes underlying the manufactured housing contracts will consist of manufactured homes within the meaning of Title 42 of the United States Internal Revenue Code,
Section 5402(6). Section 5402(6) defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width, forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of HUD and complies with the standards established under [this] chapter.'

     Manufactured homes and home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high LTV ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

                              TRUST ASSET PROGRAM

     The trust assets will have been purchased by the depositor, either directly or indirectly through Residential Funding Corporation from sellers. The loans will, in most cases, have been originated in accordance with the depositor's underwriting standards or alternative underwriting criteria as described under 'Underwriting Standards Applicable to the Loans' or as described in the accompanying prospectus supplement. The contracts, in most cases, will have been originated in accordance with the underwriting standards described in the accompanying prospectus supplement.

UNDERWRITING STANDARDS APPLICABLE TO THE LOANS

  General Standards

     The depositor's underwriting standards for the loans will, in most cases, conform to those published in Residential Funding Corporation's Client Guide and Servicer Guide, referred to together as the Guide, including the provisions of the Guide applicable to the depositor's home equity program or the 125 loan program, as applicable. The home equity program may include revolving credit loans and home equity loans. The 125 loan program may include home loans and home improvement contracts. The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The loans may be underwritten by Residential Funding Corporation or by a designated third party. In some circumstances, however, the loans may be underwritten only by the seller with little or no review performed by Residential Funding Corporation. See 'Underwriting Standards Applicable to the Loans -- Guide Standards' and 'Qualifications of Sellers.' Residential Funding Corporation or a designated third party may perform only sample quality assurance reviews to determine whether the loans in any pool were underwritten in accordance with applicable standards.

     The depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

     In addition, the depositor purchases loans which do not conform to the underwriting standards contained in the Guide. A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation. Residential Funding Corporation, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Corporation.

     The level of review, if any, by Residential Funding Corporation or the depositor of any loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including factors relating to the experience and status of the seller, and factors relating to the specific loan, including the original principal balance or credit limit, as applicable, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related mortgagor used in connection with the origination of the loan, as determined based on a credit scoring model acceptable to the depositor. Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level may depend on the mortgagor's Credit Score.

     The underwriting standards utilized in negotiated transactions and master commitments and the underwriting standards applicable to loans underlying private securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are, in most cases, intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the loans included in any pool, the accompanying prospectus supplement, in most cases, will not distinguish among the various underwriting standards applicable to the loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Corporation. Moreover, there can be no assurance that every loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

     The depositor, either directly or indirectly through Residential Funding Corporation, will also purchase loans from its affiliates, including GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., with underwriting standards in accordance with the Guide or as

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
otherwise agreed to by the depositor. However, in some limited circumstances, the loans may be employee or preferred customer loans for which, in accordance with the affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, or its affiliates, in limited circumstances preferential note rates may be allowed. Neither the depositor nor Residential Funding Corporation will review any affiliate's loans for conformity with the underwriting standards contained in the Guide.

  Guide Standards

     The following is a brief description of the underwriting standards under both the home equity program and the 125 loan program described in the Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the home equity program, the borrower normally must show, among other things, a minimum of two years' credit history reported on the credit report and under the 125 loan program, the borrower normally must show a minimum of three years' credit history. Under both programs, the borrower normally must show that no mortgage delinquencies, which are thirty days or greater, in the past 12 months existed. Under both programs, borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a revolving credit loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

     In most cases, the value of the mortgaged property securing each loan will be determined by either an appraisal, or if permitted by the Guide, a statistical valuation or the stated value. Appraisals may be performed by appraisers independent from or affiliated with the depositor, Residential Funding Corporation or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under both programs, each appraisal is required to be dated no more than 360 days prior to the date of origination of the loan. Depending on the original principal balance or the credit limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical valuation is obtained. However, appraisals, statistical valuations, or stated values will not establish that the mortgaged properties provide assurance of repayment of the loans. Title searches are undertaken in most cases, and title insurance is required on all loans with an original principal balance or credit limit in excess of $100,000.

     The Credit Scores for a portion of the loans underlying each series of notes will be supplied in the accompanying prospectus supplement. Credit Scores are obtained by many lenders in connection with loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a loan if the seller does not provide to Residential Funding Corporation a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from

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
approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans in general, or the specific characteristics of the related loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home if applicable, such as property taxes and hazard insurance, as well as other financial obligations, including debt service on any mortgage loan secured by a senior lien on the related mortgaged property. In most cases, the monthly payment used to qualify borrowers for a revolving credit loan will be assumed to be an amount equal to 1.00% times the applicable credit limit. In most cases, the loan rate in effect from the origination date of a revolving credit loan to the first adjustment date will be lower, and may be significantly lower, than the sum of the then applicable index and gross margin. The monthly payment used to qualify borrowers for a closed-end loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The loans, in most cases, do not, but may, provide for negative amortization. Payment of the full outstanding principal balance, if any, at maturity may depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

     The underwriting standards presented in the Guide also allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than by having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

     The underwriting standards contained in the Guide may be varied in appropriate cases, including in 'limited' or 'reduced loan documentation' mortgage loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the loan. For example, under Residential Funding Corporation's stated income limited mortgage loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the seller is still required to perform a thorough credit underwriting of the mortgage loan. Normally, in order to be eligible for a reduced loan documentation program, a mortgagor must have a good credit history, and other compensating factors, including a relatively low combined LTV ratio, or other favorable underwriting factors, must be present. The borrower's eligibility for the program may also be determined by use of a credit scoring model.

     The home equity program provides some limitations on the combined LTV ratio for the revolving credit loans and the home equity loans and restrictions on any related underlying first mortgage loan. The underwriting guidelines for the home equity program normally permit combined LTV ratios as high as 100%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted combined LTV ratio is 75%. The underwriting guidelines for the 125 loan program normally permit combined LTV ratios as high as 125%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. The underwriting guidelines for both programs also include restrictions based on the borrower's debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower's credit quality

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
will be made based on a credit scoring model approved by Residential Funding Corporation. Underwriting guidelines for both programs include minimum credit score levels that may apply depending on other factors relating to the loan. The required yields for fixed-rate closed-end loans and required gross margins for revolving credit loans purchased under the home equity program, as announced from time to time, vary based on a number of factors including combined LTV ratio, original principal balance or credit limit, documentation level, property type, and borrower debt-to-income ratio and Credit Score.

     In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding Corporation generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

QUALIFICATIONS OF SELLERS

     Except in the case of Designated Seller Transactions or as specified in the accompanying prospectus supplement, each seller, other than the Federal Deposit Insurance Corporation, or the FDIC, and investment banking firms, will have been approved by Residential Funding Corporation for participation in Residential Funding Corporation's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Corporation will consider, among other things, the financial status, including the net worth, of the seller, the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of notes, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller. Any event of this type may adversely affect the ability of any seller to repurchase the trust asset in the event of a breach of a representation or warranty which has not been cured.

     Residential Funding Corporation monitors sellers that it knows to be under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Any seller that is under control of the FDIC or insolvent may make no representations and warranties relating to trust assets sold by it. The FDIC, either in its corporate capacity or as receiver for a depository institution, may also be a seller of trust assets, in which event neither the FDIC nor the related depository institution may make representations and warranties relating to the trust assets sold, or only limited representations and warranties may be made, for example, that the related legal documents are enforceable. The FDIC may have no obligation to repurchase any trust asset for a breach of a representation and warranty.

     As specified in the accompanying prospectus supplement, the qualifications required of sellers for approval by Residential Funding Corporation as participants in its loan purchase programs may not apply to designated sellers. To the extent the designated seller fails to or is unable to repurchase the trust asset due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the noteholders or by the credit enhancement, if any.

REPRESENTATIONS RELATING TO TRUST ASSETS

     Except as described in the second preceding paragraph, each seller will have made representations and warranties to Residential Funding Corporation relating to the trust assets sold by it. However, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the indenture trustee for the benefit of the holders of the related series of notes, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

     In the case of a pool consisting of trust assets purchased by the depositor from sellers through Residential Funding Corporation, Residential Funding Corporation, except in the case of a Designated Seller Transaction or as to trust assets underlying any private securities or as specified in the accompanying prospectus supplement, will have made limited representations and warranties regarding the trust assets to the depositor at the time that they are sold to the depositor. The representations and warranties will, in most cases, include, among other things, that:

      as of the cut-off date, the information contained in a listing of the related trust assets is true and correct in all material respects;

      Residential Funding Corporation was the sole holder and owner of the trust assets free and clear of any and all liens and security interests;

      each trust asset complied in all material respects with all applicable local, state and federal laws;

      except as otherwise indicated in the accompanying prospectus supplement, no trust asset is one month or more delinquent in payment of principal and interest;

      there is no delinquent tax, or to the best of Residential Funding Corporation's knowledge, assessment lien against any mortgaged property; and

      to the best of Residential Funding Corporation's knowledge, any contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

     In the event of a breach of a representation or warranty made by Residential Funding Corporation that materially adversely affects the interests of the noteholders in a trust asset, Residential Funding Corporation will be obligated to repurchase or substitute for the affected trust asset as described below. In addition, Residential Funding Corporation will be obligated to repurchase or substitute for any trust asset secured by a lien on mortgaged property as to which it is discovered that the related mortgage is not a valid lien on the related mortgaged property having at least the priority maintained for the trust asset, as applicable, in the listing of related trust assets, subject only to:

      liens of real property taxes and assessments not yet due and payable,

      covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions,

      other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property, and if applicable, the liens of the related senior mortgage loans.

In addition, as to any trust asset as to which the depositor delivers to the indenture trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the trust asset subsequently is in default and the enforcement of that default or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Corporation will be obligated to repurchase or substitute for the trust asset, in the manner described in the second paragraph below. However, Residential Funding Corporation will not be required to repurchase or substitute for any trust asset as described above if the circumstances giving rise to the requirement also constitute fraud in the origination of the related trust asset. Furthermore, because the listing of the related trust assets, in most cases, contains information about the trust assets as of the cut-off date, prepayments and, in some limited circumstances, modifications to the note rate and principal and interest payments may have been made on one or more of the related trust assets between the cut-off date and the closing date. Residential Funding Corporation will not be required to purchase or substitute for any trust asset as a result of the prepayment or modification.

     In a Designated Seller Transaction, as specified in the accompanying prospectus supplement, the designated seller will have made specific representations and warranties regarding the trust assets to the depositor generally similar to those made in the preceding paragraph by Residential Funding Corporation.

     The depositor will assign to the owner trustee, or the special purpose entity, if applicable, all of its right, title and interest in each agreement by which it purchased a trust asset from Residential Funding Corporation or a designated seller, insofar as the agreement relates to the representations and warranties made by a designated seller or Residential Funding Corporation, as the case may be, regarding the trust asset and any remedies provided for any breach of the representations and warranties. If a designated seller or Residential Funding Corporation, as the case may be, cannot cure a breach of any representation or warranty made by it relating to a trust asset which materially and adversely affects the interests of the noteholders in the trust asset, within 90 days after notice from the master servicer, the designated seller or Residential Funding Corporation, as the case

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
may be, will be obligated to purchase the trust asset at a purchase price contained in the related agreement, which purchase price, in most cases, will be equal to the principal balance of that trust asset as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the loan rate, less the amount, expressed as a percentage per annum, payable for master servicing compensation or subservicing compensation, as applicable, and if applicable, the Excluded Spread.

     Unless specified in the accompanying prospectus supplement, as to any trust asset required to be purchased by Residential Funding Corporation as provided in the preceding paragraph, rather than purchase the trust asset, Residential Funding Corporation may, at its sole option, remove the trust asset from the trust, or from the assets underlying any private securities, if applicable, and cause the depositor to substitute in its place another trust asset of like kind. The accompanying prospectus supplement will describe the conditions of any eligible substitute loan. The related agreement may include additional requirements or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

     The master servicer will be required under the servicing agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the indenture trustee and the noteholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. However, this purchase or substitution obligation will not become an obligation of the master servicer in the event the designated seller or Residential Funding Corporation, as the case may be, fails to honor its obligation. The master servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a designated seller is unable, or disputes its obligation, to purchase affected trust assets, the master servicer, employing the standards contained in the preceding sentence, may negotiate and enter into one or more settlement agreements with the designated seller that may provide for, among other things, the purchase of only a portion of the affected trust assets or coverage of only some loss amounts. Any settlement could lead to losses on the trust assets which would be borne by the credit enhancement supporting the related series of notes, and to the extent not available, by the noteholders of the series. Furthermore, if applicable, the master servicer may pursue foreclosure, or similar remedies, concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase of a designated seller arising from any misrepresentation by the designated seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related trust asset. If the designated seller fails to repurchase and no breach of either the depositor's or Residential Funding Corporation's representations has occurred, the designated seller's purchase obligation will not become an obligation of the depositor or Residential Funding Corporation. In most cases, the foregoing obligations will constitute the sole remedies available to noteholders or the indenture trustee for a breach of any representation by a designated seller or by Residential Funding Corporation in its capacity as a seller of trust assets to the depositor, or for any other event giving rise to the obligations as described in this paragraph.

     Neither the depositor nor the master servicer will be obligated to purchase a trust asset if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out its obligations relating to trust assets. The default by a designated seller is not a default by the depositor or by the master servicer. Any trust asset not so purchased or substituted for shall remain in the related trust and any losses related to that trust asset shall be allocated to the related credit enhancement, and to the extent not available to the related notes.

     However, if any designated seller requests Residential Funding Corporation's consent to transfer subservicing rights for any related trust assets to a successor servicer, Residential Funding Corporation may release the designated seller from liability under its representations and warranties described in the second preceding paragraph, upon the assumption of the successor servicer of the designated seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor servicer assumes the designated seller's liability will be assigned to the owner trustee, or the special purpose entity, if applicable, and the successor servicer will be deemed to be the designated seller for purposes of the foregoing provisions.

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
SUBSERVICING

     In most cases, the servicing for each trust asset will either be retained by the seller, or its designee approved by the master servicer, as subservicer, or will be released by the seller to the master servicer and will be subsequently transferred to a subservicer approved by the master servicer, and in either case will then be serviced by the subservicer under a subservicing agreement between the master servicer and the subservicer. The master servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified sellers and which may include GMAC Mortgage Corporation or its affiliates. While the subservicing agreement will be a contract solely between the master servicer and the subservicer, the servicing agreement applicable to any series of notes will provide that, if for any reason the master servicer for the series of notes is no longer the master servicer of the related trust assets, any successor master servicer must recognize the subservicer's rights and obligations under the subservicing agreement. For further information relating to subservicing see 'Servicing of Trust
Assets -- Subservicing' in this prospectus.

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
                            DESCRIPTION OF THE NOTES

     The notes will be issued in series. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. Each indenture and trust agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under 'The Agreements' as well as other pertinent information included elsewhere in this prospectus, and subject to the accompanying prospectus supplement, do not describe all terms of the notes but reflect the material provisions relating to the notes common to each agreement.

     Each series of notes may consist of a single class of notes or any combination of the following:

      two or more classes of notes, of which one or more classes of notes may be senior in right of payment to any class or classes of notes, and as to which some classes of senior, or subordinate notes may be senior to other classes of senior, or subordinate, notes, as described in the accompanying prospectus supplement;

      one or more classes of mezzanine notes which are subordinate notes but which are senior to other classes of subordinate notes as to distributions or losses;

      one or more classes of notes which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions, known as a strip note;

      two or more classes of notes which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, including 'planned amortization classes' and 'targeted amortization classes' and 'very accurately defined maturity classes', or on the basis of collections from designated portions of the pool, which series may include one or more classes of notes for which accrued interest will not be distributed but rather will be added to the principal balance of those classes of notes on the payment date specified in the accompanying prospectus supplement; or

      other types of classes of notes, as described in the accompanying prospectus supplement.

     Credit support for each series of notes will be provided by a financial guaranty insurance policy, derivative products, special hazard insurance policy, bankruptcy bond, letter of credit, reserve fund, surety bond, by the subordination of one or more classes of notes, overcollateralization or other credit enhancement as described under 'Description of Credit Enhancement,' or by any combination of the foregoing.

FORM OF NOTES

     As specified in the accompanying prospectus supplement, the notes of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the notes will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the note registrar who is appointed under the related agreement to register the notes. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term noteholder as used in this prospectus refers to the entity whose name appears on the records of the note registrar or, if applicable, a transfer agent, as the registered holder of a note.

     If issued in book-entry form, the classes of a series of notes will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Cedelbank, societe anonyme, or Cedel, or the Euroclear System in Europe known as Euroclear. Noteholders may hold book-entry notes directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. Any class of book-entry notes will list DTC's nominee as the record holder. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

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
     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not participants but clear through or maintain a custodial relationship with participants, known as indirect participants, have indirect access to DTC's clearance system.

     Unless specified in the accompanying prospectus supplement, no beneficial owner of book-entry notes will be entitled to receive a note representing that interest in registered, certificated form, unless either:

      DTC ceases to act as depository for that note and a successor depository is not obtained, or the indenture trustee elects in its sole discretion to discontinue the registration of the notes through DTC.

Prior to any of these events, beneficial owners will not be recognized by the indenture trustee or the master servicer as holders of the related notes for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their notes only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry notes may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry notes will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry notes to persons or entities that are not participants in the DTC system, or to otherwise act as to the notes, may be limited because of the lack of physical certificates evidencing the notes and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Cedel or Euroclear participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Cedel or Euroclear, will be credited during subsequent securities settlement processing day, immediately following the DTC settlement date, which must be a business day for Cedel or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a DTC participant, other than the depositary for Cedel or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Cedel, as a professional depository, holds securities for its participants and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation referred to as the clearance cooperative. All operations are conducted by the Euroclear

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
operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policy for Euroclear on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments relating to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Payments on the book-entry notes will be forwarded by the indenture trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments on their notes. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry notes under the related agreement only at the direction of one or more participants to whose account the book-entry notes are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions regarding any action of noteholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the indenture trustee, the owner trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry notes, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF THE TRUST ASSETS

     At the time of issuance of a series of notes, the depositor will cause the trust assets and any other assets being included in the related trust to be assigned without recourse to the owner trustee or its nominee, which may be the custodian, on behalf of the related trust, together with, unless specified in the accompanying prospectus supplement, all principal and interest received on the trust assets after the cut-off date, other than principal and interest due on or before the cut-off date and any Excluded Spread. The owner trustee will, concurrently with that assignment, grant a security interest in the related trust to the indenture trustee to secure the notes. Each trust asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things, information as to the principal balance of each trust asset as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the combined LTV ratio at origination or modification.

     If so specified in the accompanying prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., referred to together as MERS, assignments of the mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. known as the MERS'r' System. As to trust assets registered through the MERS'r' System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

     The depositor will, as to each trust asset other than trust assets underlying any private securities, deliver to an entity specified in the accompanying prospectus supplement, which may be the indenture trustee, a custodian or another entity appointed by the indenture trustee, the legal documents relating to those trust assets that are in possession of the depositor. The legal documents may include, as applicable, depending upon whether that trust asset is secured by a lien on mortgaged property:

      the mortgage note and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the owner trustee or the indenture trustee or a nominee;

      the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

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
      an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS'r' System or, as to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements;

      if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at those times described in the related agreement; and

      if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so specified in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the documents if those documents are missing from the files of the party from whom the revolving credit loans, home equity loans and contracts were purchased.

     In the event that, as to any revolving credit loan, home equity loan or contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording on that mortgage or assignment concurrently with the execution and delivery of the related trust agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the indenture trustee, the custodian or another entity appointed by the indenture trustee a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the indenture trustee or the custodian the mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related subservicer.

     As to any Puerto Rico trust assets, the mortgages for those trust assets either secure a specific obligation for the benefit of a specified person, referred to as Direct Puerto Rico Mortgage or secure an instrument transferable by endorsement, referred to as Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     Assignments of the loans and contracts secured by a lien on mortgaged property will be recorded in the appropriate public recording office, except for mortgages held under the MERS'r' System or in states where, in the opinion of counsel acceptable to the indenture trustee or owner trustee, the recording is not required to protect the indenture trustee's or owner trustee's interests in the loans and contracts against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans or contracts, or except as otherwise specified in the accompanying prospectus supplement.

     Under some circumstances, as to any series of notes, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of notes secured by private securities, the depositor may have the right to repurchase loans and/or contracts from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

REVIEW OF TRUST ASSETS

     The indenture trustee will be authorized to appoint one or more custodians under a custodial agreement to maintain possession of and review documents relating to the trust assets as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee. The identity of the custodian, if any, will be described in the accompanying prospectus supplement.

     The indenture trustee or the custodian will hold those documents in trust for the benefit of the securityholders and, normally will review those documents within 90 days after receipt. If any document is found to be defective in any material respect, the indenture trustee or the custodian shall notify the master servicer and the depositor, and the master servicer, the depositor or the indenture trustee shall notify Residential Funding Corporation or the designated seller. If Residential Funding Corporation or, in a Designated Seller Transaction, the designated seller cannot cure the defect within the period specified in the accompanying prospectus supplement after notice of the defect is given to Residential Funding Corporation or, if applicable,

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
the designated seller, Residential Funding Corporation or, if applicable, the designated seller is required to, within the period specified in the accompanying prospectus supplement, either repurchase the related trust asset or any property acquired for it from the indenture trustee, or if permitted substitute for the trust asset a new trust asset in accordance with the standards described in this prospectus. The master servicer will be obligated to enforce this obligation of Residential Funding Corporation or the designated seller to the extent described above under 'Trust Asset
Program -- Representations Relating to Trust Assets,' but that obligation is subject to the provisions described under 'Servicing of Trust
Assets -- Realization Upon Defaulted Loans.' There can be no assurance that the applicable designated seller will fulfill its obligation to purchase any trust asset as described in the second preceding sentence. In most cases, neither Residential Funding Corporation, the master servicer nor the depositor will be obligated to purchase or substitute for that trust asset if the designated seller defaults on its obligation to do so. The obligation to repurchase or substitute for a trust asset constitutes the sole remedy available to the noteholders or the indenture trustee for a material defect in a constituent document. Any trust asset not so purchased or substituted for shall remain in the related trust.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the servicing agreement. Upon a breach of any of these representations of the master servicer which materially adversely affects the interests of the securityholders in a trust asset, the master servicer will be obligated either to cure the breach in all material respects or to purchase the trust asset at its purchase price, less unreimbursed Advances, if applicable, made by the master servicer in connection with the trust asset or, as specified in the accompanying prospectus supplement, to substitute for that trust asset an eligible substitute loan in accordance with the provisions for that substitution described above under 'Trust Asset Program -- Representations Relating to Trust Assets.' This purchase obligation will constitute the sole remedy available to noteholders or the indenture trustee for a breach of this type of representation by the master servicer. Any trust asset not so purchased or substituted for shall remain in the related trust.

EXCESS SPREAD AND EXCLUDED SPREAD

     The depositor, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due on the related trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive in connection with the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread or will be excluded from the assets transferred to the related trust, referred to as the Excluded Spread. The interest portion of a Realized Loss or extraordinary loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the noteholders entitled to payments of interest as provided in the applicable agreement.

PAYMENTS ON TRUST ASSETS; DEPOSITS TO PAYMENT ACCOUNT

     Each subservicer servicing a trust asset under a subservicing agreement will establish and maintain a Subservicing Account which materially meets the requirements described in the Guide from time to time or is approved by Residential Funding Corporation. A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it relating to the trust assets, less its servicing or other compensation.

     As specified in the subservicing agreement, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account for trust assets that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the accompanying prospectus supplement, the subservicer may also be required to Advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, in the case of simple interest mortgage loans, less its servicing or other compensation, on any trust asset for which payment was not received from the mortgagor.

     The master servicer will deposit or will cause to be deposited into a Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as described in the related agreement, which, in most cases, will include the following:

      payments on account of principal on the trust assets comprising a trust;

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
      payments on account of interest on the trust assets comprising that trust, net of the portion of each payment of interest retained by the subservicer, if any, as its servicing or other compensation;

      Liquidation Proceeds, including all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of that insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

      proceeds of any trust asset in the trust purchased, or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Corporation, any subservicer or seller or any other person under the terms of the related agreement. See 'Trust Asset Program -- Representations Relating to Trust Assets,' and ' -- Assignment of Trust Assets;'

      any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in the fourth paragraph below; and

      any amounts required to be transferred from the Payment Account to the Custodial Account.

     In addition to the Custodial Account, the master servicer will establish and maintain, in the name of the indenture trustee for the benefit of the holders of each series of notes, a Payment Account for the disbursement of payments on the trust assets evidenced by each series of notes. Both the Custodial Account and the Payment Account must be either:

      maintained with a depository institution whose debt obligations at the time of any deposit to the account are rated by any rating agency that rated any notes of the related series not less than a specified level comparable to the rating category of the notes, an account or accounts the deposits in which are fully insured to the limits established by the FDIC. Any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the noteholders have a claim as to the funds in those accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which those accounts are maintained, in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet various rating criteria, in the case of the Payment Account, a trust account or accounts maintained with the indenture trustee, or any other account or accounts acceptable to any applicable rating agency.

The collateral that is eligible to secure amounts in that Eligible Account is limited to Permitted Investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related agreement.

     On the day described in the accompanying prospectus supplement, the master servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid from that account to noteholders on the payment date, except as otherwise provided in the accompanying prospectus supplement. The master servicer or the indenture trustee will also deposit or cause to be deposited into the Payment
Account:

      any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under 'Credit Enhancement' in this prospectus, or any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the trust assets as described under 'Description of the Notes -- Hazard Insurance and Related Claims' in this prospectus, any payments received on any private securities included in the trust and any other amounts as described in the related agreement.

     The portion of any payment received by the master servicer for a trust asset that is allocable to Excess Spread or Excluded Spread, as applicable, will, in most cases, be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of notes and will be paid as provided in the related agreement.

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
     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next payment date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the payment date. In most cases, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The master servicer may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related agreement, which, in most cases, will include the following:

      to make deposits to the Payment Account in the amounts and in the manner provided in the related agreement and described above under ' -- Payments on Trust Assets; Deposits to Payment Account' or in the accompanying prospectus supplement;

      to reimburse itself or any subservicer for any Servicing Advances as to any mortgaged property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the trust asset for which those Servicing Advances were made;

      to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each trust asset;

      to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest for partial prepayments on the trust assets, and, if so provided in the servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

      to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the seller all amounts received in connection with each trust asset purchased, repurchased or removed under the terms of the related agreement and not required to be paid as of the date on which the related purchase price is determined;

      to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each trust asset, including any trust asset as to which title to the underlying mortgaged property was acquired;

      to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any designated seller;

      to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;

      to withdraw any amount deposited in the Custodial Account that was not required to be deposited in that Custodial Account;

      to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;

      to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

      to clear the Custodial Account of amounts relating to the corresponding trust assets in connection with the termination of the trust.

PAYMENTS

     On each payment date, payments of principal and/or interest, as applicable, on each class of notes entitled to those payments will be made from amounts on deposit in the Payment Account by the indenture trustee, the

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
master servicer acting on behalf of the indenture trustee or a paying agent appointed by the indenture trustee or the issuer. Payments will be made to the persons who are registered as the holders of those notes at the close of business on the day prior to each payment date or, if the notes are no longer book-entry, to the persons in whose names the notes are registered at the close of business on the last business day of the preceding month, referred to as the record date. Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a noteholder at a bank or other entity having appropriate facilities for that form of payment, if that noteholder has so notified the indenture trustee, the master servicer or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the note register. The final payment in redemption of the notes will be made only upon presentation and surrender of the notes at the office or agency of the indenture trustee specified in the notice to noteholders. Payments will be made to each noteholder in accordance with the holder's percentage interest in a particular class. The percentage interest represented by a note of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the note by the aggregate initial amount or notional balance of all the notes of the related class. In addition, amounts remaining in the Payment Account on each payment date after payments on the notes will be applied for the purposes described in the agreements, as described in the accompanying prospectus supplement, including distributions on the related certificates. Any amounts so distributed on the certificates will be released from the lien of the indenture.

  Principal and Interest on the Notes

     The method of determining, and the amount of, payments of principal and interest or, where applicable, of principal only or interest only, on a particular series of notes will be described in the accompanying prospectus supplement. Payments of interest on each class of notes will be made prior to payments of principal on those notes. Each class of notes, other than some classes of strip notes, may have a different specified note rate, which may be a fixed, variable or adjustable note rate, or any combination of two or more note rates. The accompanying prospectus supplement will specify the note rate or rates for each class, or the initial note rate or rates and the method for determining the note rate or rates. As specified in the accompanying prospectus supplement, interest on the notes will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

     On each payment date for a series of notes, the indenture trustee or the master servicer on behalf of the indenture trustee will pay or cause the paying agent to pay, as the case may be, principal and interest to each holder of record on the record date of a class of notes.

     In the case of a series of notes which includes two or more classes of notes, the timing, sequential order, priority of payment or amount of payments of principal, and any schedule or formula or other provisions applicable to the determination thereof shall be as described in the accompanying prospectus supplement. Payments of principal of any class of notes will be made on a pro rata basis among all of the notes of that class unless otherwise described in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the trust assets, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If so specified in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the trust assets otherwise available for payment to the notes are reinvested in additional balances or additional trust assets or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

     On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be paid to noteholders on the succeeding payment date. Prior to the close of business on the business day succeeding each determination date, the master servicer will furnish a statement to the indenture trustee setting forth, among other things, the amount to be paid on the next succeeding payment date.

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
FUNDING ACCOUNT

     The trust agreement or other agreement may provide for the transfer by the sellers of additional trust assets to the related trust after the closing date. Those additional trust assets will be required to conform to the requirements provided in the related agreement or other agreement providing for the transfer. As specified in the accompanying prospectus supplement, the transfer may be funded by the establishment of a funding account. If a funding account is established, all or a portion of the proceeds of the sale of one or more classes of notes of the related series or a portion of collections on the trust assets relating to principal will be deposited in the funding account to be released as additional trust assets are transferred. As specified in the accompanying prospectus supplement, a funding account will be required to be maintained as an Eligible Account, all amounts in that funding account will be required to be invested in Permitted Investments and the amount held in that account shall at no time exceed 25% of the aggregate outstanding principal balance of the notes. As specified in the accompanying prospectus supplement, the related agreement or other agreement providing for the transfer of additional trust assets will provide that all the transfers must be made within 9 months, as to amounts representing proceeds of the sale of the securities, or 12 months, as to amounts representing all or a portion of principal collections on the trust assets, after the closing date, and that amounts set aside to fund those transfers, whether in a funding account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO NOTEHOLDERS

     On each payment date, the master servicer will forward or cause to be forwarded to each noteholder of record a statement or statements relating to the related trust listing the information described in the related agreement. Except as otherwise provided in the related agreement, that information will include the following, as applicable:

      the aggregate amount of interest collections and principal collections;

      the amount, if any, of the payment allocable to principal;

      the amount, if any, of the payment allocable to interest, and the amount, of any shortfall in the amount of interest and principal;

      the aggregate unpaid principal balance of the trust assets after giving effect to the payment of principal on the payment date;

      the outstanding principal balance or notional amount of each class of notes after giving effect to the payment of principal on the payment date;

      based on the most recent reports furnished by subservicers, the number of trust assets in the related pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure, and the aggregate principal balances of these groups of trust assets;

      the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

      the balance of the reserve fund, if any, at the close of business on the payment date;

      the amount of credit enhancement remaining or credit enhancement payments made to cover default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

      if applicable, any limited amounts available under the applicable credit support to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses, as of the close of business on the applicable payment date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

      in the case of notes benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date;

      the aggregate amount of draws;

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
      for any series of notes as to which the trust includes private securities, additional information as required under the related agreement; and

      the FHA insurance amount.

     Each amount listed under the first and second clauses above will be expressed as a dollar amount per single note. As to a particular class of notes, a single note, in most cases, will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the notes of a class, except as otherwise provided in the related agreement. In addition to the information described above, reports to noteholders will contain other information as is listed in the applicable agreement, which may include, without limitation, reimbursements to subservicers and the master servicer and losses borne by the related trust.

     In addition, to the extent described in the related agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each holder of record of a class of notes at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first and second clauses listed above for the calendar year or, in the event that person was a holder of record of a class of notes during a portion of the calendar year, for the applicable portion of the year.

HAZARD INSURANCE AND RELATED CLAIMS

     Unless specified in the accompanying prospectus supplement, each loan and contract that is secured by a lien on a mortgaged property, in each case, other than a Cooperative Loan, will be required to be covered by a hazard insurance policy, as described in the next paragraph. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the notes. The insurance is subject to underwriting and approval of individual trust assets by the respective insurers. The descriptions of any insurance policies described in this prospectus or any prospectus supplement and the coverage under those insurance policies do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

     In most cases, the servicing agreement will require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of:

      the maximum insurable value of the mortgaged property, or

      the outstanding balance of the related loan or contract plus the outstanding balance on any mortgage loan senior to that loan or contract except that, if generally available, that coverage must not be less than the minimum amount required under the terms of that loan or contract to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

     As described in the preceding paragraph, all amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, will be deposited initially in the Custodial Account and ultimately in the Payment Account. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those trust assets. If that blanket policy contains a deductible clause, the master servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the loans and contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

                       DESCRIPTION OF CREDIT ENHANCEMENT

     As described in the accompanying prospectus supplement, the credit support provided for each series of notes will include one or more of the following:

      subordination provided by the related certificates, and by any other class of subordinated securities related to a series of notes;

      overcollateralization;

      a reserve fund;

      a financial guaranty insurance policy;

      derivatives products;

      a letter of credit;

      mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement; or

      in another form as may be described in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, the contracts may be partially insured by the FHA under Title I.

     As to each series of notes, each element of the credit support will cover losses or shortfalls incurred on the trust assets, or losses or shortfalls allocated to or borne by the notes, as and to the extent described in the accompanying prospectus supplement and at the times as described in that prospectus supplement. If so provided in the accompanying prospectus supplement, any element of the credit support may not be subject to limitations relating to the specific type of loss or shortfall incurred as to any trust asset. Alternatively, if so provided in the accompanying prospectus supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described in this section. Each component may have a dollar limit and will, in most cases, provide coverage for Realized Losses that are, as applicable:

      a Defaulted Mortgage Loss;

      a Special Hazard Loss as described in the accompanying prospectus supplement;

      a Bankruptcy Loss; and

      a Fraud Loss.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, noteholders will bear their allocable share of deficiencies. In particular, if so provided in the accompanying prospectus supplement, Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of notes is exhausted or unavailable for any reason, the noteholders will bear all further risks of loss not otherwise insured against.

     For any defaulted trust asset that is finally liquidated, the Realized Loss, if any as described in the related agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of expenses allocable to the trust, towards interest and principal owing on the trust asset. As to a trust asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of that reduction will be treated as a Realized Loss.

     Each prospectus supplement will include a description of:

      the amount payable under the credit enhancement arrangement, if any, provided for a series;

      any conditions to payment thereunder not otherwise described in this prospectus;

      the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      the material provisions of any agreement relating to the credit support.

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
     Additionally, the accompanying prospectus supplement will describe information about the issuer of any third-party credit enhancement, referred to as a credit enhancer. As to any series of notes, the related agreements may be modified from the descriptions in this prospectus to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the notes. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of notes.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the accompanying prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of notes. The insurer of the financial guaranty insurance policy will be described in the accompanying prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

     Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable notes that an amount equal to the full amount of payments due to these holders will be received by the indenture trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTER OF CREDIT

     If any component of credit enhancement as to any series of notes is to be provided by a letter of credit, a letter of credit bank will deliver to the indenture trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the trust assets. The letter of credit bank, the amount available under the letter of credit as to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each payment date, the letter of credit bank will be required to make payments after notification from the indenture trustee, to be deposited in the related Payment Account relating to the coverage provided by that letter of credit.

SUBORDINATION

     For each series of notes, the related certificates will be subordinate to those notes as described in the prospectus supplement. A senior/subordinate series of notes will consist of one or more classes of senior notes and one or more classes of subordinate securities, as described in the accompanying prospectus supplement. For any senior/subordinate series, the total amount available for payment on each payment date, as well as the method for allocating the available amount among the various classes of notes included in the series, will be described in the accompanying prospectus supplement. In most cases, for any senior/subordinate series the amount available for payment will be allocated first to interest on the senior notes of the series, and then to principal of the senior notes up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities of the series.

     Realized Losses will be allocated to the subordinate securities of the related series in the order specified in the accompanying prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior notes. If the series includes more than one class of notes, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior notes in proportion to their respective outstanding principal balances or as otherwise described in the accompanying prospectus supplement. The respective amounts of specified types of losses, including Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be limited to an amount described in the accompanying prospectus supplement. In this case, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of notes. In most cases, any allocation of a Realized Loss to a note will be made by reducing the outstanding principal balance of that note as of the payment date following the calendar month in which the Realized Loss was incurred.

     To the extent provided in the accompanying prospectus supplement, amounts otherwise payable on any payment date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under 'Description of Credit Enhancement -- Reserve Funds' in the accompanying prospectus supplement.

     For any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION

     If so specified in the accompanying prospectus supplement, interest collections on the trust assets may exceed interest payments on the securities for the related payment date, referred to as excess interest. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent excess interest is applied as principal payments on the notes, the effect will be to reduce the principal balance of the notes relative to the outstanding balance of the trust assets, creating overcollateralization and additional protection to the noteholders, as specified in the accompanying prospectus supplement.

RESERVE FUNDS

     If so specified in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement and related agreement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related securities, from the Excess Spread, Excluded Spread or otherwise. A reserve fund for a series of notes which is funded over time by depositing in that reserve fund a portion of the interest payment on each trust asset may be referred to as a spread account in the accompanying prospectus supplement and related agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread, Excluded Spread or other cash flows attributable to the related trust assets or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. For any series of notes as to which credit enhancement includes a letter of credit, if so specified in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the indenture trustee and deposited in a reserve fund.

     Amounts in a reserve fund may be paid to noteholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. In most cases, that reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of notes if described in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide limited protection against only specific types of losses and shortfalls. Following each payment date amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement and will not be available for further application to the notes.

     The indenture trustee will have a perfected security interest for the benefit of the noteholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the noteholders. These delays could adversely affect the yield to investors on the related notes.

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
     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to that reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of notes, the indenture trustee or master servicer, as specified in the related agreement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreements, unless coverage under that credit enhancement has been exhausted through payment of claims or otherwise, or substitution for that credit enhancement is made, or as otherwise described under ' -- Reduction or Substitution of Credit Enhancement.' The master servicer, on behalf of itself, the indenture trustee and noteholders, will provide the indenture trustee information required for the indenture trustee to draw any applicable credit enhancement.

     The master servicer or any other entity specified in the accompanying prospectus supplement will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the related insurer ceases to be a Qualified Insurer because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the master servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the original policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the notes associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the noteholders.

     For trust assets secured by a lien on mortgaged property, if any property securing a defaulted trust asset is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

      that restoration will increase the proceeds to one or more classes of noteholders on liquidation of that trust asset after reimbursement of the master servicer for its expenses, and that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted trust asset and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with that restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided for any series of notes and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the noteholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of notes will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related notes may be downgraded to a corresponding level, and, unless specified in the accompanying prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the notes. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of notes is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to those assets. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

                OTHER FINANCIAL OBLIGATIONS RELATED TO THE NOTES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of noteholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

     Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the notes of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of trust assets and some classes of notes of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable noteholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related notes. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable noteholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the noteholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the notes to which that obligation relate.

                   DESCRIPTION OF FHA INSURANCE UNDER TITLE I

     Some of the contracts contained in a trust may be Title I loans which are insured under the Title I Program as described in this section and in the accompanying prospectus supplement. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in those Title I lender's FHA reserve, as described in this section and in the accompanying prospectus supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. While FHA Regulations permit the Secretary of the Department of

Housing and Urban Development, or HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

     Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

     Subject to the limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of:

      the net unpaid principal amount and the uncollected interest earned to the date of default,

      interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum, uncollected court costs,

      title examination costs,

      fees for required inspections by the lenders or its agents, up to $75, and origination fees up to a maximum of 5% of the loan amount.

However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

     Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Title I Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount as specified in the accompanying prospectus supplement.

     Under the Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

      the amount of FHA insurance claims approved for payment related to those loans, and the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance.

This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

     In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

     Following a default on a home improvement contract partially insured by the FHA, the master servicer, either directly or through a subsidiary, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a contract in default and submitting a claim to FHA, the master servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or other entity as specified in the accompanying prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.

                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on May 5, 1995. The depositor was organized for the purpose of acquiring first or junior lien home equity mortgage loans, home improvement contracts, home loans, manufactured housing contracts and mortgage securities and issuing securities backed by these mortgage loans, contracts and mortgage securities. The depositor anticipates that it will in many cases have acquired trust assets indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The notes do not represent an interest in or an obligation of the depositor. The depositor's only obligations relating to a series of notes will be limited to specific representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

     The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

     If specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Administrator for a series of notes.

     Residential Funding Corporation, either directly or through affiliates, buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding

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
Corporation conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and Texas. At December 31, 1998, Residential Funding Corporation was master servicing a first lien loan portfolio of approximately $55.0 billion and a second lien loan portfolio of approximately $2.9 billion.

     Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which information is available on the portfolio of loans for which it acts as master servicer, including loans that were originated under its modified loan purchase criteria, will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced as to any particular series of certificates.

                           SERVICING OF TRUST ASSETS

     The master servicer will be required to service and administer the trust assets in a manner consistent with the terms of the servicing agreement entered into by the master servicer with the depositor, an affiliate of the depositor or other applicable entity and the Guide relating to the loans or to a Designated Seller Transaction, as specified in the accompanying prospectus supplement.

     As to any series of notes secured by private securities, the applicable procedures for servicing of the related loans, home improvement contracts and manufactured housing contracts will be described in the accompanying prospectus supplement.

SUBSERVICING

     In connection with any series of securities the master servicer may enter into one or more subservicing agreements. See 'Trust Asset
Program -- Subservicing.' Each subservicer generally will be required to perform the customary functions of a servicer, including but not limited to:

      collection of payments from mortgagors and remittance of those collections to the master servicer;

      maintenance of escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by the mortgagor under the trust asset, if applicable;

      processing of assumptions or substitution, although, as specified in the accompanying prospectus supplement, the master servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

      attempting to cure delinquencies;

      supervising foreclosures;

      inspection and management of mortgaged properties under various circumstances; and

      maintaining accounting records relating to the trust assets.

The subservicer may be required to make Advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the securityholders. A subservicer also may be obligated to make Advances to the master servicer for various taxes and insurance premiums not paid on a timely basis by mortgagors. In addition, the subservicer is required to advance funds to cover any draws made on a revolving credit loan subject to reimbursement by the entity specified in the accompanying prospectus supplement. No assurance can be given that the subservicers will carry out their Advance or payment obligations relating to the trust assets.

     Unless specified in the accompanying prospectus supplement, a subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Corporation's loan purchase programs, but only with the approval of the master servicer.

     Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy for its employees and other persons acting on its behalf or on behalf of the master servicer.

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
     Each subservicer will be required to service each trust asset under the terms of the subservicing agreement for the entire term of that trust asset, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. Subject to applicable law, the master servicer may have the right to terminate a subservicing agreement immediately upon giving notice upon specified events, including the violation of that subservicing agreement by the subservicer, or up to ninety days' notice to the subservicer without cause upon payment of specified amounts described in the subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related trust assets or enter into one or more new subservicing agreements. The master servicer may agree with a subservicer to amend a subservicing agreement. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described above which are in effect in the original subservicing agreements.

     The master servicer may either assume the primary servicing responsibility from the related subservicer, and may perform all collections, loss mitigation and other servicing functions relating to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted for any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer will have the option to allow a credit limit increase applicable to any revolving credit loan in limited circumstances. The master servicer will have an unlimited ability to obtain increases provided that the following conditions are met:

      a new appraisal is obtained,

      the new combined LTV ratio is less than or equal to the original combined LTV ratio,

      verbal verification of employment is obtained, and

      the payment history of the related borrower is within the underwriting parameters as specified in the Guide.

If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer will have the option to allow a credit limit increase for any revolving credit loan, provided that the combined LTV ratio of the revolving credit loan following the credit limit increase will be limited to 100% and at no time shall the aggregate principal balance of those revolving credit loans exceed 10% of the current pool balance. However, for revolving credit loans with original combined LTV ratios in excess of 80%, the combined LTV ratio resulting from that credit limit increase must be less than or equal to the original combined LTV ratio and at no time shall the aggregate principal balance of the revolving credit loans exceed 5% of the current pool balance.

     The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the trust assets and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow collection procedures which shall be normal and usual in its general mortgage servicing activities relating to mortgage loans comparable to the trust assets. Consistent with the foregoing, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a trust asset or extend the due dates for payments due on a trust asset, provided that the insurance coverage for that trust asset or any coverage provided by any alternative credit enhancement will not be adversely affected by that waiver or extension. For any series of notes as to which the trust includes private securities, the master servicer's servicing and administration obligations will be governed by the terms of those private securities.

     The master servicer, in its discretion, may, or may allow a subservicer to, extend relief to mortgagors whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases, up to three months, to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor of delinquent amounts within six months from the date of execution of the plan. Other types of forbearance generally require master servicer approval. Neither indulgence nor forbearance as to a trust asset will affect the note rate or rates used in calculating payments to securityholders. See 'Description of the Notes -- Payments.'

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
     In instances in which a trust asset is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related noteholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the trust asset were liquidated would be taken into account. Modifications may have the effect of reducing the loan rate or extending the final maturity date of the trust asset. Any modified trust asset may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related notes.

     In any case in which property subject to a trust asset is being conveyed by the mortgagor, the master servicer, directly or through a subservicer, shall, in most cases, be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of that trust asset under any due-on-sale clause applicable to that trust asset, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person will become liable under the mortgage note subject to specified conditions. The original mortgagor may be released from liability on a trust asset if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the likelihood of full and timely collections on the related trust asset. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise described in the accompanying prospectus supplement. See 'Certain Legal Aspects of Trust Assets and Related Matters -- Enforceability of Certain Provisions' in this prospectus. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related trust asset, that the approval will not adversely affect the security for, and the timely and full collectability of, the related trust asset. Any fee collected by the master servicer or the subservicer for processing that request will be retained by the master servicer or subservicer as additional servicing compensation.

     The master servicer is required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the servicing agreement. The master servicer may be subject to restrictions under the servicing agreement for the refinancing of a lien senior to a loan or a contract secured by a lien on the related mortgaged property.

SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

     The servicing agreement for a series of notes may name a Special Servicer, which will be responsible for the servicing of some delinquent trust assets. The Special Servicer may have discretion to extend relief to some mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a repayment plan providing for repayment of arrearages by that mortgagor, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance generally may require the approval of the master servicer or subservicer, as applicable.

     In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate notes or of a class of securities representing interests in one or more classes of subordinate notes. Under the terms of these agreements, the holder may, as to some delinquent trust assets:

      instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to

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
      noteholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

      instruct the master servicer to purchase those trust assets from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell those trust assets to that holder, in which case any subsequent loss on those trust assets will not be allocated to the noteholders;

      become, or designate a third party to become, a subservicer for the trust assets so long as (a) the master servicer has the right to transfer the subservicing rights and obligations of those trust assets to another subservicer at any time or (b) that holder or its servicing designee is required to service the trust assets according to the master servicer's servicing guidelines; or

      the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

REALIZATION UPON DEFAULTED LOANS

     For a loan or a contract secured by a lien on a mortgaged property in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property or as to that trust asset, write off the principal balance of the trust asset as a bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or modification as described above, or take an unsecured note. Realization on other defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. In connection with that decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan or a contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that trust asset are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that that trust asset will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the indenture trustee or to its nominee on behalf of noteholders. Notwithstanding any acquisition of title and cancellation of the related trust asset, the REO Loan or contract secured by a lien on a mortgaged property will be considered for most purposes to be an outstanding trust asset held in the trust until such time as the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received in connection with that Liquidated Loan. To the extent provided in the related agreement and related servicing agreement, any income, net of expenses and other than gains described in the following two paragraphs, received by the subservicer or the master servicer on that mortgaged property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to noteholders.

     For a loan or a contract secured by a lien on a mortgaged property in default, the master servicer may pursue foreclosure, or similar remedies, subject to any senior lien positions and other restrictions pertaining to junior loans as described under 'Certain Legal Aspects of Trust Assets and Related Matters -- Foreclosure on Loans and Certain Contracts' concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, that trust asset will be removed from the related trust. The master servicer may elect to treat a defaulted trust asset as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. Any additional liquidation expenses relating to that trust asset incurred after that initial liquidation will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise payable to the related noteholders, or may be offset by any subsequent recovery related to that trust asset. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be paid to noteholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with that defaulted trust asset.

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
     For some series of notes, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage under that credit enhancement, that a defaulted trust asset or REO Loan will be removed from the trust prior to the final liquidation of that trust asset or REO Loan. In addition, the master servicer will generally have the option to purchase from the trust any defaulted trust asset after a specified period of delinquency. If a defaulted trust asset or REO Loan is not so removed from the trust, then, upon the final liquidation that trust asset or REO Loan, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the noteholders will bear that loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the trust assets, see 'Description of Credit Enhancement' and 'Description of the Securities -- Hazard Insurance and Related Claims.'

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of notes will be equal to the percentage per annum described in the accompanying prospectus supplement. As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the accompanying prospectus supplement, which may vary under some circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable trust asset which is over and above the note rate specified at the time the depositor or Residential Funding Corporation, as the case may be, committed to purchase the trust asset. See 'Trust Asset Program -- Subservicing.' Subservicers will be required to pay to the master servicer an amount equal to one month's interest, net of its servicing or other compensation, on the amount of any partial Principal Prepayment. As specified in the accompanying prospectus supplement, the master servicer will retain those amounts to the extent collected from subservicers. The master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Payment Account, as specified in the accompanying prospectus supplement, or in a Subservicing Account, as the case may be. In addition, some duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to reasonable compensation for those duties from the trust.

     The master servicer or, if specified in the related agreement, the indenture trustee on behalf of the applicable trust, will pay or cause to be paid various ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the servicing agreement. This includes, without limitation, payment of any fee or other amount payable for credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of the indenture trustee, the owner trustee, any custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and designated sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and designated sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of noteholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

     Each servicing agreement will provide for delivery, on or before a specified date in each year, to the indenture trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards described in the audit guide for audits of non-supervised mortgagees approved by the HUD for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Federal Home Loan Mortgage Corporation, each referred to as an Audit Guide, throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each

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
known default and the nature and status of that default. The statement may be provided as a single form making the required statements as to more than one servicing agreement.

     Each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements, including the related servicing agreement, was conducted substantially in compliance with the minimum servicing standards described in the related Audit Guide, to the extent that procedures in that Audit Guide are applicable to the servicing obligations described in those agreements, except for those significant exceptions or errors in records that shall be reported in that statement. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above, rendered within one year of that statement, of firms of independent public accountants for those subservicers which also have been the subject of that examination.

     Copies of the annual statement of an officer of the master servicer may be obtained by noteholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to noteholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The servicing agreement for each series of notes will provide that the master servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the indenture trustee or a successor servicer has assumed the master servicer's obligations and duties under the servicing agreement.

     Each servicing agreement will also provide that, except as described in this paragraph, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the noteholders for any action taken or for refraining from the taking of any action in good faith under the servicing agreement, or for errors in judgment. However, each servicing agreement will provide that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under that servicing agreement. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust, or the special purpose entity, if applicable, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the related series of notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under that servicing agreement or by reason of reckless disregard of obligations and duties under that servicing agreement. In addition, each servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable for the servicing agreement and the rights and duties of the parties to that servicing agreement and the interests of the noteholders under that servicing agreement. In that event, the legal expenses and costs of an action and any liability resulting from that action will be expenses, costs and liabilities of the trust, or the special purpose entity, if applicable, and the master servicer or the depositor, as the case may be will be entitled to be reimbursed for that action out of funds otherwise payable to noteholders.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the servicing agreement, provided that the person meets the requirements described in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a

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
servicing agreement to any person reasonably satisfactory to the depositor and the indenture trustee and meeting the requirements described in the related servicing agreement. In the case of an assignment, the master servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

                                 THE AGREEMENTS

     The following summaries describe provisions of the trust agreement, the indenture and servicing agreement relating to a series of notes. The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of those agreements relating to a series of notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

  Servicing Agreement

     A servicing default under the servicing agreement for a series of securities, in most cases, will include:

      any failure by the master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer is the paying agent, to pay to the holders of any class of securities of a series any required payment which continues unremedied for five business days after the giving of written notice of that failure to the master servicer by the indenture trustee or the issuer, or the majority holder of the ownership interest in the trust or the credit enhancer, if applicable;

      any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement relating to a series of securities which continues unremedied for 45 days after the giving of written notice of failure to the master servicer by the indenture trustee or the issuer, or the majority holder of the ownership interest in the trust or the credit enhancer, if applicable;

      events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations; and

      any other servicing default as described in the servicing agreement.

A default under the terms of any servicing agreement relating to any private securities included in any trust will not constitute an event of default under the related trust agreement or indenture.

     So long as a servicing default remains unremedied, either the depositor or the indenture trustee may, except as otherwise provided for in the related agreement as to the special purpose entity or the credit enhancer, if applicable, by written notification to the master servicer and to the issuer or the indenture trustee or trust, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as securityholder and other than the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer is entitled to withdraw from the Custodial Account. The indenture trustee will succeed to all responsibilities, duties and liabilities of the master servicer under that servicing agreement, other than the obligation to purchase trust assets under some circumstances, and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement unless otherwise described in the servicing agreement. Pending any appointment, the indenture trustee is obligated to act in that capacity. The indenture trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

  Indenture

     An event of default under the indenture for each series of notes, in most cases, will include:

      a default for five days or more in the payment of any principal of or interest on any note of the series;

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
      failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

      any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith as to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

      some events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

      any other event of default provided for notes of that series.

     If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the indenture trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the indenture trustee, with the consent of the credit enhancer, if applicable, may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

      the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

      the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     If so specified in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

     In most cases, no securityholder will have any right under a trust agreement or indenture to institute any proceeding in connection with the agreement unless:

      the holder previously has given to the indenture trustee written notice of default and the continuance of that default,

      the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee thereunder and (2) have offered to the indenture trustee reasonable indemnity,

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
      the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the agreement, unless the securityholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

AMENDMENT

     In most cases, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement as to credit enhancer, without the consent of the related noteholders to:

      cure any ambiguity;

      correct or supplement any provision in that agreement which may be inconsistent with any other provision in that agreement or to correct any error;

      change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related payment date, (b) that change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) that change may not adversely affect the then-current rating of any rated securities, as evidenced by a letter from each applicable rating agency, unless specified in the accompanying prospectus supplement;

      make any other provisions for matters or questions arising under that agreement which are not materially inconsistent with the provisions of that agreement, so long as that action will not adversely affect in any material respect the interests of any securityholder; or

      amend any provision that is not material to holders of any class of related notes.

     In most cases, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement as to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the related securityholders, except that no amendment may:

      reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be paid on a security of any class without the consent of the holder of the security, impair the right of any securityholder to institute suit for the enforcement of the provisions of the agreements, or reduce the percentage of securities of any class the holders of which are required to consent to any amendment unless the holders of all securities of that class have consented to the change in the percentage.

TERMINATION; REDEMPTION OF NOTES

  Trust Agreement

     The primary obligations created by the trust agreement for each series of securities, other than some limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued under the related indenture, of all amounts held by the master servicer and required to be paid to those securityholders following the earlier of:

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
      the final payment or other liquidation or disposition, or any related Advance, of the last trust asset subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any trust asset; and

      the purchase by the master servicer or the depositor from the trust, or from the special purpose entity, if applicable, for a series of all remaining trust assets and all property acquired relating to the trust assets.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets.

  Indenture

     The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed under the indenture.

THE OWNER TRUSTEE

     The owner trustee under the trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

THE INDENTURE TRUSTEE

     The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

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
                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a note will depend on the price paid by the holder for the note, the note rate on that note entitled to payments of interest, the rate, timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the trust assets, the rate and timing of draws, if applicable, and the allocation of principal payments to reduce the principal balance of the note, or notional amount thereof, if applicable.

     The amount of interest payments on a trust asset made monthly to holders of a class of notes entitled to payments of interest will be calculated on the basis of that class' specified percentage of each those payments of interest, or accrual in the case of accrual notes, and will be expressed as a fixed, adjustable or variable note rate payable on the outstanding principal balance or notional amount of that note, or any combination of those note rates, calculated as described in this prospectus and in the accompanying prospectus supplement. See 'Description of the Notes -- Payments.' Holders of strip notes or a class of notes having a note rate that varies based on the weighted average loan rate of the underlying trust assets will be affected by disproportionate prepayments and repurchases of trust assets having higher Net Loan Rates or rates applicable to the strip notes, as applicable.

     The effective yield to maturity to each holder of notes entitled to payments of interest will be below that otherwise produced by the applicable note rate and purchase price of the note to the extent that interest accrues on each trust asset during the calendar month or a period preceding a payment date instead of through the day immediately preceding the payment date.

     A class of notes may be entitled to payments of interest at a variable or adjustable note rate, or any combination of those note rates, as specified in the accompanying prospectus supplement. A variable note rate may be calculated based on the weighted average of the Net Loan Rates, which are equal to the loan rate less servicing fees and any Excess Spread or Excluded Spread, or balances of that weighted average for the month preceding the payment date, by reference to an index or otherwise. The aggregate payments of interest on a class of notes, and the yield to maturity on a class of notes, will be affected by the rate of payment of principal on the notes, or the rate of reduction in the notional amount of notes entitled to payments of interest only. The yield on the notes will also be affected by liquidations of trust assets following mortgagor defaults and by purchases of trust assets in the event of breaches of representations made as to those trust assets. See 'Trust Asset Program -- Representations Relating to Trust Assets' and 'Description of the
Notes -- Assignment of Trust Assets.' In addition, if the index used to determine the note rate for the notes is different than the index applicable to the loan rates, the yield on the notes will be sensitive to changes in the index related to the note rate and the yield on the notes may be reduced by application of a cap on the note rate based on the weighted average of the Net Loan Rates or other formulas as may be described in the accompanying prospectus supplement.

     In most cases, if a note is purchased at a premium over its face amount and payments of principal on that note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a note is purchased at a discount from its face amount and payments of principal on that note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If strip notes are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the trust assets, net of draws, if applicable, will negatively affect the total return to investors in any of those notes. The yield on a class of strip notes that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related trust assets because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the trust assets, net of draws, if applicable, may result in the failure of those holders to recoup their original investment. If strip notes are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the trust assets, net of draws, if applicable, could negatively affect the anticipated yield on those strip notes. In addition, the total return to investors of notes evidencing a right to payments of interest at a rate that is based on the weighted average Net Loan Rate of the trust assets from time to time will be adversely affected by principal payments on trust assets with loan rates higher than the weighted average loan rate on the trust assets. In most cases, mortgage loans with higher loan rates or gross margins are likely to prepay at a faster rate than mortgage loans with lower loan rates or gross margins. In addition, the yield to maturity on other types of classes of notes, including accrual notes, notes with a note rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of notes,

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
may be relatively more sensitive to the rate of principal payments on the related trust assets, net of draws if applicable, than other classes of notes.

     The outstanding principal balances of manufactured housing contracts, home equity loans, revolving credit loans, home improvement loans and home improvement contracts are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

     The timing of changes in the rate of principal payments on a note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a payment of principal on a note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.

     The rate and timing of defaults on the trust assets will also affect the rate and timing of principal payments on the trust assets and thus the yield on the related notes. There can be no assurance as to the rate of losses or delinquencies on any of the trust assets, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the trust assets that are not covered by the applicable credit enhancement, holders of notes of the series evidencing interests in the related pool, or other classes of the series, will bear all risk of those losses resulting from default by mortgagors. Even where the applicable credit enhancement covers all losses incurred on the trust assets, the effect of losses may be to increase prepayment experience on the trust assets, thus reducing average weighted life and affecting yield to maturity.

     For some trust assets, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, mortgagors are, in most cases, qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any trust asset may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the loan rate.

     Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Those revolving credit loans pose a greater risk of default than fully-amortizing revolving credit loans, because the mortgagor's ability to make such a substantial payment at maturity will generally depend on the mortgagor's ability to obtain refinancing of those revolving credit loans or to sell the mortgaged property prior to the maturity of the revolving credit loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the mortgagor's personal economic circumstances, the mortgagor's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. nor any of their affiliates will be obligated to refinance or repurchase any trust asset or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

     For any loans and any contracts secured by junior mortgages, any inability of the mortgagor to pay off the balance of those junior mortgages may also affect the ability of the mortgagor to obtain refinancing at any time of any related senior mortgage loan, preventing a potential improvement in the mortgagor's circumstances. Furthermore, if so specified in the accompanying prospectus supplement, under the servicing agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior loan or contract, as applicable.

     In addition to the mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the mortgagor's housing needs, the mortgagor's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the trust assets or draws on the revolving credit loans. There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end loans may provide for a prepayment charge. The prospectus supplement will specify whether trust assets may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts or manufactured housing contracts, but generally expects that prepayments on home improvement contracts will be higher than other trust assets due to the possibility of increased property value resulting from the home improvement and greater refinance options. The depositor generally expects that prepayments on manufactured housing contracts will be lower than on other trust assets because manufactured housing contracts may have less refinance options. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

     The yield to maturity of the notes of any series, or the rate and timing of principal payments or draws, if applicable, on the related trust assets, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the trust assets were originated. For example, the revolving credit loans may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new draws. Furthermore, the trust assets may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, notes backed by trust assets with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     The yield to maturity of the notes of any series, or the rate and timing of principal payments on the trust assets or draws on the related revolving credit loans and corresponding payments on the notes, will also be affected by the specific terms and conditions applicable to the notes. For example, if the index used to determine the note rates for a series of notes is different from the index applicable to the loan rates of the underlying trust assets, the yield on the notes may be reduced by application of a cap on the note rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the notes, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the notes if so provided in the prospectus supplement. For any series of notes backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the notes. The yield to maturity of the notes of any series, or the rate and timing of principal payments on the trust assets may also be affected by the risks associated with other trust assets.

     As a result of the payment terms of the revolving credit loans or of the note provisions relating to future draws, there may be no principal payments on those notes in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of notes may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the notes.

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
     Revolving credit loans, in most cases, will, and closed-end loans and contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of that trust asset upon sale or various transfers by the mortgagor of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the master servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Adjustable rate loans and contracts may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay that trust asset and, in the reasonable judgment of the master servicer or the related subservicer, the security for that trust asset would not be impaired by the assumption. The extent to which trust assets are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of notes. See 'Servicing of Trust Assets -- Collection and Other Servicing Procedures' and 'Certain Legal Aspects of the Trust Assets and Related Matters -- Enforceability of Certain Provisions' for a description of provisions of the servicing agreement and other legal developments that may affect the prepayment experience on the trust assets.

     In addition, some private securities included in a pool may be backed by underlying trust assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related notes will, to an extent, depend on the interest rates on those underlying trust assets.

     A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the master servicer, including an affiliate of the master servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decreased documentation from the borrower. Those programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of trust assets, including defaulted trust assets, under which creditworthy borrowers assume the outstanding indebtedness of those trust assets which may be removed from the related pool. As a result of these programs, as to the pool underlying any trust:

      the rate of Principal Prepayments of the trust assets in the pool may be higher than would otherwise be the case,

      the average credit or collateral quality of the trust assets remaining in the pool may decline, and weighted average interest rate on the trust assets that remain in the trust may be lower, thus reducing the rate of prepayments on the trust assets in the future.

In addition, a subservicer may allow the refinancing of a trust asset by accepting prepayments on that trust asset and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of that refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related trust assets.

     If the applicable agreement for a series of notes provides for a funding account or other means of funding the transfer of additional trust assets to the related trust, as described under 'Description of the Notes -- Funding Account' in this prospectus, and the trust is unable to acquire those additional trust assets within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of notes of those series. In addition, if the trust for a series of notes includes additional balances and the rate at which those additional balances are generated decreases, the rate and timing of principal payments on the notes will be affected and the weighted average life of the notes will vary accordingly. The rate at which additional balances are generated may be affected by a variety of factors.

     Although the loan rates on revolving credit loans will and some other trust assets may be subject to periodic adjustments, those adjustments, in most cases:

      will not increase those loan rates over a fixed maximum rate during the life of any trust asset, and

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
      will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

As a result, the loan rates on the trust assets in any pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans, lines of credit, home improvement loans or manufactured housing contracts and accordingly the rate of principal payments and draws, if applicable, may be lower or higher than would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current loan rates on trust assets that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the trust assets or draws on the revolving credit loans during any period or over the life of any series of notes.

     For any index used in determining the note rates for a series of notes or loan rates of the underlying trust assets, a number of factors affect the performance of that index and may cause that index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to noteholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the trust assets, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

     Under some circumstances, the master servicer, the depositor or, if specified in the accompanying prospectus supplement, another person may have the option to purchase the trust assets in a trust, thus resulting in the early retirement of the related notes. See 'The Agreements -- Termination; Redemption of Notes.'

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
         CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS AND RELATED MATTERS

     The following discussion contains summaries of legal aspects of the trust assets that are general in nature. Because these legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the trust assets may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in 'Description of FHA Insurance' in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the revolving credit loans, home equity loans, home loans, home improvement contracts and manufactured housing contracts.

TRUST ASSETS SECURED BY MORTGAGES ON MORTGAGED PROPERTY

     The loans will and, if applicable, contracts, in each case other than Cooperative Loans, may be secured by either deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to in this prospectus as 'mortgages.' Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those contracts and grant a security interest in the related manufactured homes to secure repayment of the loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances become subject to real estate title and recording laws. See
' -- Manufactured Housing Contracts' in this section. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and mostly on the order of recordation of the mortgage in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary. At origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, in most cases, with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in some deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of notes, the loans and contracts may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by a Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary

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
leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of related financing statements, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is, in most cases, subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the revolving credit loans and the home equity loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender, in most cases, takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under ' -- Foreclosure on Shares of Cooperatives,' upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See
' -- Foreclosure on Shares of Cooperatives.'

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
TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder,' as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code as to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS

     Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will be required under the related agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the indenture trustee may not have a first priority perfected security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

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
     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the indenture trustee, on behalf of the securityholders. In most cases, neither the depositor, the master servicer nor the indenture trustee will amend the certificates of title, or file UCC-3 statements, to identify the indenture trustee, on behalf of the securityholders, as the new secured party, and neither the depositor nor the master servicer will deliver the certificates of title to the indenture trustee or note thereon the interest of the indenture trustee. Accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home might not be held to be effective or the security interest may not be perfected. In the absence of the notation or delivery to the indenture trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the depositor or seller or a trustee in bankruptcy of the depositor or seller.

     In the absence of fraud, forgery, permanent affixation of the manufactured home to its site, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the indenture trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the manufactured home. There also exists a risk in not identifying the indenture trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the indenture trustee could be released.

     In the event that the owner of a manufactured home moves the house to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the master servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the master servicer will be obligated to take steps, at the master servicer's expense, necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a prior perfected security interest in the manufactured home. The depositor will obtain the representation of the seller that it has no knowledge of any liens on any manufactured home securing a manufactured housing contract. However, these liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the indenture trustee or noteholders in the event this type of lien arises.

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
FORECLOSURE ON LOANS AND CERTAIN CONTRACTS

     Although a deed of trust or deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure deed is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

     In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of notes. See 'Description of Credit Enhancement.'

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the

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
senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, for those trust assets which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are in most cases payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are typically payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See 'Risk Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties' and 'Servicing of Trust Assets -- Realization Upon Defaulted Loans' in this prospectus.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary 'civil action' filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the loan and/or contract and may increase the amount of the loss.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement, in most cases, permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under that proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     In most cases, the recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and its accrued and unpaid interest.

     In most cases, recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, that is, the borrower, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     Foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
' -- Anti-Deficiency Legislation and Other Limitations on Lenders.'

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default, typically 30 days to bring the account current, before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor will generally be governed by the UCC, except in Louisiana. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in some small particulars, the general repossession procedure established by the UCC is as follows:

      Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help, which is peaceable retaking without court order, voluntary repossession or through

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
      judicial process, which is repossession under court-issued order. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of any lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already constructed, in order to avoid the cost of removing the structure. However, in cases where the home is not moved, expenses for site rentals will usually be incurred.

      Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. This disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

      Sale proceeds will be applied first to repossession expenses, including expenses incurred in repossessing, storing, preparing for sale, refurbishing and selling costs, and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit those judgments. The deficiency judgment is a personal judgment against the debtor for the deficiency. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In this event, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home, in most cases, has very little capital or income available following repossession, a deficiency judgment is generally not sought or, if obtained, will be settled at a significant discount in light of the defaulting owner's limited financial condition.

     Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process, repossession proceedings which must be initiated through the courts but which involve minimal court supervision, or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale without court supervision is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

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
RIGHTS OF REDEMPTION

     In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a loan and a contract secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies as to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency

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
judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     Some tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights as to a defaulted revolving credit loan, home equity loan or a contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, among other things, the provisions of CERCLA relating to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in

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
management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of notes. Moreover, some federal statutes and some states by statute impose an Environmental Lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs. All subsequent liens on that property usually are subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations prior to the origination of the secured contracts. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to noteholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation 'Z', the Equal Credit Opportunity Act, Regulation 'B', the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans discussed in the fifth preceding paragraph.

     Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the accompanying prospectus supplement, under the related agreement, late charges will be retained by the master servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to noteholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

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
     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission, or the FTC Rule has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under that contract.

     Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the indenture trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting any claim or defense, and if the seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the seller to repurchase the manufactured housing contract because of a breach of its seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer any losses suffered by the seller for which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The loans and, as applicable, contracts typically contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or the Garn-St Germain Act, subject to some exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also describes nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related trust assets and the number of trust assets which may be outstanding until maturity.

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations relating to contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates,

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
may increase the likelihood of refinancing or other early retirements of the revolving credit loans, home equity loans and/or contracts.

     In foreclosure actions, courts have imposed general equitable principles. These equitable principles are, in most cases, designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or grantee under a deed to secure debt, or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

TRANSFER OF MANUFACTURED HOMES

     In most cases, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer to which consent has not been given. Unless otherwise provided in the accompanying prospectus supplement, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding for a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related contract, the master servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to some exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause relating to some manufactured homes.

THE HOME IMPROVEMENT CONTRACTS

  General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are 'chattel paper' or constitute 'purchase money security interests' each as defined in the UCC. Those home improvement contracts are referred to in this section as 'contracts'. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the indenture trustee or a designated custodian or may retain possession of the contracts as custodian for the indenture trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the indenture trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the indenture trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the indenture trustee's interest in the contracts could be defeated.

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  Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

  Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, 'self-help' repossession that is 'peaceful', that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Consumer Protection Laws

     The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the indenture trustee against the obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions,

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among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure of the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

  Installment Contracts

     The trust assets may also consist of installment sales contracts. Under an installment contract the seller, referred to in this section as the 'lender', retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the 'borrower', for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is in most cases responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans, including cooperative loans originated by some lenders after March 31, 1980. A similar federal statute

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was in effect for mortgage loans made during the first three months of 1980. The
OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the accompanying prospectus supplement.

     In most cases, each seller of a loan and a contract will have represented that the loan or contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

      state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described under ' -- Consumer Protection Laws' and 'Consumer Protection Laws with Respect to Manufactured Housing Contracts,' the holder of any contract secured by a manufactured home for which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related contract and may be unable to collect amounts still due under the contract. The successful assertion of this type of claim constitutes a breach of a representation or warranty of the seller, and the related trust fund would suffer a loss only to the extent that:

      the seller breached its obligation to repurchase the contract in the event an obligor is successful in asserting this type of claim, and

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      the seller, the depositor or the indenture trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the noteholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's loan and some contracts, including a mortgagor who was in reserve status and is called to active duty after origination of the loan and some contracts, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related loan and related contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on some of the loans and contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans and contracts, would result in a reduction of the amounts payable to the holders of the related notes, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of notes. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three-month period after the period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any loan and contract which goes into default, there may be delays in payment and losses on the related notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans and contracts resulting from similar legislation or regulations may result in delays in payments or losses to noteholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, or the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

      its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the noteholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage,

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including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to:

      pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust,

      to provide and maintain fire insurance on the property,

      to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest

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on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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
                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus. This discussion has been prepared with the advice of Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP and Stroock & Stroock & Lavan, each as counsel to the depositor. This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose 'functional currency' is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (a) is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions, and (b) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See 'State and Other Tax Consequences.' Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

     Upon the issuance of the notes, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Internal Revenue Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Internal Revenue Code section 7701(i). The following discussion is based in part upon the rules governing original issue discount that are described in Internal Revenue Code sections 1271-1273 and 1275 and in the Treasury regulations issued under these sections, referred to as the OID Regulations. The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a 'noteholder' or a 'holder' are to the beneficial owner of a note.

  Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Internal Revenue Code section 856(c)(3)(B).

  Original Issue Discount

     The notes are not expected to be considered issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note.

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     The original issue discount, if any, on a note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than 'qualified stated interest.' 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that typically does not operate in a manner that accelerates or defers interest payments on the note.

     In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

     Some classes of the notes may provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period', as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (a) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (b) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' for a description of the election under the OID Regulations.

     If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

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     As to each 'accrual period,' that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

     A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

      the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus the daily portions of original issue discount for all days during the accrual period prior to that day, less any principal payments made during the accrual period relating to the note.

  Market Discount

     A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Internal Revenue Code section 1276 the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include current market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See ' -- Premium.' Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

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
     However, market discount for a note will be considered to be de minimis for purposes of Internal Revenue Code section 1276 if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount.'

     Internal Revenue Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to the Internal Revenue Code section 1276, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (a) on the basis of a constant yield method, or (b) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

     To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Internal Revenue Code section 1277 a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

  Premium

     If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See ' -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Internal Revenue Code section 171.

  Realized Losses

     Under Internal Revenue Code section 166 both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses

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
sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more Realized Losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Internal Revenue Code until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

  Sales of Notes

     If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of Internal Revenue Code section 1221.

     Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under ' -- Market Discount' and ' -- Premium.'

     A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate,' which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the 'backup withholding tax' under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The issuer will report to the holders and to the IRS for each calendar year the amount of any 'reportable payments' during that year and the amount of tax withheld, if any, relating to payments on the notes.

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
  Tax Treatment of Foreign Investors

     Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (b) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

  New Withholding Regulations

     The Treasury Department has issued new regulations referred to as the New Withholding Regulations, which make modifications to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.


                             ERISA Considerations

     Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which those ERISA plans are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code. Such plans, together with plans subject to ERISA, are referred to as ERISA plans.

     Some employee benefit plans,  including  governmental  plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA plan's investment be made in accordance with the documents governing the ERISA plan,
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of ERISA plans and Parties in Interest who have specified relationships to the ERISA plans, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available for any transaction of this sort.



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
ERISA PLAN ASSET REGULATIONS

     An investment of the assets of an ERISA plan in notes may cause the underlying trust assets and other assets included in the trust to be deemed 'plan assets' of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, or the DOL Regulations, defining the term 'plan assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the DOL Regulations, generally, when an ERISA plan acquires an 'equity interest' in another entity, including a trust, the underlying assets of that entity may be considered to be ERISA plan assets unless some exceptions apply. Exceptions contained in the DOL Regulations provide that a ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

      the entity is an operating company;

      the equity investment made by the ERISA plan is either a 'publicly-offered security' that is 'widely held', both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

      Benefit Plan Investors do not own 25% or more in value of any class of equity interests issued by the entity.

For this purpose, the term 'Benefit Plan Investors' include ERISA plans, as well as any 'employee benefit plan,' as defined in Section 3(3) or ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in
Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity. The DOL Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.'

     Because of the factual nature of some of the rules governing the applicability of the above-described exceptions under the DOL Regulations, ERISA plans or persons investing ERISA plan assets should not acquire any note which may be deemed in the respective prospectus supplement to have 'substantial equity features' in reliance upon the availability of any exception. For purposes of this section 'ERISA Considerations,' the term 'plan assets' or 'assets of a Plan' has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of some entities in which a ERISA plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any subservicer, any Administrator, the indenture trustee, the owner trustee, the obligor under any credit enhancement mechanism or some affiliates of those entities to be considered or become Parties in Interest as to an investing ERISA plan, or of an ERISA plan holding an interest in an investing entity. If so, the acquisition or holding of notes by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. Notes acquired by an ERISA plan may be assets of that ERISA plan. Under the DOL Regulations, the trust, including the trust assets and the other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires notes. Special caution should be exercised before ERISA plan assets are used to acquire a note in those circumstances, especially if, as to the assets, the depositor, the master servicer, any subservicer, any Administrator, the indenture trustee, the owner trustee, the obligor under any credit enhancement mechanism or an affiliate of those entities either (1) has investment discretion as to the investment of ERISA plan assets or (2) has authority or responsibility to give, or regularly gives, investment advice regarding ERISA plan assets for a fee under an agreement or understanding that any advice will serve as a primary basis for investment decisions as to the ERISA plan assets.

     Any person who has discretionary authority or control as to the management or disposition of ERISA plan assets and any person who provides investment advice as to the ERISA plan assets for a fee, in the manner described above, is a fiduciary of the investing ERISA plan. If the trust assets or other assets in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control over those ERISA plan assets may be deemed to be an ERISA plan 'fiduciary,' and thus subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code regarding any investing ERISA plan. Therefore, if the trust assets and other assets included in a

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
trust were to constitute ERISA plan assets, then the acquisition or holding of notes by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS

     An ERISA plan fiduciary or other ERISA plan assets investor should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Internal Revenue Code, including Prohibited Transaction Class Exemption (PTCE) 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a 'qualified professional asset manager;' PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an 'in-house asset manager.' The respective prospectus supplement may contain additional information regarding the application of PTCE 95-60 or other DOL class exemptions for the notes offered by this prospectus.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides some exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997, but the 401(c) Regulations have not been issued as of the date of this prospectus. The 401(c) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of an ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets, unless (a) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or
(b) an action is brought by the Secretary of Labor for some breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to an ERISA plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the notes should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the notes after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM ERISA PLANS INVESTING IN NOTES WITH 'SUBSTANTIAL EQUITY FEATURES'

     If the accompanying prospectus supplement provides that any of the notes being issued have 'substantial equity features' within the meaning of the DOL Regulations, transfers of the notes to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using the assets of any ERISA plan to effect the acquisition will not be registered by the indenture trustee unless the transferee provides the depositor, the indenture trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the indenture trustee and the master servicer, which opinion will not be at the expense of the depositor, the indenture trustee or the master servicer, that the purchase of the notes by or on behalf of the ERISA plan is permissible under applicable law and will not subject the depositor, the indenture trustee or the master servicer to any obligation in addition to those undertaken in the trust agreement. In lieu of the opinion of counsel, the transferee may provide a certification of facts substantially to the effect that
(x) the purchase of

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
notes by or on behalf of the ERISA plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the indenture trustee or the master servicer to any obligation in addition to those undertaken in the trust agreement, and (y) the following statements are correct:

      the transferee is an insurance company,

      the source of funds used to purchase the notes is an 'insurance company general account,' as the term is defined in PTCE 95-60, and the conditions described in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the notes.

TAX EXEMPT INVESTORS

     A Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income,' or UBTI, within the meaning of Section 512 of the Internal Revenue Code.

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply for any particular ERISA plan that acquires the notes or, even if all the conditions specified in the DOL exemption were satisfied, that the exemption would apply to transactions involving the trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the notes.

     Before purchasing a note in reliance on any DOL exemption or Section 401(c) of ERISA, a fiduciary of an ERISA plan or other ERISA plan asset investor should itself confirm that all of the specific and general conditions described in the exemption or Section 401(c) of ERISA would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a note on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

     Each class of notes offered by this prospectus and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. As specified in the accompanying prospectus supplement, each class of notes will evidence an interest in trust assets primarily secured by second or more junior liens, and therefore will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the notes constitute legal investments for them.

     All depository institutions considering an investment in the notes should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, some investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in some types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying.'

     There may be other restrictions on the ability of some investors either to purchase some classes of notes or to purchase any class of notes representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of

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
notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of notes will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the trust assets underlying the notes or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the notes from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing note rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The notes offered by this prospectus and by the accompanying prospectus supplements will be offered in series through one or more of the methods described in the following paragraph. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of two or more of the following methods:

      by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      by placements by the depositor with institutional investors through dealers; and

      by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of notes may be offered in whole or in part to the seller of the related trust assets and other assets, if applicable, that would comprise the pool securing the notes.

     If underwriters are used in a sale of any notes, other than in connection with an underwriting on a best efforts basis, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of notes will be described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the notes, underwriters may receive compensation from the depositor or from purchasers of the notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the notes may be deemed to be underwriters in connection with the notes, and any discounts or commissions received by them from the depositor and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of notes will provide that the obligations of the underwriters will be subject to some conditions precedent, that the underwriters will be obligated to purchase all of the notes if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against some civil liabilities, including liabilities under the Securities Act, or will contribute to distribution required to be made for these liabilities.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of notes of that series.

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     The depositor anticipates that the notes offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be 'underwriters' within the meaning of the Securities Act, in connection with reoffers and sales by them of notes. Holders of notes should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Specific legal matters, including a number of federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York, by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Stroock & Stroock & Lavan, New York, New York, as specified in the prospectus supplement.

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made by this prospectus. The notes do not represent an interest in or an obligation of the depositor. The depositor's only obligations as to a series of notes will be to repurchase trust assets upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

                             REPORTS TO NOTEHOLDERS

     Monthly reports which contain information concerning the trust for a series of notes will be sent by or on behalf of the master servicer or the indenture trustee to each holder of record of the notes of the related series. See 'Description of the Notes -- Reports to Noteholders.' Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission those periodic reports relating to the trust for a series of notes as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to 'incorporate by reference' the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the notes. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the notes will automatically update and supersede this information.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of notes, upon written or oral request of that person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

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                                    GLOSSARY

     1998 POLICY STATEMENT -- The revised supervisory statement listing the guidelines for investments in 'high risk mortgage securities,' and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the OTS with an effective date of May 26, 1998.

     401(C) REGULATIONS -- The proposed regulations of the DOL published on December 22, 1997, under Section 401(c) of ERISA.

     ADMINISTRATOR -- In addition to or in lieu of the master servicer for a series of notes, the related prospectus supplement may identify an administrator for the trust. The administrator may be an affiliate of the depositor or the master servicer.

     ADVANCE -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest at the applicable pass-through rate which were delinquent as of the close of business on the business day preceding the determination date on the mortgage loans.

     BALLOON AMOUNT -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS -- Fixed rate loans having original or modified terms to maturity of 5 or 7 years in most cases, with level monthly payments of principal and interest based on a 30-year amortization schedule.

     BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be borne solely by the subordinate securities of the related series.

     BANKRUPTCY LOSSES -- A Realized Loss attributable to actions which may be taken by a bankruptcy court in connection with a loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     COMPENSATING INTEREST -- As to any loan that prepaid in full during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

     COOPERATIVE -- As to a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS -- Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES -- A promissory note relating to a Cooperative Loan.

     CREDIT SCORES -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT -- The custodial account or accounts created and maintained by the master servicer in the name of a depository institution, as custodian for the holders of the securities, for the holders of other interests in loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. That account or accounts shall be an Eligible Account.

     DEFAULTED MORTGAGE LOSSES -- A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DESIGNATED SELLER TRANSACTION -- A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE -- As to any Puerto Rico loan, a mortgage to secure a specific obligation for the benefit of a specified person.

     ELIGIBLE ACCOUNT -- An account acceptable to the applicable rating agency.

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     ENDORSABLE PUERTO RICO MORTGAGE -- As to any Puerto Rico loan, a mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXCESS SPREAD -- A portion of interest due on the loans or securities transferred as part of the assets of the related trust.

     EXCLUDED SPREAD -- A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

     EXTRAORDINARY LOSSES -- Realized Losses occasioned by war, civil insurrection, various governmental actions, nuclear reaction and other similar risks.

     FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be borne solely by the subordinate securities of the related series.

     FRAUD LOSSES -- A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

     HIGH COST LOANS -- Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     INSURANCE PROCEEDS -- Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

     LIQUIDATED LOAN -- A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS -- Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     NET LOAN RATE -- As to a loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

     PARTIES IN INTEREST -- As to an ERISA plan, persons who have specified relationships to the ERISA plan, either 'parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Internal Revenue Code.

     PAYMENT ACCOUNT -- An account established and maintained by the master servicer in the name of the indenture trustee for the benefit of the holders of each series of notes, for the disbursement of payments on the loans evidenced by each series of notes.

     PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related agreement.

     PRINCIPAL PREPAYMENTS -- Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER -- As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS -- As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     REO LOAN -- A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

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     SERVICING ADVANCES -- Amounts advanced on any loan to cover taxes, insurance premiums or similar expenses.

     SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the subordinate securities of the related series.

     SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to:

      direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

     The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

     SPECIAL SERVICER -- A special servicer named pursuant to the servicing agreement for a series of notes, which will be responsible for the servicing of delinquent loans.

     STATED PRINCIPAL BALANCE -- As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any notes on or before that date.

     SUBSERVICING ACCOUNT -- An account established and maintained by a subservicer which meets the requirements described in the Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.


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
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                  $374,816,000
                            HOME LOAN-BACKED NOTES,
                                SERIES 1999-HI8
                             PROSPECTUS SUPPLEMENT
BEAR, STEARNS & CO. INC.              RESIDENTIAL FUNDING SECURITIES CORPORATION
                            PAINEWEBBER INCORPORATED
                                  UNDERWRITERS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED IN THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriter of the notes offered hereby and with respect to its unsold allotment or subscription. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until February 16, 2000.